File No. 333-70602
                                                     Filed Under Rule 424 (b)(3)



  |  PROFILE AND PROSPECTUS FOR ING ROLLOVER CHOICE/SM/
  |
  |  Deferred Combination Variable and Fixed Annuity Contract, Dcember 31, 2001
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  |      [ING VARIABLE ANNUITIES
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  |       ING ROLLOVER CHOICE/SM/ PROFILE AND PROSPECTUS
  |       appears down the left margin]
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  |  Golden American Life Insurance Company
  |  Separate Account B of Golden Life Insurance Company
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  |                                              ING  [Lion logo appears here]

ING  VARIABLE  ANNUITIES



GOLDEN AMERICAN LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

--------------------------------------------------------------------------------
                                   PROFILE OF

              RETIREMENT SOLUTIONS -- ING ROLLOVER CHOICE/SM/
                                VARIABLE ANNUITY

            DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CONTRACT

                                DECEMBER 31, 2001
      -------------------------------------------------------------------
      This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The
      Contract is more fully described in the full prospectus which accompanies this Profile. Please read the prospectus carefully.
      -------------------------------------------------------------------
--------------------------------------------------------------------------------

1.   THE ANNUITY CONTRACT

The Contract offered in this prospectus is a deferred combination variable and fixed annuity contract between you and Golden American Life Insurance Company. The Contract provides a means for you to invest on a tax-deferred basis in (i) one or more of the mutual fund investment portfolios through our Separate Account B and/or (ii) in a fixed account of Golden American with guaranteed interest periods. The investment portfolios are listed on page 4. We currently offer guaranteed interest periods of 6 months, 1, 3, 5, 7 and 10 years in the fixed account. We set the interest rates in the fixed account (which will never be less than 3%) periodically. We may credit a different interest rate for each interest period. The interest you earn in the fixed account as well as your principal is guaranteed by Golden American as long as you do not take your money out before the maturity date for the applicable interest period. If you withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you take out. Generally, the investment portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. You may not make any money, and you can even lose the money you invest in the investment portfolios.

The Contract offers a choice of death benefit options. You may choose from three option packages which determine your death benefit and annual free withdrawal amount. Your choice of option package will affect your mortality and expense risk charge.

ING RETIREMENT SOLUTIONS                                 PROSPECTUS BEGINS AFTER
ROLLOVER CHOICE PROFILE  121271                          PAGE 11 OF THIS PROFILE

The differences are summarized as follows:

-------------------------------- ------------------------------ ------------------------------ -----------------------------
                                       OPTION PACKAGE I               OPTION PACKAGE II             OPTION PACKAGE III
-------------------------------- ------------------------------ ------------------------------ -----------------------------
MORTALITY AND EXPENSE RISK
CHARGE                           0.60%                          0.80%                         0.95%
-------------------------------- ------------------------------ ------------------------------ -----------------------------
DEATH BENEFIT                    The greater of:                The greatest of:               The greatest of:
                                 (1)   the Standard Death       (1)   the Standard Death       (1)   the Standard Death
                                       Benefit on the claim           Benefit on the claim           Benefit on the claim
                                       date; or                       date; or                       date; or
                                 (2)   the contract value.      (2)   the contract value; or   (2)   the contract value; or
                                                                (3)   the Annual Ratchet       (3)   the Annual Ratchet
                                                                      death benefit on the           death benefit; or
                                                                      claim date.              (4)   the 5% Roll-Up death
                                                                                                     benefit.
-------------------------------- ------------------------------ ------------------------------ -----------------------------
FREE WITHDRAWALS                 10% of your contract value     10% of your contract value     10% of your contract value
                                 each contract year,            each contract year,            each contract year,
                                 non-cumulative                 non-cumulative                 cumulative to a maximum 30%
-------------------------------- ------------------------------ ------------------------------ -----------------------------

Please see "Purchase and Availability of the Contract", "Death Benefit During the Accumulation Phase", and "Free Withdrawal Amount" for a complete description of the features of each option package. The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the date on which you start receiving the income phase payments under your Contract. The amounts you accumulate during the accumulation phase will determine the amount of income phase payments you will receive. The income phase begins on the income phase start date, which is the date you start receiving regular income phase payments from your Contract. You determine (1) the amount and frequency of premium payments, (2) your investment allocations, (3) transfers between investment options, (4) the type of income phase payment to be paid after the accumulation phase, (5) the beneficiary who will receive the death benefits, (6) the type of death benefit, and (7) the amount and frequency of withdrawals.

2.   THE INCOME PHASE

When you want to begin receiving payments from your contract, you may select from the options available. The contract offers several income phase payment options (see "The Income Phase"). In general, you may:

     o Receive income phase payments for a specified period of time or for life;

     o Receive income phase payments monthly, quarterly, semi-annually or annually;

     o Select an income phase payment option that provides for payments to your beneficiary; or

     o Select income phase payments that are fixed or vary depending upon the performance of the variable investment options you select.

                                                        ING RETIREMENT SOLUTIONS
121271                                 2                ROLLOVER CHOICE PROFILE

3.   PURCHASE (BEGINNING OF THE ACCUMULATION PHASE)

The Contract may be purchased only by a transfer or rollover from an existing contract or arrangement (the "prior contract") issued by us or one of our affiliates ("internal transfer"). The internal transfer must be from one or more of the following sources:

     o    a traditional IRA under Code section 408(b);

     o    an individual retirement account under Code section 408(a) or 403(a);

     o    a tax-deferred annuity under Code section 403(b);

     o a qualified pension or profit sharing plan under code section 401(a) or 401(k);

     o    certain retirement arrangements that qualify under Code section
          457(b); or

     o    a custodial account under Code section 403(b)(7).

The minimum initial payment to purchase the Contract is $25,000. The maximum age at which you may purchase the Contract is 85 for Option Package I and 80 for Option Packages II and III.

You may make additional premium payments until the contract anniversary after your 86th birthday. The minimum additional premium payment we will accept is $50 regardless of the option package you select. Under certain circumstances, we may waive the minimum initial and additional premium payment requirement. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

Who may purchase this Contract? The Contract may be issued only as a traditional Individual Retirement Annuity ("IRA") under section 408(b) of the Internal Revenue Code of 1986 as amended (the "Code") or as a Roth IRA under section 408A of the Code. The Contract is not currently available as a Simplified Employer Pension (SEP) plan under 408(k) or as a Simple IRA under section 408(p).

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Expenses" in this profile.

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. You should not buy this Contract: (1) if you are looking for a short-term investment; (2) if you cannot risk getting back less money than you put in; or (3) if you have no need for the other benefits provided by the Contract, because you already have tax deferral in your IRA or Roth IRA.

4.   THE INVESTMENT PORTFOLIOS

You can direct your money into (1) the fixed account with guaranteed interest periods of 6 months, and 1, 3, 5, 7 and 10 years, and/or (2) into any one or more of the following mutual fund investment portfolios through our Separate Account B. The investment portfolios are described in the prospectuses for Aetna GET Fund, Aetna Variable Portfolios, Inc., AIM Variable Insurance Funds, Fidelity Variable Insurance Products Fund, Fidelity Variable Insurance Products Fund II, Franklin Templeton Variable Insurance Products Trust, The GCG Trust, Janus Aspen Series, Oppenheimer Variable Account Funds, Pilgrim Variable Products Trust, Pioneer Variable Contracts Trust, and Portfolio Partners, Inc. These prospectuses may also contain portfolios that are not available under your Contract. Keep in mind that while an investment in the fixed account earns a fixed interest rate, an investment in any investment portfolio, depending on market conditions, may cause you to make or lose money. The investment portfolios available under your Contract are:

                                                        ING RETIREMENT SOLUTIONS
121271                                 3                ROLLOVER CHOICE PROFILE

   AETNA GET FUND                                                   OPPENHEIMER VARIABLE ACCOUNT FUNDS
     Aetna GET Fund                                                    Oppenheimer Global Securities Fund/VA
   AETNA VARIABLE PORTFOLIOS, INC.                                         (Service Class)
     Aetna Growth VP (Class S)                                         Oppenheimer Strategic Bond Fund/VA
     Aetna Index Plus Large Cap VP (Class S)                               (Service Class)
     Aetna Index Plus Mid Cap VP (Class S)                          PILGRIM VARIABLE PRODUCTS TRUST
     Aetna Index Plus Small Cap VP (Class S)                           Pilgrim VP Growth Opportunities Portfolio
     Aetna International VP (Class S)                                      (Class S)
     Aetna Small Company VP (Class S)                                  Pilgrim VP International Value Portfolio
     Aetna Value Opportunity VP (Class S)                                  (Class S)
   AIM VARIABLE INSURANCE FUNDS                                        Pilgrim VP MidCap Opportunities Portfolio
     AIM V.I. Capital Appreciation Fund (Series II)                        (Class S)
     AIM V.I. Growth and Income Fund (Series II)                       Pilgrim VP SmallCap Opportunities
     AIM V.I. Value Fund (Series II)                                       Portfolio (Class S)
   FIDELITY VARIABLE INSURANCE PRODUCTS FUND                        PIONEER VARIABLE CONTRACTS TRUST
     Fidelity VIP Equity-Income Portfolio                              Pioneer Equity Income VCT Portfolio (Class II)
         (Service Class 2)                                             Pioneer Fund VCT Portfolio (Class II)
     Fidelity VIP Growth Portfolio                                     Pioneer Mid-Cap Value VCT Portfolio
         (Service Class 2)                                                 (Class II)
   FIDELITY VARIABLE INSURANCE PRODUCTS FUND II                     PORTFOLIO PARTNERS, INC.
     Fidelity VIP II Contrafund Portfolio                              PPI Alger Aggressive Growth Portfolio
         (Service Class 2)                                                 (Service Class)
     Fidelity VIP II Overseas Portfolio                                PPI Alger Growth Portfolio (Service Class)
         (Service Class 2)                                             PPI Brinson Tactical Asset Allocation Portfolio
   FRANKLIN TEMPLETON VARIABLE INSURANCE                                   (Service Class)
     PRODUCTS TRUST                                                    PPI Goldman Sachs Capital Growth Portfolio
     Franklin Value Securities Fund (Class 2)                              (Service Class)
   THE GCG TRUST                                                       PPI MFS Capital Opportunities Portfolio
     Core Bond Series                                                      (Service Class)
     Liquid Asset Series                                               PPI MFS Research Growth Portfolio
     Total Return Series                                                   (Service Class)
   JANUS ASPEN SERIES                                                  PPI OpCap Balanced Value Portfolio
      Janus Aspen Series Balanced Portfolio                                (Service Class)
          (Service Shares)                                             PPI Salomon Brothers Capital Portfolio
      Janus Aspen Series Flexible Income Portfolio                         (Service Class)
          (Service Shares)                                             PPI Salomon Brothers Investors Value
      Janus Aspen Series Growth Portfolio                                  Portfolio (Service Class)
          (Service Shares)                                             PPI Scudder International Growth Portfolio
      Janus Aspen Series Worldwide Growth                                  (Service Class)
          Portfolio (Service Shares)                                   PPI T. Rowe Price Growth Equity Portfolio
                                                                           (Service Class)

RESTRICTED FUNDS. We may designate any investment option as a Restricted Fund and limit the amount you may allocate or transfer to a Restricted Fund. We may establish any such limitation, at our discretion, as a percentage of premium or contract value or as a specified dollar amount and change the limitation at any time. Currently, we have not designated any investment option as a Restricted
Fund. We may, with 30 days notice to you, designate any investment portfolio as a Restricted Fund or change the limitations on existing contracts with respect to new premiums added to such investment portfolio and also with respect to new transfers to such investment portfolio. For more detailed information, see
"Restricted Funds" in the prospectus for the Contract.

                                                        ING RETIREMENT SOLUTIONS
121271                                 4                ROLLOVER CHOICE PROFILE

5.   EXPENSES

The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts a daily asset charge, consisting of a mortality and expense risk charge and an asset-based administrative charge, and an annual contract administrative charge of $30. We deduct the daily asset charge daily directly from your contact value in the investment portfolios. We will also make a daily deduction, during the guarantee period, of a guarantee charge, equal on an annual basis to the percentage shown below, from amounts allocated to the GET Fund.

The mortality and expense risk charge and the asset-based administrative charge, on an annual basis, are as follows:

   ----------------------------------------------------------------------------
                                            OPTION      OPTION        OPTION
                                          PACKAGE I   PACKAGE II   PACKAGE III
   ----------------------------------------------------------------------------
   Mortality & Expense Risk Charge          0.60%        0.80%        0.95%
   Asset-Based Administrative Charge        0.15%        0.15%        0.15%
                                            -----        -----        -----
       Total                                0.75%        0.95%        1.10%
   ----------------------------------------------------------------------------
   GET Fund Guarantee Charge*               0.50%        0.50%        0.50%
   Total With GET Fund Guarantee Charge     1.25%        1.45%        1.60%
   ----------------------------------------------------------------------------

       *applied to amounts invested in the GET Fund investment option only

Each investment portfolio has charges for investment management fees and other expenses. These charges, which vary by investment portfolio, currently range from 0.55% to 1.40% annually (see following table) of the portfolio's average daily net asset balance.

If you withdraw money from your Contract, or if you begin receiving annuity payments, we may deduct a premium tax of 0%-3.5% to pay to your state.

SURRENDER CHARGE

Internal Transfers when the Prior Contract or arrangement either imposed a front end load or had no applicable surrender charge: There is no surrender charge under this Contract on amounts transferred or rolled over from a prior contract as an internal transfer when the prior contract either imposed a front end load or there was no applicable surrender charge under the prior contract.

Internal Transfers when the Prior Contract had an applicable surrender charge and additional premium payments not part of an Internal Transfer: We deduct a surrender charge if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. The free withdrawal amount for a contract year is the greater of: 1) 10% of contract value, based on the contract value on the date of withdrawal, less any prior withdrawals in that contract year; and 2) your minimum required distribution ("MRD")attributable to amounts held under the Contract. The Free Withdrawal Amount does not include your MRD for the tax year containing the contract date of this Contract. Under Option Package III, any unused free withdrawal amount may carry forward to successive contract years, but in no event would the free withdrawal amount at any time exceed 30% of contract value.

The following table shows the schedule of the surrender charge that will apply. The surrender charge is a percent of each premium payment withdrawn. For internal transfers, the amount subject to surrender charge is the lesser of premium payments paid under the prior contract or the initial contract value.

                                                        ING RETIREMENT SOLUTIONS
121271                                 5                ROLLOVER CHOICE PROFILE

    COMPLETE YEARS ELAPSED         0  |  1  |  2  |  3  |  4  |  5  |  6  |  7+
        SINCE PREMIUM PAYMENT*        |     |     |     |     |     |     |
                                      |     |     |     |     |     |     |
    SURRENDER CHARGE               6% |  6% |  5% |  4% |  3% |  2% |  1% |  0%

       * For amounts transferred or rolled over into this Contract as an internal transfer, see "Charges Deducted From Contract Value -- Surrender Charge" in the prospectus.

The following table is designed to help you understand the Contract charges. The "Total Annual Insurance Charges" column reflects the mortality and expense risk charge (based on Option Package III), the asset-based administrative charge and the annual contract administrative charge as 0.06% (based on an average contract value of $49,000). The "Total Annual Investment Portfolio Charges" column reflects the portfolio charges for each portfolio (after any applicable waivers or reductions) and is based on actual expenses as of December 31, 2000, except for (i) portfolios that commenced operations during 2000 or 2001 where the charges have been estimated, and (ii) newly formed portfolios where the charges have been estimated. Expenses for the GET Fund also reflect the asset-based GET Fund guarantee charge of 0.50% of assets in the GET Fund. Because a GET Fund series has a five year period to maturity, no GET Fund expenses are included in the 10 year example for the GET Fund. The column "Total Annual Charges" reflects the sum of the previous two columns. The columns under the heading "Examples" show you how much you would pay under the Contract for a 1-year period and for a 10-year period.

As required by the Securities and Exchange Commission, the examples assume that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money at the end of Year 1 or at the end of Year 10 (based on Option Package III). The 1 Year examples below include a 6% surrender charge. For Years 1 and 10, the examples show the total annual charges assessed during that time and assume that you have elected Option Package III. For these examples, the premium tax is assumed to be 0%.

                                                        ING RETIREMENT SOLUTIONS
121271                                 65                ROLLOVER CHOICE PROFILE

---------------------------------------------------------------------------------------------------------------------------
                                                          TOTAL ANNUAL                                EXAMPLES:
                                    TOTAL ANNUAL           INVESTMENT       TOTAL ANNUAL    TOTAL CHARGES AT THE END OF:
  INVESTMENT PORTFOLIO            INSURANCE CHARGES     PORTFOLIO CHARGES      CHARGES      1 YEAR             10 YEARS
---------------------------------------------------------------------------------------------------------------------------

  AETNA GET FUND
  GET Fund                              1.16%                 1.00%             2.16%         $87                 N/A*

  AETNA VARIABLE PORTFOLIOS, INC.
  Growth VP                             1.16%                 0.95%             2.11%         $81                 $244
  Index Plus Large Cap VP               1.16%                 0.69%             1.85%         $79                 $217
  Index Plus Mid Cap VP                 1.16%                 0.85%             2.01%         $80                 $234
  Index Plus Small Cap VP               1.16%                 0.85%             2.01%         $80                 $234
  International VP                      1.16%                 1.40%             2.56%         $86                 $290
  Small Company VP                      1.16%                 1.12%             2.28%         $83                 $262
  Value Opportunity VP                  1.16%                 1.00%             2.26%         $82                 $249

  AIM VARIABLE INSURANCE FUNDS
  V.I. Capital Appreciation             1.16%                 1.09%             2.25%         $83                 $258
  V.I. Growth and Income                1.16%                 1.08%             2.24%         $83                 $257
  V.I. Value                            1.16%                 1.11%             2.27%         $83                 $261

  FIDELITY VARIABLE INSURANCE PRODUCTS FUND
  VIP Equity-Income                     1.16%                 0.82%             1.98%         $80                 $231
  VIP Growth                            1.16%                 0.90%             2.06%         $81                 $239

  FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
  VIP II Contrafund                     1.16%                 0.90%             2.06%         $81                 $239
  VIP II Overseas                       1.16%                 1.13%             2.29%         $83                 $263

  FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
  Value Securities Fund                 1.16%                 1.09%             2.25%         $83                 $258

  THE GCG TRUST
  Core Bond                             1.16%                 1.01%             2.17%         $82                 $250
  Liquid Asset                          1.16%                 0.55%             1.71%         $77                 $202
  Total Return                          1.16%                 0.89%             2.05%         $81                 $238

  JANUS ASPEN SERIES
  Balanced                              1.16%                 0.91%             2.07%         $81                 $240
  Flexible Income                       1.16%                 0.99%             2.15%         $82                 $248
  Growth                                1.16%                 0.92%             2.08%         $81                 $241
  Worldwide Growth                      1.16%                 0.94%             2.10%         $81                 $243

OPPENHEIMER VARIABLE ACCOUNT FUNDS
  Global Securities                     1.16%                 0.83%             1.99%         $80                 $232
  Strategic Bond                        1.16%                 0.94%             2.10%         $81                 $243

  PILGRIM VARIABLE PRODUCTS TRUST
  Growth Opportunities                  1.16%                 1.10%             2.26%         $83                 $260
  International Value                   1.16%                 1.20%             2.36%         $84                 $270
  MidCap Opportunities                  1.16%                 1.10%             2.26%         $83                 $260
  SmallCap Opportunities                1.16%                 1.10%             2.26%         $83                 $260

  PIONEER VARIABLE CONTRACTS TRUST
  Equity-Income VCT                     1.16%                 0.96%             2.12%         $82                 $245
  Pioneer Fund VCT                      1.16%                 0.93%             2.09%         $81                 $242
  Mid-Cap Value VCT                     1.16%                 1.01%             2.17%         $82                 $250

     * Current GET Fund Series are available for 5 year guarantee periods only.
       Therefore, no GET Fund expenses are included in the expense example under
       10 years.
---------------------------------------------------------------------------------------------------------------------------

                                                        ING RETIREMENT SOLUTIONS
121271                                 7                ROLLOVER CHOICE PROFILE

---------------------------------------------------------------------------------------------------------------------------
                                                          TOTAL ANNUAL                                EXAMPLES:
                                    TOTAL ANNUAL           INVESTMENT       TOTAL ANNUAL    TOTAL CHARGES AT THE END OF:
  INVESTMENT PORTFOLIO            INSURANCE CHARGES     PORTFOLIO CHARGES      CHARGES      1 YEAR             10 YEARS
---------------------------------------------------------------------------------------------------------------------------

  PORTFOLIO PARTNERS, INC.
  Alger Aggressive Growth               1.16%                 1.30%             2.46%         $85                 $280
  Alger Growth Portfolio                1.16%                 1.25%             2.41%         $84                 $275
  Brinson Tactical Asset Allocation     1.16%                 1.35%             2.51%         $85                 $285
  Goldman Sachs Capital Growth          1.16%                 1.30%             2.46%         $85                 $280
  MFS Capital Opportunities             1.16%                 1.15%             2.31%         $83                 $265
  MFS Research Growth                   1.16%                 1.09%             2.25%         $83                 $258
  OpCap Balanced Value                  1.16%                 1.25%             2.41%         $84                 $275
  Salomon Bros. Capital                 1.16%                 1.35%             2.51%         $85                 $285
  Salomon Bros. Investors Value         1.16%                 1.25%             2.41%         $84                 $275
  Scudder International Growth          1.16%                 1.25%             2.41%         $84                 $275
  T. Rowe Price Growth Equity           1.16%                 1.00%             2.16%         $82                 $249
---------------------------------------------------------------------------------------------------------------------------

The "Total Annual Investment Portfolio Charges" column above reflects current expense reimbursements for applicable investment portfolios. For more detailed information, see "Fees and Expenses" in the prospectus.

6.   TAXES

Under a qualified Contract, your premiums are generally pre-tax contributions and accumulate on a tax-deferred basis. Premiums and earnings are generally taxed as income when you make a withdrawal or begin receiving annuity payments, presumably when you are in a lower tax bracket.

For owners of most qualified Contracts, when you reach age 70 1/2 (or, in some cases, retire), you will be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts at your request.

If you are younger than 59 1/2 when you take money out, in most cases, you will be charged a 10% federal penalty tax on the taxable amount withdrawn.

7.   WITHDRAWALS

You can withdraw your money at any time during the accumulation phase. You may elect in advance to take systematic withdrawals which are described on page 10. Withdrawals above the free withdrawal amount may be subject to a surrender charge. We will apply a market value adjustment if you withdraw your money from the fixed account more than 30 days before the applicable maturity date. Income taxes and a penalty tax may apply to amounts withdrawn.

8.   PERFORMANCE

The value of your Contract will fluctuate depending on the investment performance of the portfolio(s) you choose. Because the Company did not commence sales of the Contract prior to the date of the prospectus, the Contract has no performance history.

9.   DEATH BENEFIT

The death benefit is payable when the contract owner (or annuitant if a contract owner is not an individual) dies. If you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit paid depends on the death benefit under the option package that you have chosen. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as required claim forms, at our Customer Service Center (the "claim date"). If your beneficiary elects to delay receipt of the death benefit until a date after the time of your death, the amount of the benefit payable in the future

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121271                                 8                ROLLOVER CHOICE PROFILE
may be affected. If you die after the income phase start date and you are the annuitant, your beneficiary will receive the death benefit you chose under the annuity option then in effect. The death benefit may be subject to certain mandatory distribution rules required by federal tax law. There are three option packages available under your Contract. You select an option package at the time of application. The differences in the death benefits under the three option packages are summarized as follows:

     ---------------- ------------------------------ ------------------------------- ----------------------------
                      OPTION PACKAGE I               OPTION PACKAGE II               OPTION PACKAGE III
     ---------------- ------------------------------ ------------------------------- ----------------------------
     DEATH BENEFIT    The greater of:                The greatest of:                The greatest of:
                      1)    the Standard Death        1)   the Standard Death        1)   the Standard Death
                            Benefit; or                    Benefit; or                    Benefit; or
                      2)    the contract value.       2)   the contract value; or    2)   the contract value; or
                                                      3)   the Annual Ratchet        3)   the Annual Ratchet
                                                           death benefit.                 death benefit; or
                                                                                     4)   the 5% Roll-Up death
                                                                                          benefit.
     ---------------- ------------------------------ ------------------------------- ----------------------------

For purposes of calculating the death benefits, certain investment portfolios may be designated as "Special Funds." Selecting a Special Fund may limit or reduce the death benefit. Currently, no investment portfolios have been designated as Special Funds.

We may in the future stop or suspend offering any of the option packages to new Contracts. A change in ownership of the Contract may affect the amount of the death benefit. Please see "Death Benefit Choices" in the prospectus for details on the calculation of the death benefits and further details on the effect of withdrawals and transfers to Special Funds on the calculation of the death benefits.

TRANSFERABILITY.  You may transfer from one option package to another.

     o    Transfers may only occur on a contract anniversary.

     o A written request for the transfer must be received by us within 60 days before a contract anniversary.

     o    Certain minimum contract values must be met.

See "Transfers Between Option Packages" in the Prospectus for more information on transferability and the impact of transfers between option packages on your death benefit.

Note: All death benefits may not be available in every state.

We may, with 30 days notice to you, designate any investment portfolio as a Special Fund on existing Contracts with respect to new premiums added to such investment portfolio and also with respect to new transfers to such investment portfolio. Keep in mind that selecting a Special Fund may limit or reduce the death benefit.

For the period during which a portion of the contract value is allocated to a Special Fund, we may, at our discretion, reduce the mortality and expense risk charge attributable to that portion of the contract value. The reduced mortality and expense risk charge will be applicable only during the period contract value is allocated to a Special Fund.

                                                        ING RETIREMENT SOLUTIONS
121271                                 9                ROLLOVER CHOICE PROFILE

10.   OTHER INFORMATION

     FREE LOOK. If you cancel the Contract within 10 days after you receive it, you will receive a refund of the adjusted contract value. We determine your contract value at the close of business on the day we receive your written refund request. For purposes of the refund during the free look period, (i) we adjust your contract value for any market value adjustment (if you have invested in the fixed account), and (ii) then we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios and the potential positive or negative effect of the market value adjustment, the contract value returned may be greater or less than the premium payment you paid. In the case of IRA's cancelled within 7 days of receipt of the Contract, and in some states, we are required to return to you the amount of the premium paid (rather than the contract value) in which case you will not be subject to investment risk during the free look period. Also, in some states, you may be entitled to a longer free look period.

     TRANSFERS AMONG INVESTMENT PORTFOLIOS AND THE FIXED ACCOUNT. You can make transfers among your investment portfolios and your investment in the fixed account as frequently as you wish without any current tax implications. Transfers to a GET Fund series may only be made during the offering period for that GET Fund Series. See "GET Fund" on page 25 of the prospectus. The minimum amount for a transfer is $100. There is currently no charge for transfers, and we do not limit the number of transfers allowed. The Company may, in the future, charge a $25 fee for any transfer after the twelfth transfer in a contract year or limit the number of transfers allowed. We also reserve the right to limit the number of transfers you may make and may otherwise modify or terminate transfer privileges if required by our business judgment or in accordance with applicable law.

Keep in mind that if you transfer or otherwise withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you transfer or withdraw. Transfers between Special Funds and Non-Special Funds will impact your death benefit and benefits under an optional benefit rider, if any. Also, a transfer to a Restricted Fund will not be permitted to the extent that it would increase the contract value in the Restricted Fund to more than the applicable limits following the transfer. Transfers from Restricted Funds are not limited. If the result of multiple transfers is to lower the percentage of total contract value in the Restricted Fund, the reallocation will be permitted even if the percentage of contract value in the Restricted Fund is greater than the limit. See "Restricted Funds" in the prospectus for more information.

     NO PROBATE. In most cases, when you die, the person you choose as your beneficiary will receive the death benefit without going through probate. See "Federal Tax Considerations -- Taxation of Death Benefit Proceeds" in the prospectus for the Contract.

ADDITIONAL FEATURES. This Contract has other features you may be interested in. These include:

          Dollar Cost Averaging. This is a program that allows you to invest a fixed amount of money in the investment portfolios each month, which may give you a lower average cost per unit over time than a single one-time purchase. Dollar cost averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. This option is currently available only if you have $1,200 or more in the Liquid Asset investment portfolio or in the fixed account with either a 6-month or 1-year guaranteed interest period. Transfers from the fixed account under this program will not be subject to a market value adjustment. If you invest in Restricted Funds, your ability to dollar cost average may be limited. Please see "Transfers Among Your Investments" in the prospectus for more complete information.

          Systematic Withdrawals. During the accumulation phase, you can arrange to have money sent to you at regular intervals throughout the year. Within limits these withdrawals will not result in any surrender charge. Withdrawals from your money in the fixed account under this program are not subject to a market value adjustment. Of course, any applicable income and penalty taxes will apply on amounts withdrawn. If you invest in Restricted Funds, your systematic withdrawals may be affected. Please see "Withdrawals" in the prospectus for more complete information.

                                                        ING RETIREMENT SOLUTIONS
121271                                10                ROLLOVER CHOICE PROFILE

          Automatic Rebalancing. If your contract value is $10,000 or more, you may elect to have the Company automatically readjust the money between your investment portfolios periodically to keep the blend you select. Investments in the fixed account are not eligible for automatic rebalancing. If you invest in Restricted Funds, automatic rebalancing may be affected. Please see "Transfers Among Your Investments" in the prospectus for more complete information.

11.   INQUIRIES

If you need more information after reading this profile and the prospectus, please contact us at:

     CUSTOMER SERVICE CENTER
     P.O. BOX 2700
     WEST CHESTER, PENNSYLVANIA  19380
     (800) 366-0066

or your registered representative.

                                                        ING RETIREMENT SOLUTIONS
121271                                11                ROLLOVER CHOICE PROFILE

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



--------------------------------------------------------------------------------
   GOLDEN AMERICAN LIFE INSURANCE COMPANY
   SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

                 RETIREMENT SOLUTIONS -- ING ROLLOVER CHOICE/SM/
                                VARIABLE ANNUITY

           DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY PROSPECTUS
--------------------------------------------------------------------------------

                                                              DECEMBER 31, 2001

This prospectus describes Retirement Solutions -- ING Rollover Choice Variable Annuity, a group and individual deferred variable annuity contract (the "Contract") offered by Golden American Life Insurance Company (the "Company," "we" or "our"). The Contract may be purchased only by a transfer or rollover from an existing contract (the "prior contract") issued by us or one of our affiliates ("internal transfer"). The Contract may be issued only as a traditional Individual Retirement Annuity ("IRA") under section 408(b) of the Internal Revenue Code of 1986 as amended (the "Code") or as a Roth IRA under section 408A The Contract is not currently available as a Simplified Employer Pension (SEP) plan under 408(k) or as a Simple IRA under section 408(p).

     The Contract provides a means for you to invest your premium payments in one or more of the mutual fund investment portfolios. You may also allocate premium payments to our Fixed Account with guaranteed interest periods. Your contract value will vary daily to reflect the investment performance of the investment portfolio(s) you select and any interest credited to your allocations in the Fixed Account. The investment portfolios available under your Contract and the portfolio managers are listed on the back of this cover.

     We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We set the interest rates periodically. We will not set the interest rate to be less than a minimum annual rate of 3%. You may choose guaranteed interest periods of 6 months, and 1, 3, 5, 7 and 10 years. The interest earned on your money as well as your principal is guaranteed as long as you hold them until the maturity date. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. You bear the risk that you may receive less than your principal if we make a Market Value Adjustment. For Contracts sold in some states, not all Fixed Interest Allocations or subaccounts are available. You have a right to return a Contract within 10 days after you receive it for a refund of the adjusted contract value (which may be more or less than the premium payments you paid), or if required by your state, the original amount of your premium payment. Longer free look periods apply in some states and in certain situations.

     This prospectus provides information that you should know before investing and should be kept for future reference. A Statement of Additional Information ("SAI"), dated, December 31, 2001, has been filed with the Securities and Exchange Commission ("SEC"). It is available without charge upon request. To obtain a copy of this document, write to our Customer Service Center at P.O. Box 2700, West Chester, Pennsylvania 19380 or call (800) 366-0066, or access the SEC's website (http://www.sec.gov). The table of contents of the SAI is on the last page of this prospectus and the SAI is made part of this prospectus by reference.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN ANY SUBACCOUNT THROUGH THE AETNA GET FUND, AETNA VARIABLE PORTFOLIOS, INC., AIM VARIABLE INSURANCE FUNDS, FIDELITY VARIABLE INSURANCE PRODUCTS FUND, FIDELITY VARIABLE INSURANCE PRODUCTS FUND II, FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST, THE GCG TRUST, JANUS ASPEN SERIES, OPPENHEIMER VARIABLE ACCOUNT FUNDS, PILGRIM VARIABLE PRODUCTS TRUST, PIONEER VARIABLE CONTRACTS TRUST, AND PORTFOLIO PARTNERS, INC. IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS PROSPECTUS MUST BE ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE AETNA GET FUND, AETNA VARIABLE PORTFOLIOS, INC., AIM VARIABLE INSURANCE FUNDS, FIDELITY VARIABLE INSURANCE PRODUCTS FUND, FIDELITY VARIABLE INSURANCE PRODUCTS FUND II, FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST, THE GCG TRUST, JANUS ASPEN SERIES, OPPENHEIMER VARIABLE ACCOUNT FUNDS, PILGRIM VARIABLE PRODUCTS TRUST, PIONEER VARIABLE CONTRACTS TRUST, AND PORTFOLIO PARTNERS, INC.

         A LIST OF THE INVESTMENT PORTFOLIOS AND THE MANAGERS ARE LISTED
                           ON THE BACK OF THIS COVER.
--------------------------------------------------------------------------------

RS Rollover Choice-121271

     The investment portfolios available under your Contract and the portfolio managers are:

AELTUS INVESTMENT MANAGEMENT, INC.                               JANUS CAPITAL CORPORATION
   Aetna GET Fund                                                   Janus Aspen Series Balanced Portfolio
   Aetna Growth VP (Class S)                                            (Service Shares)
   Aetna Index Plus Large Cap VP (Class S)                          Janus Aspen Series Flexible Income Portfolio
   Aetna Index Plus Mid Cap VP (Class S)                                (Service Shares)
   Aetna Index Plus Small Cap VP (Class S)                          Janus Aspen Series Growth Portfolio
   Aetna International VP (Class S)                                     (Service Shares)
   Aetna Small Company VP (Class S)                                 Janus Aspen Series Worldwide Growth Portfolio
   Aetna Value Opportunity VP (Class S)                                 (Service Shares)
AIM ADVISORS, INC.                                               MASSACHUSETTS FINANCIAL SERVICES COMPANY
   AIM V.I. Capital Appreciation Fund (Series II)                   PPI  MFS Capital Opportunities Portfolio
   AIM V.I. Growth and Income Fund (Series II)                          (Service Class)
   AIM V.I. Value Fund (Series II)                                  PPI MFS Research Growth Portfolio
BRINSON ADVISORS, INC.                                                  (Service Class)
   PPI Brinson Tactical Asset Allocation Portfolio                  Total Return Series
      (Service Class)                                            OPCAP ADVISORS
FIDELITY MANAGEMENT & RESEARCH COMPANY                              PPI OpCap Balanced Value Portfolio
   Fidelity VIP Equity-Income Portfolio                                 (Service Class)
      (Service Class 2)                                          OPPENHEIMERFUNDS, INC.
   Fidelity VIP Growth Portfolio (Service Class 2)                  Oppenheimer Global Securities Fund/VA
   Fidelity VIP II Contrafund Portfolio                                 (Service Class)
      (Service Class 2)                                             Oppenheimer Strategic Bond Fund/VA
   Fidelity VIP II Overseas Portfolio (Service Class 2)                 (Service Class)
FRANKLIN ADVISORY SERVICES, LLC                                  PACIFIC INVESTMENT MANAGEMENT COMPANY
   Franklin Value Securities Fund (Class 2)                         Core Bond Series
FRED ALGER MANAGEMENT, INC.                                      PIONEER INVESTMENT MANAGEMENT, INC.
   PPI Alger Aggressive Growth Portfolio                            Pioneer Equity Income VCT Portfolio (Class II)
      (Service Class)                                               Pioneer Fund VCT Portfolio (Class II)
   PPI Alger Growth Portfolio (Service Class)                       Pioneer Mid-Cap Value VCT
      Portfolio (Class II)                                       SALOMON BROTHERS ASSET
GOLDMAN SACHS ASSET MANAGEMENT                                     MANAGEMENT, INC.
   PPI Goldman Sachs Capital Growth Portfolio                       PPI Salomon Brothers Capital Portfolio
       (Service Class)                                                  (Service Class)
ING INVESTMENT MANAGEMENT, LLC                                      PPI Salomon Brothers Investors Value Portfolio
   Liquid Asset Series                                                  (Service Class)
ING PILGRIM INVESTMENTS, LLC                                     T. ROWE PRICE ASSOCIATES, INC.
   Pilgrim VP Growth Opportunities Portfolio                        PPI T. Rowe Price Growth Equity Portfolio
       (Class S)                                                        (Service Class)
   Pilgrim VP International Value Portfolio (Class S)            ZURICH SCUDDER INVESTMENTS, INC.
   Pilgrim VP MidCap Opportunities Portfolio                        PPI Scudder International Growth Portfolio
       (Class S)                                                        (Service Class)
   Pilgrim VP SmallCap Opportunities
       Portfolio (Class S)


     The above mutual fund investment portfolios are purchased and held by corresponding divisions of our Separate Account B. We refer to the divisions as "subaccounts" and the money you place in the Fixed Account's guaranteed interest periods as "Fixed Interest Allocations" in this prospectus.

RS Rollover Choice-121271

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                        PAGE

         Index of Special Terms......................................     1
         Fees and Expenses...........................................     2
         Performance Information.....................................    13
               Accumulation Unit.....................................    13
               Net Investment Factor.................................    13
               Condensed Financial Information.......................    14
               Financial Statements..................................    14
               Performance Information...............................    14
         Golden American Life Insurance Company......................    15
         The Trusts..................................................    15
         Golden American Separate Account B..........................    16
         The Investment Portfolios...................................    17
               Investment Objectives.................................    17
               Investment Management Fees............................    23
               GET Fund..............................................    25
               Restricted Funds......................................    25
         The Fixed Interest Allocation...............................    26
               Selecting a Guaranteed Interest Period................    27
               Guaranteed Interest Rates.............................    27
               Transfers from a Fixed Interest Allocation............    27
               Withdrawals from a Fixed Interest Allocation..........    28
               Market Value Adjustment...............................    28
         Special Funds...............................................    39
         The Annuity Contract........................................    30
               Contract Date and Contract Year ......................    30
               Income Phase Start Date...............................    30
               Contract Owner........................................    30
               Annuitant.............................................    30
               Beneficiary...........................................    31
               Purchase and Availability of the Contract.............    31
               Crediting of Premium Payments.........................    32
               Administrative Procedures.............................    32
               Contract Value........................................    33
               Cash Surrender Value..................................    33
               Surrendering to Receive the Cash Surrender Value......    33
               The Subaccounts.......................................    34
               Addition, Deletion or Substitution of Subaccounts
                 and Other Changes...................................    34
               The Fixed Account.....................................    34
            Other Contracts..........................................    34
            Other Important Provisions...............................    34
         Withdrawals.................................................    35
               Regular Withdrawals...................................    35
               Systematic Withdrawals................................    35
               IRA Withdrawals.......................................    37
         Transfers Among Your Investments............................    38
               Transfers by Third Parties............................    38
               Dollar Cost Averaging.................................    38
               Automatic Rebalancing.................................    40

RS Rollover Choice-121271              i

--------------------------------------------------------------------------------
                          TABLE OF CONTENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                         PAGE

         Death Benefit Choices.......................................     40
               Death Benefit During the Accumulation Phase...........     40
                   Option Package I..................................     41
                   Option Package II.................................     41
                   Option Package III................................     41
                   Transfers Between Option Packages.................     43
               Death Benefit During the Income Phase.................     44
               Continuation After Death- Spouse......................     44
               Continuation After Death- Non-Spouse..................     44
         Charges and Fees............................................     44
               Charge Deduction Subaccount...........................     44
               Charges Deducted from the Contract Value..............     45
                   Surrender Charge..................................     45
                   Waiver of Surrender Charge for Extended
                     Medical Care....................................     45
                   Free Withdrawal Amount............................     45
                   Surrender Charge for Excess Withdrawals...........     45
                   Premium Taxes.....................................     46
                   Administrative Charge.............................     46
                   Transfer Charge...................................     46
               Charges Deducted from the Subaccounts.................     46
                   Mortality and Expense Risk Charge.................     46
                   Asset-Based Administrative Charge.................     47
                   Trust Expenses....................................     47
         The Income Phase............................................     47
               Initiating Payments...................................     47
               What Affects Payment Amounts?.........................     47
               Fixed Payments........................................     47
               Variable Payments.....................................     47
               Assumed Net Investment Rate...........................     48
               Minimum Payment Amounts...............................     48
               Restrictions on Start Dates and the Duration of
                 Payments............................................     48
               Charges Deducted......................................     49
               Death Benefit During the Income Phase.................     49
               Beneficiary Rights....................................     49
               Partial Entry into the Income Phase...................     49
               Taxation..............................................     49
               Payments Options......................................     49
                   Terms to Understand...............................     49
                   Lifetime Income Phase Payment Options.............     50
                   Nonlifetime Income Phase Payment Options..........     51
         Other Contract Provisions...................................     51
               Reports to Contract Owners............................     51
               Suspension of Payments................................     51
               In Case of Errors in Your Application.................     51
               Assigning the Contract as Collateral..................     51
               Contract Changes-Applicable Tax Law...................     51
               Free Look.............................................     52
               Group or Sponsored Arrangements.......................     52
               Selling the Contract..................................     53

RS Rollover Choice-121271              ii

--------------------------------------------------------------------------------
                          TABLE OF CONTENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                         PAGE

         Other Information...........................................     53
               Voting Rights.........................................     53
               State Regulation......................................     53
               Legal Proceedings.....................................     53
               Legal Matters.........................................     54
               Experts...............................................     54
         Federal Tax Considerations..................................     54
         More Information About Golden American Life
              Insurance Company......................................     57
         Unaudited Financial Statements of Golden American Life
              Insurance Company......................................     81
         Financial Statements of Golden American Life Insurance
              Company................................................     94
         Statement of Additional Information
               Table of Contents.....................................    121
         Appendix A
               Market Value Adjustment Examples......................     A1
         Appendix B
               Surrender Charge for Excess Withdrawals Example.......     B1
         Appendix C
               Withdrawal Adjustment for 5% Roll-Up Death Benefit
                   Examples..........................................     C1
         Appendix D
               Projected Schedule of GET Fund Offerings..............     D1

RS Rollover Choice-121271              iii

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


--------------------------------------------------------------------------------
                             INDEX OF SPECIAL TERMS
--------------------------------------------------------------------------------

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

SPECIAL TERM                              PAGE
Accumulation Unit                          13
Annual Ratchet                             43
Annuitant                                  30
Income Phase Start Date                    30
Cash Surrender Value                       33
Contract Date                              30
Contract Owner                             30
Contract Value                             33
Contract Year                              30
Fixed Interest Allocation                  26
Free Withdrawal Amount                     45
Market Value Adjustment                    28
Net Investment Factor                      13
Restricted Fund                            25
5% Roll-up                                 42
Special Funds                              29
Standard Death Benefit                     42



The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

TERM USED IN THIS PROSPECTUS          CORRESPONDING TERM USED IN THE CONTRACT
Accumulation Unit Value               Index of Investment Experience
Income Phase Start Date               Annuity Commencement Date
Contract Owner                        Owner or Certificate Owner
Contract Value                        Accumulation Value
Transfer Charge                       Excess Allocation Charge
Fixed Interest Allocation             Fixed Allocation
Free Look Period                      Right to Examine Period
Guaranteed Interest Period            Guarantee Period
Subaccount(s)                         Division(s)
Net Investment Factor                 Experience Factor
Regular Withdrawals                   Conventional Partial Withdrawals
Withdrawals                           Partial Withdrawals

RS Rollover Choice-121271              1

--------------------------------------------------------------------------------
                                FEES AND EXPENSES
--------------------------------------------------------------------------------

CONTRACT OWNER TRANSACTION EXPENSES

SURRENDER CHARGE

The following table shows the schedule of the surrender charge that will apply. The surrender charge is a percent of each premium payment withdrawn. For internal transfers, the amount subject to surrender charge is the lesser of premium payments paid under the prior contract or the initial contract value.

    COMPLETE YEARS ELAPSED         0  |  1  |  2  |  3  |  4  |  5  |  6  |  7+
        SINCE PREMIUM PAYMENT*        |     |     |     |     |     |     |
                                      |     |     |     |     |     |     |
    SURRENDER CHARGE               6% |  6% |  5% |  4% |  3% |  2% |  1% |  0%

       * For amounts transferred or rolled over into this Contract as an internal transfer, see "Charges Deducted From Contract Value -- Surrender Charge."

       Transfer Charge....................................   $25 per transfer,
           if you make more than 12 transfers in a contract year (We currently do not impose this charge, but may do so in the future.)

       If you invested in a Fixed Interest Allocation, a Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your transfer or surrender amount.

ANNUAL CONTRACT ADMINISTRATIVE CHARGE*

       Administrative Charge..............................  $30
       (We waive this charge if the total of your premium payments is $50,000 or more or if your contract value at the end of a contract year is $50,000 or more.)

       * We deduct this charge on each contract anniversary and on surrender. See , "The Income Phase-- Charges Deducted."

SEPARATE ACCOUNT ANNUAL CHARGES*

 ------------------------------------------------------------------------------
                                              OPTION     OPTION        OPTION
                                            PACKAGE I  PACKAGE II   PACKAGE III
 ------------------------------------------------------------------------------
  Mortality & Expense Risk Charge             0.60%       0.80%        0.95%
  Asset-Based Administrative Charge           0.15%       0.15%        0.15%
      Total                                   0.75%       0.95%        1.10%
 ------------------------------------------------------------------------------
  GET Fund Guarantee Charge**                 0.50%       0.50%        0.50%
      Total With GET Fund Guarantee Charge    1.25%       1.45%        1.60%
 ------------------------------------------------------------------------------

     * As a percentage of average daily assets in each subaccount. The Separate Account Annual Charges are deducted daily.

     ** The GET Fund Guarantee Charge is deducted daily during the guarantee period from amounts allocated to the GET Fund investment option. Please see page 26 for a description of the GET Fund guarantee.

RS Rollover Choice-121271              2

THE AETNA GET FUND ANNUAL EXPENSES (AS A PERCENTAGE OF THE AVERAGE DAILY NET ASSETS OF A PORTFOLIO):

   -------------------------------------------------------------------------------------------------------
                                                                 TOTAL FUND                      NET FUND
                                   DISTRIBUTION                    ANNUAL                         ANNUAL
                                      AND/OR                      EXPENSES          TOTAL        EXPENSES
                       INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                        ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
     PORTFOLIO             FEE          FEE       EXPENSES     REDUCTIONS/1/     REDUCTIONS     REDUCTIONS
   -------------------- ------------ ------------ ------------ ----------------- -------------- ----------
   Aetna GET Fund /1/      0.60%        0.25%        0.15%          1.00%            0.00%          1.00%
   -------------------- ------------ ------------ ------------ ----------------- -------------- ----------

     (1)  During the offering period, the Investment Advisory Fee is 0.25%.

THE AETNA VARIABLE PORTFOLIOS, INC. ANNUAL EXPENSES (AS A PERCENTAGE OF THE AVERAGE DAILY NET ASSETS OF A PORTFOLIO):


   -------------------------------------------------------------------------------------------------------------------------
                                                                               TOTAL FUND                      NET FUND
                                                 DISTRIBUTION                    ANNUAL                         ANNUAL
                                                    AND/OR                      EXPENSES          TOTAL        EXPENSES
                                     INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                                      ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
     PORTFOLIO                           FEE          FEE       EXPENSES     REDUCTIONS/1/     REDUCTIONS     REDUCTIONS
   ---------------------------------- ------------ ------------ ------------ ----------------- -------------- --------------
   Aetna Growth VP
   (Class S) /2/                         0.60%        0.25%        0.10%          0.95%            0.00%          0.95%
   Aetna Index Plus Large Cap
     VP (Class S) /2/                    0.35%        0.25%        0.09%          0.69%            0.00%          0.69%
   Aetna Index Plus Mid Cap
     VP (Class S) /3/                    0.40%        0.25%        0.22%          0.87%            0.02%          0.85%
   Aetna Index Plus Small Cap
     VP (Class S) /3/                    0.40%        0.25%        0.46%          1.11%            0.26%          0.85%
   Aetna International VP
     (Class S) /3/                       0.85%        0.25%        0.49%          1.59%            0.19%          1.40%
   Aetna Small Company VP /2/
     (Class S)                           0.75%        0.25%        0.12%          1.12%            0.00%          1.12%
   Aetna Value Opportunity
     VP /2/ (Class S)                    0.60%        0.25%        0.15%          1.00%            0.00%          1.00%
   ---------------------------------- ------------ ------------ ------------ ----------------- -------------- --------------

       (1) Because Class S shares are new, the expenses shown are based on expenses incurred by Class R shareholders for the year ended 12/31/00, adjusted for differences in the distribution (12b-1) fee applicable to Class S.

       (2) Aeltus is contractually obligated through December 31, 2001 to waive all or a portion of its investment advisory fees and/or its administrative services fees and/or to reimburse a portion of other expenses in order to maintain a certain expense ratio. Actual expenses for these Portfolios for the period ended December 31, 2000 were at or below contractual limits.

       (3) Aeltus is contractually obligated through December 31, 2001 to waive all or a portion of its investment advisory fees and/or its administrative services fees and/or to reimburse a portion of other expenses in order to ensure that the Portfolios' total operating expenses do not exceed the percentage reflected under Net Fund Annual Expenses.

RS Rollover Choice-121271              3

THE AIM VARIABLE INSURANCE FUNDS EXPENSES (as a percentage of the average daily net assets of a portfolio)/1/:

   -------------------------------------------------------------------------------------------------------------------------
                                                                               TOTAL FUND                      NET FUND
                                                 DISTRIBUTION                    ANNUAL                         ANNUAL
                                                    AND/OR                      EXPENSES          TOTAL        EXPENSES
                                     INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                                      ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
     PORTFOLIO                           FEE          FEE       EXPENSES     REDUCTIONS/1/     REDUCTIONS     REDUCTIONS
   ---------------------------------- ------------ ------------ ------------ ----------------- -------------- --------------
   AIM V.I. Capital Appreciation
   Fund (Series II)                      0.61%        0.25%        0.23%          1.09%            0.00%          1.09%
   AIM V.I. Growth and Income
   Fund (Series II)                      0.61%        0.25%        0.22%          1.08%            0.00%          1.08%
   AIM V.I. Value Fund
   (Series II)                           0.60%        0.25%        0.26%          1.11%            0.00%          1.11%
   ---------------------------------- ------------ ------------ ------------ ----------------- -------------- --------------

       (1)   Figures shown in the table are estimates for the current year.

THE FIDELITY VARIABLE INSURANCE PRODUCTS FUND EXPENSES (as a percentage of the average daily net assets of a portfolio):

   -------------------------------------------------------------------------------------------------------------------------
                                                                               TOTAL FUND                      NET FUND
                                                 DISTRIBUTION                    ANNUAL                         ANNUAL
                                                    AND/OR                      EXPENSES          TOTAL        EXPENSES
                                     INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                                      ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
     PORTFOLIO                           FEE          FEE       EXPENSES     REDUCTIONS/1/     REDUCTIONS     REDUCTIONS
   ---------------------------------- ------------ ------------ ------------ ----------------- -------------- --------------
   Fidelity VIP Equity-
     Income /2/  (Service Class 2)       0.48%        0.25%        0.10%          0.83%            0.01%          0.82%
   Fidelity VIP Growth /2/
     (Service Class 2)                   0.57%        0.25%        0.09%          0.91%            0.01%          0.90%
   ---------------------------------- ------------ ------------ ------------ ----------------- -------------- --------------

       (1) Actual annual class operating expenses were lower because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expenses. In addition, through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the fund's custodian expenses. These offsets may be discontinued at any time.

       (2) Effective January 12, 2000, FMR has voluntarily agreed to reimburse Service Class 2 of the fund to the extent that total operating expense (excluding interest, taxes, certain securities lending costs, brokerage commissions, and extraordinary expenses), as a percentage of its average net assets, exceed 1.75%. This arrangement may be discontinued by FMR at any time.

THE FIDELITY VARIABLE INSURANCE PRODUCTS FUND II EXPENSES (as a percentage of the average daily net assets of a portfolio):

   -------------------------------------------------------------------------------------------------------------------------
                                                                               TOTAL FUND                      NET FUND
                                                 DISTRIBUTION                    ANNUAL                         ANNUAL
                                                    AND/OR                      EXPENSES          TOTAL        EXPENSES
                                     INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                                      ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
     PORTFOLIO                           FEE          FEE       EXPENSES     REDUCTIONS/1/     REDUCTIONS     REDUCTIONS
   ---------------------------------- ------------ ------------ ------------ ----------------- -------------- --------------
   Fidelity VIP II Contrafund /3/
     (Service Class 2)                   0.57%        0.25%        0.10%          0.92%            0.02%          0.90%
   Fidelity VIP II Overseas
     (Service Class 2)                   0.72%        0.25%        0.18%          1.15%            0.02%          1.13%
   ---------------------------------- ------------ ------------ ------------ ----------------- -------------- --------------

RS Rollover Choice-121271              4

       (1) Actual annual class operating expenses were lower because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expenses. In addition, through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the fund's custodian expenses. These offsets may be discontinued at any time.

       (2) Effective January 12, 2000, FMR has voluntarily agreed to reimburse Service Class 2 of the fund to the extent that total operating expense (excluding interest, taxes, certain securities lending costs, brokerage commissions, and extraordinary expenses), as a percentage of its average net assets, exceed 1.75%. This arrangement may be discontinued by FMR at any time.

       (3) Effective January 12, 2000, FMR has voluntarily agreed to reimburse Service Class 2 of the fund to the extent that total operating expense (excluding interest, taxes, certain securities lending costs, brokerage commissions, and extraordinary expenses), as a percentage of its average net assets, exceed 1.25%. This arrangement may be discontinued by FMR at any time.

THE FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST EXPENSES (as a percentage of the average daily net assets of a portfolio):


   -------------------------------------------------------------------------------------------------------------------------
                                                                               TOTAL FUND                      NET FUND
                                                 DISTRIBUTION                    ANNUAL                         ANNUAL
                                                    AND/OR                      EXPENSES          TOTAL        EXPENSES
                                     INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                                      ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
     PORTFOLIO                           FEE          FEE       EXPENSES     REDUCTIONS/1/     REDUCTIONS     REDUCTIONS
   ---------------------------------- ------------ ------------ ------------ ----------------- -------------- --------------
   Franklin Value Securities
     Fund (Class 2)  /1/                 0.60%        0.25%        0.26%          1.11%            0.02%          1.09%
   ---------------------------------- ------------ ------------ ------------ ----------------- -------------- --------------

       (1) For the fiscal year ended December 31, 2000, management fees, before any advance waiver, were 0.60% of the Fund's average daily net assets. Under an agreement by Advisory Services to reduce its fees to reflect reduced services resulting from the Fund's investment in a Franklin Templeton money fund, the Fund paid 0.58% of its average daily net assets to Advisory Services for its services. This reduction is required by the Board and an SEC order.

THE GCG TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

   -------------------------------------------------------------------------------------------------------------------------
                                                                               TOTAL FUND                      NET FUND
                                                 DISTRIBUTION                    ANNUAL                         ANNUAL
                                                    AND/OR                      EXPENSES          TOTAL        EXPENSES
                                     INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                                      ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
     PORTFOLIO                         FEE/1/         FEE      EXPENSES/2/   REDUCTIONS/3/     REDUCTIONS     REDUCTIONS
   -------------------------------------------------------------------------------------------------------------------------
     Core Bond                          1.00%        0.00%        0.01%           1.01%           0.00%          1.01%
     Liquid Asset                       0.54%        0.00%        0.01%           0.55%           0.00%          0.55%
     Total Return                       0.88%        0.00%        0.01%           0.89%           0.00%          0.89%
   -------------------------------------------------------------------------------------------------------------------------

       (1) Fees decline as the total assets of certain combined portfolios increase. See the prospectus for the GCG Trust for more information.

       (2) Other expenses generally consist of independent trustees fees and certain expenses associated with investing in international markets. Other expenses are based on actual expenses for the year ended December 31, 2000.

       (3) Total Fund Annual Expenses are based on actual expenses for the fiscal year ended December 31, 2000.

RS Rollover Choice-121271              5

THE JANUS ASPEN SERIES EXPENSES (as a percentage of the average daily net assets of a portfolio):

   -------------------------------------------------------------------------------------------------------------------------
                                                                               TOTAL FUND                      NET FUND
                                                 DISTRIBUTION                    ANNUAL                         ANNUAL
                                                    AND/OR                      EXPENSES          TOTAL        EXPENSES
                                     INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                                      ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
     PORTFOLIO                           FEE          FEE       EXPENSES     REDUCTIONS/1/     REDUCTIONS     REDUCTIONS
   ---------------------------------- ------------ ------------ ------------ ----------------- -------------- --------------
   Janus Aspen Series
     Balanced (Service Shares)           0.65%        0.25%        0.02%          0.92%            0.01%          0.91%
   Janus Aspen Series Flexible
     Income (Service Shares)             0.65%        0.25%        0.09%          0.99%            0.00%          0.99%
   Janus Aspen Series
     Growth (Service Shares)             0.65%        0.25%        0.02%          0.92%            0.00%          0.92%
   Janus Aspen Series
     Worldwide Growth
     (Service Shares)                    0.65%        0.25%        0.05%          0.95%            0.01%          0.94%
   ---------------------------------- ------------ ------------ ------------ ----------------- -------------- --------------

       (1) Expenses are based upon expenses for the year ended December 31, 2000, restated to reflect a reduction in the management fee for Balanced, Growth and Worldwide Growth Portfolios. Expenses are stated both with and without contractual waivers by Janus Capital. Waivers, if applicable, are first applied against the management fee and then against other expenses, and will continue until at least the next annual renewal of the advisory agreement. All expenses are shown without the effect of any expense offset arrangements.

OPPENHEIMER VARIABLE ACCOUNT FUNDS ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

   -------------------------------------------------------------------------------------------------------------------------
                                                                               TOTAL FUND                      NET FUND
                                                 DISTRIBUTION                    ANNUAL                         ANNUAL
                                                    AND/OR                      EXPENSES          TOTAL        EXPENSES
                                     INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                                      ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
     PORTFOLIO                           FEE        FEE /3/     EXPENSES       REDUCTIONS      REDUCTIONS     REDUCTIONS
   -------------------------------------------------------------------------------------------------------------------------
     Oppenheimer Global
       Securities Fund/VA
       (Service Class)                0.64%/1/      0.15%        0.04%           0.83%           0.00%          0.83%
     Oppenheimer Strategic
       Bond Fund/VA
       (Service Class)                0.74%/2/      0.15%        0.05%           0.94%           0.00%          0.94%
   -------------------------------------------------------------------------------------------------------------------------

       (1) Under the investment advisory agreement, the Fund pays the Manager an advisory fee at an annual rate that declines on additional assets as the Fund grows: 0.75% of the first $200 million of average annual net assets, 0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million, and 0.60% of average annual net assets over $800 million. The Fund's management fee for its last fiscal year ended December 31, 2000, was 0.64% of the Fund's average annual net assets.

       (2) Under the investment advisory agreement, the Fund pays the Manager an advisory fee at an annual rate that declines on additional assets as the Fund grows: 0.75% of the first $200 million of average annual net assets, 0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million, and 0.60% of the next $200 million, and 0.50% of average annual net assets over $1 billion. The Fund's management fee for its last fiscal year ended December 31, 2000, was 0.74% of the Fund's average annual net assets.

       (3) The Distribution and Service Plan adopted by the Board for Service shares allows for payment to be made quarterly at an annual rate of up to 0.25% of the average annual net assets of Service shares of the Fund. The rate is currently reduced to 0.15%. The Board may increase that rate to no more than 0.25% per annum, without advance notification.

RS Rollover Choice-121271              6

PILGRIM VARIABLE PRODUCTS TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)/1/:

   -------------------------------------------------------------------------------------------------------------------------
                                                                               TOTAL FUND                      NET FUND
                                                 DISTRIBUTION                    ANNUAL                         ANNUAL
                                                    AND/OR                      EXPENSES          TOTAL        EXPENSES
                                     INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                                      ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
     PORTFOLIO                           FEE          FEE      EXPENSES/2/     REDUCTIONS     REDUCTIONS/3/   REDUCTIONS
   -------------------------------------------------------------------------------------------------------------------------
     Pilgrim VP Growth
       Opportunities (Class S)          0.75%        0.25%        1.44%          2.44%            1.34%          1.10%
     Pilgrim VP International
       Value (Class S)                  1.00%        0.25%        0.44%          1.69%            0.49%          1.20%
     Pilgrim VP MidCap
       Opportunities (Class S)          0.75%        0.25%        5.01%          6.01%            4.91%          1.10%
     Pilgrim VP SmallCap
       Opportunities (Class S)          0.75%        0.25%        0.23%          1.23%            0.13%          1.10%
   -------------------------------------------------------------------------------------------------------------------------

       (1) This table shows the estimated operating expenses for Class S shares of each Portfolio as a ratio of expenses to average daily net assets. These estimates are based on each Portfolio's actual operating expenses for Class R shares for the Trust's most recently completed fiscal year and fee waivers to which the Adviser has agreed for each Portfolio.

       (2) Because Class S shares are new for each portfolio, the Other Expenses for the Portfolios are based on Class R expenses of the Portfolios.

       (3) ING Pilgrim Investments, LLC has entered into expense limitation agreements with each Portfolio, under which it will limit expenses of the Portfolio, excluding interest, taxes, brokerage and extraordinary expenses subject to possible reimbursement to ING Pilgrim Investments, LLC within three years. The expense limit for each Portfolio is shown as Net Fund Annual Expenses. For each Portfolio, the expense limits will continue through at least December 31, 2001.

THE PIONEER VARIABLE CONTRACT TRUST EXPENSES (as a percentage of the average daily net assets of the portfolio):

   -------------------------------------------------------------------------------------------------------------------------
                                                                               TOTAL FUND                      NET FUND
                                                 DISTRIBUTION                    ANNUAL                         ANNUAL
                                                    AND/OR                      EXPENSES          TOTAL        EXPENSES
                                     INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                                      ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
     PORTFOLIO                           FEE          FEE       EXPENSES       REDUCTIONS     REDUCTIONS/1/   REDUCTIONS
   -------------------------------------------------------------------------------------------------------------------------
     Pioneer Equity Income
       VCT (Class II)                   0.65%        0.25%        0.06%          0.96%            0.00%          0.96%
     Pioneer Fund VCT
       (Class II)                       0.65%        0.25%        0.03%          0.93%            0.00%          0.93%
     Pioneer Mid-Cap Value
       VCT (Class II)                   0.65%        0.25%        0.11%          1.01%            0.00%          1.01%
   -------------------------------------------------------------------------------------------------------------------------

       (1) Pioneer has agreed not to impose all or a portion of its management fee and, if necessary, to limit other ordinary operating expenses to the extent required to reduce Class I expenses to 1.25% of the average daily net assets attributable to Class I shares; the portion of portfolio expenses attributable to Class II shares will be reduced only to the extent such expenses are reduced for Class I shares. Pioneer may subsequently recover reimbursed expenses from the portfolio if the portfolio's expense ratio is less than the expense limitation.

RS Rollover Choice-121271              7

THE PORTFOLIO PARTNERS, INC. EXPENSES (as a percentage of the average daily net assets of the portfolio):



   -------------------------------------------------------------------------------------------------------------------------
                                                                               TOTAL FUND                      NET FUND
                                                 DISTRIBUTION                    ANNUAL                         ANNUAL
                                                    AND/OR                      EXPENSES          TOTAL        EXPENSES
                                     INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                                      ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
     PORTFOLIO                           FEE          FEE      EXPENSES/1/   REDUCTIONS/2/     REDUCTIONS     REDUCTIONS
   -------------------------------------------------------------------------------------------------------------------------
     PPI Alger Aggressive
       Growth (Service Class)           0.85%        0.00%        0.45%          1.30%            0.00%          1.30%
     PPI Alger Growth
       (Service Class)                  0.80%        0.00%        0.45%          1.25%            0.00%          1.25%
     PPI Brinson Tactical Asset
       Allocation (Service Class)       0.90%        0.00%        0.45%          1.35%            0.00%          1.35%
     PPI Goldman Sachs Capital
       Growth (Service Class)           0.85%        0.00%        0.45%          1.30%            0.00%          1.30%
     PPI MFS Capital
       Opportunities (Service Class)    0.65%        0.00%        0.50%          1.15%            0.00%          1.15%
     PPI MFS Research Growth
       (Service Class)                  0.69%        0.00%        0.40%          1.09%            0.00%          1.09%
     PPI OpCap Balanced Value
       (Service Class)                  0.80%        0.00%        0.45%          1.25%            0.00%          1.25%
     PPI Salomon Bros. Capital
       (Service Class)                  0.90%        0.00%        0.45%          1.35%            0.00%          1.35%
     PPI Salomon Bros. Investors
       Value (Service Class)            0.80%        0.00%        0.45%          1.25%            0.00%          1.25%
     PPI Scudder International                                    0.45%
       Growth (Service Class)           0.80%        0.00%                       1.25%            0.00%          1.25%
     PPI T. Rowe Price Growth
       Equity (Service Class)           0.60%        0.00%        0.40%          1.00%            0.00%          1.00%
   -------------------------------------------------------------------------------------------------------------------------

       (1)   A Shareholder Service Fee of 0.25% is included in "Other Expenses".

       (2) The Investment Advisor has voluntarily agreed to reimburse the portfolio for expenses and/or waive its fees so that, in the aggregate, portfolio expenses will not exceed the Total Fund Annual Expenses through at least April 30, 2002.

THE PURPOSE OF THE FOREGOING TABLES IS TO HELP YOU UNDERSTAND THE VARIOUS COSTS AND EXPENSES THAT YOU WILL BEAR DIRECTLY AND INDIRECTLY. SEE THE PROSPECTUSES OF THE AETNA GET FUND, AETNA VARIABLE PORTFOLIOS, INC., AIM VARIABLE INSURANCE FUNDS, FIDELITY VARIABLE INSURANCE PRODUCTS FUND, FIDELITY VARIABLE INSURANCE PRODUCTS FUND II, FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST, THE GCG TRUST, JANUS ASPEN SERIES, OPPENHEIMER VARIABLE ACCOUNT FUNDS, PILGRIM VARIABLE PRODUCTS TRUST, PIONEER VARIABLE CONTRACTS TRUST, AND PORTFOLIO PARTNERS, INC. FOR ADDITIONAL INFORMATION ON MANAGEMENT OR ADVISORY FEES AND IN SOME CASES ON OTHER PORTFOLIO EXPENSES.

RS Rollover Choice-121271              8

Premium taxes (which currently range from 0% to 3.5% of premium payments) may apply, but are not reflected in the tables above or in the examples below.

EXAMPLES:

The following two examples are designed to show you the expenses you would pay on a $1,000 investment that earns 5% annually. Each example assumes election of Option Package III. The examples reflect the deduction of a mortality and expense risk charge, an asset-based administrative charge, and the annual contract administrative charge as an annual charge of 0.06% of assets (based on an average contract value of $49,000). Expenses for the GET Fund also reflect the asset-based GET Fund guarantee charge of 0.50% of assets in the GET Fund. Because a GET Fund series has a five year period to maturity, no GET Fund expenses are shown in the 10 year expense column for the GET Fund. Each example also assumes that any applicable expense reimbursements of underlying portfolio expenses will continue for the periods shown. If Option Package I or II is elected instead of Option Package III used in the examples, the actual expenses will be less than those represented in the examples. Each example also assumes that all premium payments are subject to surrender charge. Note that if some or all of the amounts held under the Contract are transfer amounts or otherwise not subject to surrender charge, the actual surrender charge will be lower than that represented in the example. Note that surrender charges may apply if you choose to annuitize your Contract within the first 5 contract years. Thus, in the event you annuitize your Contract under circumstances which require a surrender charge, you should refer to Example 1 below which assumes applicable surrender charges.

RS Rollover Choice-121271              9

Example 1:

If you surrender your Contract at the end of the applicable time period, you would pay the following expenses for each $1,000 invested:

       -------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS           5 YEARS          10 YEARS
       -------------------------------------------------------------------------------------------------------------------

        AETNA GET FUND
        Aetna GET Fund                                      $87              $133             $171              N/A*

        AETNA VARIABLE PORTFOLIOS, INC.
        Aetna Growth VP                                     $81              $116             $143              $244
        Aetna Index Plus Large Cap VP                       $79              $108             $130              $217
        Aetna Index Plus Mid Cap VP                         $80              $113             $138              $234
        Aetna Index Plus Small Cap VP                       $80              $113             $138              $234
        Aetna International VP                              $86              $130             $166              $290
        Aetna Small Company VP                              $83              $121             $152              $262
        Aetna Value Opportunity VP                          $82              $118             $146              $249

        AIM VARIABLE INSURANCE FUNDS
        AIM V.I. Capital Appreciation                       $83              $120             $150              $258
        AIM V.I. Growth and Income                          $83              $120             $150              $257
        AIM V.I. Value                                      $83              $121             $152              $261

        FIDELITY VARIABLE INSURANCE PRODUCTS FUND
        Fidelity VIP Equity-Income                          $80              $112             $137              $231
        Fidelity VIP Growth                                 $81              $115             $141              $239

        FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
        Fidelity VIP II Contrafund                          $81              $115             $141              $239
        Fidelity VIP II Overseas                            $83              $122             $153              $263

        FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
        Franklin Value Securities                           $83              $120             $150              $258

        THE GCG  TRUST
        Core Bond                                           $82              $118             $146              $250
        Liquid Asset                                        $77              $104             $123              $202
        Total Return                                        $81              $114             $140              $238

        JANUS ASPEN SERIES
        Janus Aspen Series Balanced                         $81              $115             $141              $240
        Janus Aspen Series Flexible Income                  $82              $117             $145              $248
        Janus Aspen Series Growth                           $81              $115             $142              $241
        Janus Aspen Series Worldwide Growth                 $81              $116             $143              $243

        OPPENHEIMER VARIABLE ACCOUNT FUNDS
        Oppenheimer Global Securities                       $80              $112             $137              $232
        Oppenheimer Strategic Bond                          $81              $116             $143              $243

        PILGRIM VARIABLE PRODUCTS TRUST
        Pilgrim VP Growth Opportunities                     $83              $121             $151              $260
        Pilgrim VP International Value                      $84              $124             $156              $270
        Pilgrim VP MidCap Opportunities                     $83              $121             $151              $260
        Pilgrim VP SmallCap Opportunities                   $83              $121             $151              $260

            * Current GET Fund Series are available for 5 year guarantee periods only. Therefore, no GET Fund expenses are included in the expense example under 10 years.

RS Rollover Choice-121271              10

       -------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS           5 YEARS          10 YEARS
       -------------------------------------------------------------------------------------------------------------------

        PIONEER VARIABLE CONTRACTS TRUST
        Pioneer Equity Income VCT                           $82              $116             $144              $245
        Pioneer Fund VCT                                    $81              $115             $142              $242
        Pioneer Mid-Cap Value VCT                           $82              $118             $146              $250

        PORTFOLIO PARTNERS, INC.
        PPI Alger Aggressive Growth                         $85              $127             $161              $280
        PPI Alger Growth                                    $84              $125             $159              $275
        PPI Brinson Tactical Asset Allocation               $85              $128             $164              $285
        PPI Goldman Sachs Capital Growth                    $85              $127             $161              $280
        PPI MFS Capital Opportunities                       $83              $122             $154              $265
        PPI MFS Research Growth                             $83              $120             $150              $258
        PPI OpCap Balanced Value                            $84              $125             $159              $275
        PPI Salomon Bros. Capital                           $85              $128             $164              $285
        PPI Salomon Bros. Investors Value                   $84              $125             $159              $275
        PPI Scudder International Growth                    $84              $125             $159              $275
        PPI T. Rowe Price Growth Equity                     $82              $118             $146              $249
       --------------------------------------------- ----------------- ---------------- ----------------- ----------------

RS Rollover Choice-121271              11

Example 2:

If you do not surrender your Contract at the end of the applicable time period, you would pay the following expenses for each $1,000 invested:

       -------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS           5 YEARS          10 YEARS
       -------------------------------------------------------------------------------------------------------------------

        AETNA GET FUND
        Aetna GET Fund                                      $27              $83              $141              N/A*

        AETNA VARIABLE PORTFOLIOS, INC.
        Aetna Growth VP                                     $21              $66              $113              $244
        Aetna Index Plus Large Cap VP                       $19              $58              $100              $217
        Aetna Index Plus Mid Cap VP                         $20              $63              $108              $234
        Aetna Index Plus Small Cap VP                       $20              $63              $108              $234
        Aetna International VP                              $26              $80              $136              $290
        Aetna Small Company VP                              $23              $71              $122              $262
        Aetna Value Opportunity VP                          $22              $68              $116              $249

        AIM VARIABLE INSURANCE FUNDS
        AIM V.I. Capital Appreciation                       $23              $70              $120              $258
        AIM V.I. Growth and Income                          $23              $70              $120              $257
        AIM V.I. Value                                      $23              $71              $122              $261

        FIDELITY VARIABLE INSURANCE PRODUCTS FUND
        Fidelity VIP Equity-Income                          $20              $62              $107              $231
        Fidelity VIP Growth                                 $21              $65              $111              $239

        FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
        Fidelity VIP II Contrafund                          $21              $65              $111              $239
        Fidelity VIP II Overseas                            $23              $72              $123              $263

        FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
        Franklin Value Securities Fund                      $23              $70              $120              $258

        THE GCG  TRUST
        Core Bond                                           $22              $68              $116              $250
        Liquid Asset                                        $17              $54               $93              $202
        Total Return                                        $21              $64              $110              $238

        JANUS ASPEN SERIES
        Janus Aspen Series Balanced                         $21              $65              $111              $240
        Janus Aspen Series Flexible Income                  $22              $67              $115              $248
        Janus Aspen Series Growth                           $21              $65              $112              $241
        Janus Aspen Series Worldwide Growth                 $21              $66              $113              $243

        OPPENHEIMER VARIABLE ACCOUNT FUNDS
        Oppenheimer Global Securities                       $20              $62              $107              $232
        Oppenheimer Strategic Bond                          $21              $66              $113              $243

        PILGRIM VARIABLE PRODUCTS TRUST
        Pilgrim VP Growth Opportunities                     $23              $71              $121              $260
        Pilgrim VP International Value                      $24              $74              $126              $270
        Pilgrim VP MidCap Opportunities                     $23              $71              $121              $260
        Pilgrim VP SmallCap Opportunities                   $23              $71              $121              $260

            * Current GET Fund Series are available for 5 year guarantee periods only. Therefore, no GET Fund expenses are included in the expense example under 10 years.

       -------------------------------------------------------------------------------------------------------------------

RS Rollover Choice-121271              12

       -------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS           5 YEARS          10 YEARS
       -------------------------------------------------------------------------------------------------------------------

        PIONEER VARIABLE CONTRACTS TRUST
        Pioneer Equity Income VCT                           $22              $66              $114              $245
        Pioneer Fund VCT                                    $21              $65              $112              $242
        Pioneer Mid-Cap Value VCT                           $22              $68              $116              $250

        PORTFOLIO PARTNERS, INC.
        PPI Alger Aggressive Growth                         $25              $77              $131              $280
        PPI Alger Growth                                    $24              $75              $129              $275
        PPI Brinson Tactical Asset Allocation               $25              $78              $134              $285
        PPI Goldman Sachs Capital Growth                    $25              $77              $131              $280
        PPI MFS Capital Opportunities                       $23              $72              $124              $265
        PPI MFS Research Growth                             $23              $70              $120              $258
        PPI OpCap Balanced Value                            $24              $75              $129              $275
        PPI Salomon Bros. Capital                           $25              $78              $134              $285
        PPI Salomon Bros. Investors Value                   $24              $75              $129              $275
        PPI Scudder International Growth                    $24              $75              $129              $275
        PPI T. Rowe Price Growth Equity                     $22              $68              $116              $249
       --------------------------------------------- ----------------- ---------------- ----------------- ----------------


THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT. Compensation is paid for the sale of the Contracts. For information about this compensation, see "Selling the Contract."

--------------------------------------------------------------------------------
                             PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ACCUMULATION UNIT

We use accumulation units to calculate the value of a Contract. Each subaccount of Separate Account B has its own accumulation unit value. The accumulation units are valued each business day that the New York Stock Exchange is open for trading. Their values may increase or decrease from day to day according to a Net Investment Factor, which is primarily based on the investment performance of the applicable investment portfolio. Shares in the investment portfolios are valued at their net asset value.

THE NET INVESTMENT FACTOR

The Net Investment Factor is an index number which reflects certain charges under the Contract and the investment performance of the subaccount. The Net Investment Factor is calculated for each subaccount as follows:

     1) We take the net asset value of the subaccount at the end of each business day.

     2) We add to (1) the amount of any dividend or capital gains distribution declared for the subaccount and reinvested in such subaccount. We subtract from that amount a charge for our taxes, if any.

     3) We divide (2) by the net asset value of the subaccount at the end of the preceding business day.

     4) We then subtract the applicable daily mortality and expense risk charge and the daily asset-based administrative charge from the subaccount and, for the GET Fund subaccount only, the daily GET Fund guarantee charge.

Calculations for the subaccounts are made on a per share basis.

RS Rollover Choice-121271              13

CONDENSED FINANCIAL INFORMATION

Because sales of the Contract had not commenced as of the date of this prospectus, no condensed financial information is included.

FINANCIAL STATEMENTS

The audited financial statements of Separate Account B for the year ended December 31, 2000 are included in the Statement of Additional Information. The unaudited condensed consolidated financial statements of Golden American for the nine months ended September 30, 2001, and the audited consolidated financial statements of Golden American for the years ended December 31, 2000, 1999 and 1998 are included in this prospectus.

PERFORMANCE INFORMATION

From time to time, we may advertise or include in reports to contract owners performance information for the subaccounts of Separate Account B, including the average annual total return performance, yields and other nonstandard measures of performance. Such performance data will be computed, or accompanied by performance data computed, in accordance with standards defined by the SEC.

Except for the Liquid Asset subaccount, quotations of yield for the subaccounts will be based on all investment income per unit (contract value divided by the accumulation unit) earned during a given 30-day period, less expenses accrued during such period. Information on standard total average annual return performance will include average annual rates of total return for 1, 5 and 10 year periods, or lesser periods depending on how long Separate Account B has been investing in the portfolio. We may show other total returns for periods of less than one year. Total return figures will be based on the actual historic performance of the subaccounts of Separate Account B, assuming an investment at the beginning of the period when the separate account first invested in the portfolio and withdrawal of the investment at the end of the period, adjusted to reflect the deduction of all applicable portfolio and current contract charges. We may also show rates of total return on amounts invested at the beginning of the period with no withdrawal at the end of the period. Total return figures which assume no withdrawals at the end of the period will reflect all recurring charges, but will not reflect the surrender charge. In addition, we may present historic performance data for the investment portfolios since their inception reduced by some or all of the fees and charges under the Contract. Such adjusted historic performance includes data that precedes the inception dates of the subaccounts of Separate Account B. This data is designed to show the performance that would have resulted if the Contract had been in existence before the separate account began investing in the portfolios.

Current yield for the Liquid Asset subaccount is based on income received by a hypothetical investment over a given 7-day period, less expenses accrued, and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks). We calculate "effective yield" for the Liquid Asset subaccount in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will thus be slightly higher than the "yield" because of the compounding effect of earnings. We calculate quotations of yield for the remaining subaccounts on all investment income per accumulation unit earned during a given 30-day period, after subtracting fees and expenses accrued during the period, assuming no surrender.

We may compare performance information for a subaccount to: (i) the Standard & Poor's 500 Stock Index, Dow Jones Industrial Average, Donoghue Money Market Institutional Averages, or any other applicable market indices, (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services (a widely used independent research firm which ranks mutual funds and other investment companies), or any other rating service, and
(iii) the Consumer Price Index (measure for inflation) to determine the real rate of return of an investment in the Contract. Our reports and promotional literature may also contain other information including the ranking of any subaccount based on rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by similar rating services.

RS Rollover Choice-121271              14

Performance information reflects only the performance of a hypothetical contract and should be considered in light of other factors, including the investment objective of the investment portfolio and market conditions. Please keep in mind that past performance is not a guarantee of future results.

--------------------------------------------------------------------------------
                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

Golden American Life Insurance Company is a Delaware stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. Golden American is a wholly owned subsidiary of Equitable Life Insurance Company of Iowa ("ELIC"). ELIC is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("Equitable of Iowa"). Equitable of Iowa is a wholly owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands. Golden American is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia. In May 1996, Golden American established a subsidiary, First Golden American Life Insurance Company of New York, which is authorized to sell annuities in New York and Delaware. Golden American's consolidated financial statements appear in this prospectus.

Equitable of Iowa is the holding company for ELIC, Golden American, Directed Services, Inc., the investment manager of the GCG Trust and the distributor of the Contracts, and other interests. ING also owns Pilgrim Investments, LLC, a portfolio manager of the GCG Trust, and the investment manager of the Pilgrim Variable Insurance Trust and the Pilgrim Variable Products Trust. ING also owns Baring International Investment Limited, another portfolio manager of the GCG Trust and ING Investment Management Advisors B.V., a portfolio manager of the Pilgrim Variable Insurance Trust.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

--------------------------------------------------------------------------------
                                   THE TRUSTS
--------------------------------------------------------------------------------

Aetna GET Fund is an open-end investment company authorized to issue multiple series of shares. Shares of the series are offered to insurance company separate accounts, including Golden American Separate Account B, that fund variable annuity contracts. The address of Aetna GET Fund is 1475 Dunwoody Drive, West Chester, PA 19380.

Aetna Variable Portfolios, Inc. is a mutual fund whose shares are offered to insurance company separate accounts, including Golden American Separate Account B, that fund both annuity and life insurance contracts and to certain tax-qualified retirement plans. The address of Aetna Variable Portfolios, Inc. is 151 Farmington Avenue, Hartford, Connecticut 06156-8962.

AIM Variable Insurance Funds is a mutual fund whose shares are currently offered only to insurance company separate accounts. The address of AIM Variable Insurance Funds is 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.

Fidelity Variable Insurance Products Fund and Fidelity Variable Insurance Products Fund II ("Fidelity Variable Insurance Products Fund") are also mutual funds which offer their shares only to separate accounts of insurance companies that offer variable annuity and variable life insurance products. Fidelity Variable Insurance Products Fund is located at 82 Devonshire Street, Boston, MA 02109.

Franklin Templeton Variable Insurance Products Trust is a Franklin Templeton Variable Insurance Products Trust consists of separate series (the Fund or Funds) offering a wide variety of investment choices. Each Fund generally has two classes of shares, Class I and Class 2. Shares of each Fund are sold to insurance company separate accounts to serve as investment options for variable annuity or variable life insurance contracts, and for qualified pension and retirement plans. Franklin Templeton Variable Insurance Products Trust is located at 777 Mariners Island Blvd., P.O. Box 7777, San Mateo, CA 94403-7777.

RS Rollover Choice-121271              15

The GCG Trust is a mutual fund whose shares are offered to separate accounts funding variable annuity and variable life insurance policies offered by Golden American and other affiliated insurance companies. The GCG Trust may also sell its shares to separate accounts of insurance companies not affiliated with Golden American. Pending SEC approval, shares of the GCG Trust may also be sold to certain qualified pension and retirement plans. The address of the GCG Trust is 1475 Dunwoody Drive, West Chester, PA 19380.

Janus Aspen Series is a mutual fund whose shares are offered in connection with investment in and payments under variable annuity contracts and variable life insurance contracts, as well as certain qualified retirement plans. The address of Janus Aspen Series is 100 Fillmore Street, Denver, Colorado 80206-4928.

Oppenheimer Variable Account Funds is a mutual fund whose shares are sold only as the underlying investment for variable life insurance policies, variable annuity contracts and other insurance company separate accounts. The address of the Oppenheimer Variable Account Funds is Oppenheimer Funds Services, P.O. Box 5270, Denver, CO 80217-5270.

The Pilgrim Variable Products Trust is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by Golden American and other insurance companies, both affiliated and unaffiliated with Golden American. The address of Pilgrim Variable Products Trust is 40 North Central Avenue, Suite 1200, Phoenix, AZ 85004.

Pioneer Variable Contracts Trust is an open-end management investment company. Shares of the portfolios are offered primarily to insurance companies to fund the benefits under variable annuity and variable life insurance contracts issued by their companies. The address of Pioneer Variable Contracts Trust is 60 State Street, Boston, Massachusetts 02109.

Portfolio Partners, Inc. is a mutual fund whose shares are offered only to insurance companies to fund benefits under their variable annuity and variable life insurance contracts. The address of Portfolio Partners, Inc. is 151 Farmington Avenue, Hartford, Connecticut 06156-8962.

In the event that, due to differences in tax treatment or other considerations, the interests of contract owners of various contracts participating in the Trusts conflict, we, the Boards of Trustees of the Aetna GET Fund, Fidelity Variable Insurance Products Fund and Variable Insurance Products Fund II, Franklin Templeton Variable Insurance Products Trust, The GCG Trust, Janus Aspen Series, Oppenheimer Variable Account Funds, the Pilgrim Variable Products Trust, Pioneer Variable Contracts Trust, and the Board of Directors of Aetna Variable Portfolios, Inc., Portfolio Partners, Inc. and the management of Directed Services, Inc. and any insurance companies participating in the Trusts will monitor events to identify and resolve any material conflicts that may arise.

YOU WILL FIND MORE DETAILED INFORMATION ABOUT THE Aetna GET Fund, Aetna Variable Portfolios, Inc., AIM Variable Insurance Funds, Fidelity Variable Insurance Products Fund, Fidelity Variable Insurance Products Fund II, Franklin Templeton Variable Insurance Products Trust, The GCG Trust, Janus Aspen Series, Oppenheimer Variable Account Funds, Pilgrim Variable Products Trust, Pioneer Variable Contracts Trust, and Portfolio Partners, Inc. IN THE ACCOMPANYING PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THEM CAREFULLY BEFORE INVESTING.

--------------------------------------------------------------------------------
                       GOLDEN AMERICAN SEPARATE ACCOUNT B
--------------------------------------------------------------------------------

Golden American Separate Account B ("Separate Account B") was established as a separate account of the Company on July 14, 1988. It is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 as amended (the "1940 Act"). Separate Account B is a separate investment account used for our variable annuity contracts. We own all the assets in Separate Account B but such assets are kept separate from our other accounts.

Separate Account B is divided into subaccounts. Each subaccount invests exclusively in shares of one investment portfolio of the Aetna GET Fund, Aetna Variable Portfolios, Inc., AIM Variable Insurance Funds,

RS Rollover Choice-121271              16

Fidelity Variable Insurance Products Fund, Fidelity Variable Insurance Products Fund II, Franklin Templeton Variable Insurance Products Trust, The GCG Trust, Janus Aspen Series, Oppenheimer Variable Account Funds, Pilgrim Variable Products Trust, Pioneer Variable Contracts Trust, and Portfolio Partners, Inc. Each investment portfolio has its own distinct investment objectives and policies. Income, gains and losses, realized or unrealized, of a portfolio are credited to or charged against the corresponding subaccount of Separate Account B without regard to any other income, gains or losses of the Company. Assets equal to the reserves and other contract liabilities with respect to each are not chargeable with liabilities arising out of any other business of the Company. They may, however, be subject to liabilities arising from subaccounts whose assets we attribute to other variable annuity contracts supported by Separate Account B. If the assets in Separate Account B exceed the required reserves and other liabilities, we may transfer the excess to our general account. We are obligated to pay all benefits and make all payments provided under the Contracts.

NOTE: We currently offer other variable annuity contracts that invest in Separate Account B but are not discussed in this prospectus. Separate Account B may also invest in other investment portfolios which are not available under your Contract. Under certain circumstances, we may make certain changes to the subaccounts. For more information, see "The Annuity Contract -- Addition, Deletion, or Substitution of Subaccounts and Other Changes."

--------------------------------------------------------------------------------
                            THE INVESTMENT PORTFOLIOS
--------------------------------------------------------------------------------

During the accumulation phase, you may allocate your premium payments and contract value to any of the investment portfolios listed in the section below. YOU BEAR THE ENTIRE INVESTMENT RISK FOR AMOUNTS YOU ALLOCATE TO ANY INVESTMENT PORTFOLIO, AND YOU MAY LOSE YOUR PRINCIPAL.

INVESTMENT OBJECTIVES

The investment objective of each investment portfolio is set forth below. You should understand that there is no guarantee that any portfolio will meet its investment objectives. Meeting objectives depends on various factors, including, in certain cases, how well the portfolio managers anticipate changing economic and market conditions. Separate Account B also has other subaccounts investing in other portfolios which are not available to the Contract described in this prospectus. YOU CAN FIND MORE DETAILED INFORMATION ABOUT THE INVESTMENT PORTFOLIOS IN THE PROSPECTUSES FOR THE AETNA GET FUND, AETNA VARIABLE PORTFOLIOS, INC., AIM VARIABLE INSURANCE FUNDS, FIDELITY VARIABLE INSURANCE PRODUCTS FUND, FIDELITY VARIABLE INSURANCE PRODUCTS FUND II, FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST, THE GCG TRUST, JANUS ASPEN SERIES, OPPENHEIMER VARIABLE ACCOUNT FUNDS, PILGRIM VARIABLE PRODUCTS TRUST, PIONEER VARIABLE CONTRACTS TRUST, AND PORTFOLIO PARTNERS, INC. THESE PROSPECTUSES MAY ALSO CONTAIN PORTFOLIOS THAT ARE NOT AVAILABLE UNDER YOUR CONTRACT. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

RS Rollover Choice-121271              17

      INVESTMENT PORTFOLIO                   INVESTMENT OBJECTIVE
      -------------------------------------- -----------------------------------
      AETNA GET FUND
      Get Fund

                                             Seeks to achieve maximum total
                                             return without compromising a
                                             minimum targeted return (Targeted
                                             Return) by participation in
                                             favorable equity market performance
                                             during the Guarantee Period.

                                             During
                                             the Offering Period, invests in
                                             short-term instruments. During the
                                             Guarantee Period, the Series will
                                             be allocated between the:

                                             Equity
                                             Component, invested in common
                                             stocks included in the Standard and
                                             Poor's 500 Index (S&P 500) and
                                             futures contracts on the S&P 500;
                                             and the

                                             Fixed Component, invested
                                             primarily in short- to
                                             intermediate-duration U.S.
                                             Government securities.
                                             -----------------------------------

      AETNA VARIABLE PORTFOLIOS, INC.
      Aetna Growth VP (Class S)
                                             Seeks growth of capital.
                                             Invests in a diversified portfolio
                                             consisting primarily of common
                                             stocks and securities convertible
                                             into common stock believed to offer
                                             growth potential.
                                             -----------------------------------

      Aetna Index Plus Large Cap VP
       (ClassS) Seeks to outperform the total return performance of the Standard & Poor's 500 Composite Index (S&P
                                             500), while maintaining a market
                                             level of risk.

                                             Invests at least 80%
                                             of its net assets in stocks
                                             included in the S&P 500.
                                             -----------------------------------

      Aetna Index Plus Mid Cap VP (Class S)
                                             Seeks to outperform the total
                                             return performance of the Standard
                                             & Poor's MidCap 400 Index (S&P
                                             400), while maintaining a market
                                             level of risk.

                                             Invests at least 80%
                                             of its net assets in stocks
                                             included in the S&P 400.
                                             -----------------------------------

      Aetna Index Plus Small Cap VP
       (Class S)                             Seeks to outperform the total
                                             return performance of the Standard
                                             & Poor's SmallCap 600 Index (S&P
                                             600), while maintaining a market
                                             level of risk.

                                             Invests at least 80%
                                             of its net assets in stocks
                                             included in the S&P 600.
                                             -----------------------------------

      Aetna International VP
      (Class S)                              Seeks long-term capital growth.

                                             Invests in a diversified portfolio
                                             of common stocks principally traded
                                             in countries outside of the U.S.
                                             The Portfolio does not target any
                                             given level of current income.
                                             -----------------------------------

      Aetna Small Company VP
      (Class S)                              Seeks growth of capital.

                                             Invests in a diversified portfolio
                                             of common stocks and securities
                                             convertible into common stocks of
                                             companies with smaller market
                                             capitalizations.
                                             -----------------------------------

      Aetna Value Opportunity VP
       (Class S)                             Seeks growth of capital primarily
                                             through investment in a diversified
                                             portfolio of common stocks and
                                             securities convertible into common
                                             stock.

                                             Normally, invests at least
                                             65% of its total assets in common
                                             stocks and securities convertible
                                             into common stock.
                                             -----------------------------------

      AIM VARIABLE INSURANCE FUNDS
      AIM V.I. Capital Appreciation Fund
      (Series II)                            Seeks growth of capital.

                                             Invests principally in common
                                             stocks of companies that management
                                             believes are likely to benefit from
                                             new or innovative products,
                                             services or processes as well as
                                             those that have experienced
                                             above-average, long-term growth in
                                             earnings and have excellent
                                             prospects for future growth.
                                             -----------------------------------

RS Rollover Choice-121271              18

      INVESTMENT PORTFOLIO                   INVESTMENT OBJECTIVE
      -------------------------------------- -----------------------------------
      AIM V.I. Growth and Income Fund
      (Series II)                            Seeks to provide growth of capital
                                             with a secondary objective of
                                             current income.

                                             Invests at least 65% of its total
                                             assets in securities of established
                                             companies that have long-term above
                                             -average growth in earnings and
                                             dividends, and growth companies
                                             that management believes have
                                             potential for above-average growth
                                             in earnings and  dividends.  The
                                             fund may invest up to 25% of its
                                             assets in foreign securities.
                                             -----------------------------------

      AIM V.I. Value Fund
      (Series II)                            Seeks long -term growth of
                                             capital. Income is a secondary
                                             objective.

                                             Invests primarily in
                                             equity securities judged to be
                                             undervalued relative to the current
                                             or projected earnings of the
                                             companies issuing the securities,
                                             relative to current market values
                                             of assets owned by the companies
                                             issuing the securities, or relative
                                             to the equity market generally.
                                             -----------------------------------

      FIDELITY VARIABLE INSURANCE PRODUCTS FUND
      Fidelity VIP Equity-Income
      Portfolio (Service Class 2)            Seeks reasonable income.  The fund
                                             will also consider the potential
                                             for capital appreciation.

                                             Normally invests at least 65% of
                                             total assets in  income-producing
                                             equity securities, which tends to
                                             lead to investments in large cap
                                             "value" stocks.
                                             -----------------------------------

      Fidelity VIP Growth Portfolio
      (Service Class 2)                      Seeks to achieve capital
                                             appreciation.

                                             Normally invests primarily in
                                             common stocks, investing in
                                             companies that management believes
                                             have above-average growth
                                             potential.
                                             -----------------------------------

      FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
      Fidelity VIP II Contrafund
      Portfolio (Service Class 2)            Seeks long-term capital
                                             appreciation.

                                             Normally invests primarily in
                                             common stocks, investing in
                                             securities of companies whose value
                                             management believes is not fully
                                             recognized by the public.
                                             -----------------------------------
      Fidelity VIP II Overseas
      Portfolio (Service Class 2)            Seeks long -term growth of capital.

                                             Normally invests at least 65% of
                                             total assets in foreign securities,
                                             investing primarily in common
                                             stocks.
                                             -----------------------------------

      FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
      Franklin Value Securities Fund
      (Class 2)                              Seeks long-term total return.
                                             Income, while not a goal, is a
                                             secondary consideration.

                                             Invests at least 65% of total
                                             assets in equity securities of
                                             companies management believes are
                                             selling substantially below the
                                             underlying value of their assets or
                                             their private market value.
                                             -----------------------------------

      THE GCG TRUST
      Core Bond                              Seeks maximum total return,
                                             consistent with preservation of
                                             capital and prudent investment
                                             management.

                                             Invests primarily in a
                                             diversified portfolio of fixed
                                             income instruments of varying
                                             maturities. The average portfolio
                                             duration of the Portfolio normally
                                             varies within a three- to six-year
                                             time frame.
                                             -----------------------------------

RS Rollover Choice-121271              19

      INVESTMENT PORTFOLIO                   INVESTMENT OBJECTIVE
      -------------------------------------- -----------------------------------
      Liquid Asset                           Seeks high level of current income
                                             consistent with the preservation of
                                             capital and liquidity.

                                             Invests
                                             primarily in obligations of the
                                             U.S. Government and its agencies
                                             and instrumentalities, bank
                                             obligations, commercial paper and
                                             short-term corporate debt
                                             securities. All securities will
                                             mature in less than one year.
                                             -----------------------------------

      Total Return                           Seeks above-average income
                                             (compared to a portfolio entirely
                                             invested in equity securities)
                                             consistent with the prudent
                                             employment of capital. Growth of
                                             capital and income is a secondary
                                             goal.

                                             Invests primarily in a
                                             combination of equity and fixed
                                             income securities.
                                             -----------------------------------

      JANUS ASPEN SERIES
      Janus Aspen Series Balanced
      Portfolio (Service Shares)             Seeks long-term capital growth,
                                             consistent with preservation of
                                             capital and balanced by current
                                             income.

                                             Invests 40-60% of its assets in
                                             securities selected primarily
                                             for their growth potential and
                                             40-60% of its assets in securities
                                             selected  primarily for their
                                             income potential. The Portfolio
                                             will normally invest at least
                                             25% of its assets in fixed-income
                                             securities.
                                             -----------------------------------
      Janus Aspen Series Flexible
      Income Portfolio (Service              Seeks to obtain maximum total
      Shares)                                return, consistent with
                                             preservation of capital.

                                             Invests primarily in a wide variety
                                             of income-producing securities such
                                             as corporate bonds and notes,
                                             government securities and preferred
                                             stock. As a fundamental policy, the
                                             Portfolio will invest at least 80%
                                             of its assets in income-producing
                                             securities. The Portfolio may own
                                             an unlimited amount of
                                             high-yield/high-risk bonds.
                                             -----------------------------------

      Janus Aspen Series Growth
      Portfolio (Service Shares)             Seeks long-term
                                             growth of capital in a manner
                                             consistent with the preservation of
                                             capital.

                                             Invests primarily in
                                             common stocks selected for their
                                             growth potential. Although the
                                             Portfolio can invest in companies
                                             of any size, it generally invests
                                             in larger, more established
                                             companies.
                                             -----------------------------------

      Janus Aspen Series
      Worldwide Growth Portfolio             Seeks long-term growth of capital
                                             in a manner consistent with the
                                             preservation of capital.

                                             Invests primarily in common stocks
                                             of companies of any size located
                                             throughout the world.
                                             -----------------------------------

      OPPENHEIMER VARIABLE ACCOUNT FUNDS
      Oppenheimer Global
      Securities Fund/VA                     Seeks long-term capital
      (Service Class)                        appreciation.

                                             Invests substantial portion
                                             of assets in securities of foreign
                                             issuers, "growth-type" companies,
                                             cyclical industries and special
                                             situations that are considered to
                                             have appreciation possibilities.
                                             Invests mainly in common stocks of
                                             U.S. and foreign issuers.
                                             -----------------------------------
      Oppenheimer Strategic
      Bond Fund/VA                           Seeks high level of current income
      (Service Class)                        principally derived from interest
                                             on debt securities.

                                             Invests mainly in three market
                                             sectors: debt securities of foreign
                                             government and companies,  U.S.
                                             Government securities,  and
                                             lower-rated high yield securities
                                             of U.S. and foreign companies.
                                             -----------------------------------

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      INVESTMENT PORTFOLIO                   INVESTMENT OBJECTIVE
      -------------------------------------- -----------------------------------
      PILGRIM VARIABLE PRODUCTS TRUST
      Pilgrim VP Growth
      Opportunities Portfolio                Seeks long-term growth of capital.
      (Class S)
                                             Invests  primarily in common stock
                                             of U.S. companies that management
                                             feels have above average prospects
                                             for growth.
                                             -----------------------------------
      Pilgrim VP International
      Value Portfolio (Class S)              Seeks long-term capital
                                             appreciation.

                                             Invests primarily in foreign
                                             companies with market
                                             capitalizations greater than $1
                                             billion, but it may hold up to 25%
                                             of its assets in companies with
                                             smaller market capitalizations.
                                             -----------------------------------
      Pilgrim VP MidCap
      Opportunities Portfolio                Seeks long-term capital
      (Class S)                              appreciation.

                                             Invests primarily in common
                                             stocks of mid-sized U.S. companies
                                             that management feels have above
                                             average prospects for growth.
                                             -----------------------------------

      Pilgrim VP SmallCap
      Opportunities Portfolio                Seeks long-term capital
      (Class  S)                             appreciation.

                                             Invests at least 65% of its
                                             total assets in the common stock of
                                             smaller, lesser-known U.S.
                                             companies that management believes
                                             have above average prospects for
                                             growth.
                                             -----------------------------------

      PIONEER VARIABLE CONTRACTS TRUST
      Pioneer Equity Income VCT
      Portfolio (Class II)                   Seeks current income and long-term
                                             growth of capital.

                                             Invests primarily in income
                                             producing equity securities of U.S.
                                             issuers. The income producing
                                             equity securities in which the
                                             portfolio may invest include common
                                             stocks, preferred stocks and
                                             interests in real estate investment
                                             trusts.
                                             -----------------------------------

      Pioneer Fund VCT Portfolio
      (Class II)                             Seeks reasonable income and capital
                                             growth.

                                             Invests in a broad list of
                                             carefully selected, reasonably
                                             priced securities rather than in
                                             securities whose prices reflect a
                                             premium resulting from their
                                             current market popularity.
                                             -----------------------------------

      Pioneer Mid-Cap Value VCT
      Portfolio (Class II)                   Seeks capital appreciation.

                                             Invests at least 80% of total
                                             assets in equity securities.
                                             Normally, the portfolio invests at
                                             least 65% of its total assets in
                                             the securities of mid-size
                                             companies.
                                             -----------------------------------

      PORTFOLIO PARTNERS, INC.
      PPI Alger Aggressive Growth
      Portfolio (Service Class)            Seeks long-term capital appreciation.

                                             Invests primarily (at least 65% of
                                             its total assets) in the equity
                                             securities of companies having a
                                             market capitalization within the
                                             range of companies in the S&P
                                             MidCap 400 Index, focusing on
                                             companies with promising growth
                                             potential.
                                             -----------------------------------
      PPI Alger Growth Portfolio
      (Service Class)                        Seeks long-term capital
                                             appreciation.

                                             Invests primarily (at least 65% of
                                             its total assets) in the equity
                                             securities of large companies,
                                             considered to be companies having a
                                             market capitalization of $10
                                             billion or greater.
                                             -----------------------------------

RS Rollover Choice-121271              21

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      INVESTMENT PORTFOLIO                   INVESTMENT OBJECTIVE
      -------------------------------------- -----------------------------------
      PPI Brinson Tactical Asset
      Allocation Portfolio                   Seeks total return, consisting of
      (Service Class)                        long-term capital appreciation and
                                             current income.

                                             Allocates its assets between a
                                             stock portion that is designed to
                                             track the performance of the S&P
                                             500 Index and a fixed income
                                             portion that consists of either
                                             five-year U.S. Treasury notes or
                                             U.S. Treasury bills with remaining
                                             maturities of 30 days.
                                             -----------------------------------

      PPI Goldman Sachs Capital Growth
      Portfolio (Service Class)              Seeks long-term growth of capital.

                                             Invests primarily (at least
                                             90% of its total assets under
                                             normal circumstances) in a
                                             diversified portfolio of equity
                                             securities that are considered by
                                             management to have long-term
                                             capital appreciation potential.
                                             -----------------------------------

      PPI  MFS Capital
      Opportunities Portfolio                Seeks capital appreciation.
      (Service Class)
                                             Invests primarily (at least
                                             65% of total assets) in common
                                             stocks and related securities, such
                                             as preferred stock, convertible
                                             securities and depositary receipts.

      PPI MFS Research Growth Portfolio
      (Service Class)                        Seeks long-term growth of capital
                                             and future income.

                                             Invests primarily (at least 80% of
                                             its total assets) in common stocks
                                             and related securities, such as
                                             preferred stocks, convertible
                                             securities and depositary receipts.
                                             -----------------------------------

      PPI OpCap Balanced Value Portfolio
      (Service Class)                        Seeks capital growth, and,
                                             secondarily, investment income.

                                             Invests at lest 25% of its total
                                             assets in equity securities,
                                             including common stocks and
                                             preferred stocks, and expects to
                                             have between 50% to 70% of its
                                             total assets invested in equities.
                                             Invests at least 25% of its total
                                             assets in fixed-income senior
                                             securities.
                                             -----------------------------------

      PPI Salomon Bros. Capital Portfolio
      (Service Class)                        Seeks capital appreciation.

                                             Invests primarily in equity
                                             securities of U.S. companies
                                             ranging in size from established
                                             large capitalization companies
                                             (over $5 billion in market
                                             capitalization) to small
                                             capitalization companies (less than
                                             $1 billion in market
                                             capitalization) at the beginning of
                                             their life cycles.
                                             -----------------------------------
      PPI Salomon Bros. Investors Value
      Portfolio  (Service Class)             Seeks long-term
                                             growth of capital and, secondarily,
                                             current income.

                                             Invests primarily
                                             in common stocks of established
                                             U.S. companies. May also invest in
                                             other equity securities. To a
                                             lesser degree, invests in income
                                             producing securities such as debt
                                             securities. May also invest up to
                                             20% of its assets in securities of
                                             foreign issuers.
                                             -----------------------------------

      PPI Scudder International Growth
      Portfolio (Service Class)              Seeks long-term growth of capital.

                                             Invests primarily (at least
                                             65% of its total assets) in the
                                             equity securities of foreign
                                             companies that management believes
                                             have high growth potential.
                                             -----------------------------------
      PPI  T. Rowe Price Growth Equity
      Portfolio (Service Class)              Seeks long-term capital growth,
                                             and, secondarily, increasing
                                             dividend income.

                                             Invests primarily (at least 65% of
                                             its total assets) in the common
                                             stocks of a diversified group of
                                             growth companies. Seeks investment
                                             in companies that have the ability
                                             to pay increasing dividends through
                                             strong cash flows and whose rates
                                             of earnings growth are considered
                                             above average.
                                            -----------------------------------

RS Rollover Choice-121271              22

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INVESTMENT MANAGEMENT FEES

Aeltus Investment Management, Inc. ("Aeltus") serves as investment adviser of the Aetna GET Fund Series and the each of the Portfolios of Aetna Variable Portfolios, Inc. Aeltus is responsible for managing the assets of each Series and Portfolio in accordance with its investment objective and policies, subject to oversight by its Board. For its services, Aeltus is entitled to receive an advisory fee, expressed as an annual rate based on the average daily net assets of the Series or Portfolio.

AIM Advisors, Inc. (the advisor) serves as the advisor of the AIM V.I. Capital Appreciation Fund, the AIM V.I. Growth and Income Fund and the AIM V.I. Value Fund. The advisor supervises all aspects of the funds' operations and provides investment advisory services to the funds, including the funds' investment advisory decisions, the execution of securities transactions, and obtaining and evaluating economic, statistical and financial information to formulate and implement investment programs for the funds. For its services, the advisor receives compensation based on each Fund's average net assets.

Fidelity Management & Research company (FMR) serves as the manager for each of the Fidelity Variable Insurance Products Funds. Each fund pays a management fee to FMR. As the manager, FMR is responsible for choosing each fund's investments and handling its business affairs. Affiliates assist FMR with foreign investments. The management fee is calculated and paid to FMR every month. The fee is calculated by adding a group fee rate to an individual fund fee rate, dividing by twelve, and multiplying the result by each fund's average net assets throughout the month. The group fee is based on the average net assets of all the funds advised by FMR. FMR may, from time to time, agree to reimburse a class for management fees and other expenses above a specified limit. FMR retains the ability to be repaid by a class if expenses fall below the specified limit prior to the end of the fiscal year. Reimbursement arrangements, which may be discontinued by FMR at any time, can decrease a class" expenses and boost its performance.

Franklin Advisory Service, LLC ("Advisory Services") serves as investment manager to the Franklin Value Securities Fund of the Franklin Templeton Variable Insurance Products Trust ("Fund"). The Fund pays Advisory Services for managing the Fund's assets based on the average daily net assets under management.

Directed Services, Inc. serves as the overall manager to each portfolio of the GCG Trust. The GCG Trust pays Directed Services a monthly fee for its investment advisory and management services. The monthly fee is based on the average daily net assets of an investment portfolio, and in some cases, the combined total assets of certain grouped portfolios. Directed Services provides or procures, at its own expense, the services necessary for the operation of the portfolio, including retaining portfolio managers to manage the assets of the various portfolios. Directed Services (and not the GCG Trust) pays each portfolio manager a monthly fee for managing the assets of a portfolio, based on the annual rates of the average daily net assets of a portfolio. For a list of the portfolio managers, see the front cover of this prospectus. Directed Services does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expenses of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

Janus Capital is the investment adviser to the portfolios of the Janus Aspen Series and is responsible for the day-to-day management of the investment portfolio and other business affairs of the Portfolios. Janus Capital furnishes continuous advice and recommendations concerning each Portfolio's investments. Janus Capital also furnishes certain administrative, compliance and accounting services for the Portfolios, and may be reimbursed by the Portfolios for its costs in providing those services. In addition, Janus Capital employees serve as officers of the Trust and Janus Capital provides office space for the Portfolios and pays the salaries, fees and expenses of all Portfolio officers and those Trustees who are affiliated with Janus Capital. Participating insurance companies that purchase the Portfolios' shares may perform certain administrative services relating to the Portfolios and Janus Capital or the Portfolios may pay those companies for such services. Each Portfolio pays Janus Capital a management fee which is calculated daily and paid monthly. Each Portfolio's advisory agreement spells out the management fee and other expenses that the Portfolios must pay.

RS Rollover Choice-121271              23

ING Pilgrim Investments, LLC ("ING Pilgrim") serves as the overall manager of Pilgrim Variable Products Trust. ING Pilgrim supervises all aspects of the Trust's operations and provides investment advisory services to the portfolios of the Trust, including engaging portfolio managers, as well as monitoring and evaluating the management of the assets of each portfolio by its portfolio manager. ING Pilgrim, as well as each portfolio manager it engages, is a wholly owned indirect subsidiary of ING Groep N.V. Except for agreements to reimburse certain expenses of the portfolio, ING Pilgrim does not bear any portfolio expenses.

OppenheimerFunds, Inc. (the "Manager") serves as investment advisor to each Fund of the Oppenheimer Variable Account Funds. The Manager chooses the Fund's investments and handles its day-to-day business. The Manager carries out its duties, subject to the policies established by the Fund's Board of Trustees, under an investment advisory agreement that states the Manager's responsibilities. The agreement sets the fees the Fund pays to the Manager and describes the expenses that the Fund is responsible to pay to conduct its business.

Pioneer Investment Management, Inc. (Pioneer) serves as investment adviser to each portfolio of Pioneer Variable Contracts Trust. As adviser, Pioneer selects each portfolio's investments and oversees the portfolios' operations. The management fee is paid from the assets of the portfolio and is based on the average daily net assets of the portfolio.

Aetna Life Insurance and Annuity Company serves as the investment adviser of each Portfolio of Portfolio Partners, Inc., and each Portfolio has a sub-adviser. The sub-advisors of the Portfolio Partners, Inc. Portfolios are:

     o PPI Alger Aggressive Growth and Alger Growth Portfolios -- Fred Alger Management, Inc.;

     o    PPI Brinson Tactical Asset Allocation Portfolio -- Brinson Advisors,
          Inc.;

     o PPI Goldman Sachs Capital Growth Portfolio -- Goldman Sachs Asset Management;

     o PPI MFS Capital Opportunities and MFS Research Growth -- Massachusetts Financial Services Company;

     o    PPI OpCap Balanced Value Portfolio -- OpCap Advisors, Inc.;

     o PPI Salomon Brothers Capital and Salomon Brothers Investors Value Portfolios -- Salomon Brothers Asset Management, Inc.;

     o PPI Scudder International Growth Portfolio -- Zurich Scudder Investments, Inc.

     o    PPI T. Rowe Price Growth Equity Portfolio -- T. Rowe Price Associates,
          Inc.

The Adviser, subject to the supervision of the Board of Directors of the Fund, acts as a "manager of managers" for the Fund, and oversees the Fund's day-to-day operations and manages the investment of each Portfolio. The Adviser may delegate to a sub-adviser the responsibility for day-to-day management of the investments of each Portfolio, subject to the Adviser's oversight. The Adviser also recommends the appointment of additional or replacement sub-advisers to the Fund's Directors. The Adviser receives advisory fees from each Portfolio as a percentage of the average daily net assets of each Portfolio. Each sub-adviser, subject to the supervision of the Adviser and the Directors, is responsible for managing the assets of its respective Portfolio(s) in accordance with the Portfolio's investment objective and policies. Each sub-adviser pays the salaries and other related costs of personnel engaged in providing investment advice, including office space, facilities and equipment. The Adviser pays each sub-adviser a fee at an annual rate based on the average daily net asset value of each Portfolio. The Adviser pays the sub-advisory fee out of its advisory fee.

Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, fifteen portfolios deduct a service fee, which is used to compensate service providers for administrative and contract holder services provided on behalf of the portfolios, and twenty-five portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. Based on actual portfolio experience in 2000, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2001 range from 0.55% to 1.40%. See "Fees and Expenses" in this prospectus.

RS Rollover Choice-121271              24

We may receive compensation from the investment advisors, administrators and distributors or directly from the portfolios in connection with administrative, distribution or other services and cost savings attributable to our services. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. The compensation paid by advisors, administrators or distributors may vary.

YOU CAN FIND MORE DETAILED INFORMATION ABOUT EACH PORTFOLIO INCLUDING ITS MANAGEMENT FEES IN THE PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

GET FUND

A GET Fund series may be available during the accumulation phase of the Contract. We make a guarantee, as described below, when you allocate money into a GET Fund series. Each GET Fund series has an offering period of three months which precedes the guarantee period. The GET Fund investment option may not be available under your Contract or in your state. Various series of the GET Fund may be offered from time to time, and additional charges will apply if you elect to invest in one of these series. Please see Appendix D for a projected schedule of GET Fund Series Offerings. The Company makes a guarantee when you direct money into a GET Fund series. We guarantee that the value of an accumulation unit of the GET Fund subaccount for that series under the Contract on the maturity date will not be less than its value as determined after the close of business on the last day of the offering period for that GET Fund series. If the value on the maturity date is lower than it was on the last day of the offering period, we will add funds to the GET Fund subaccount for that series to make up the difference. This means that if you remain invested in the GET Fund series until the maturity date, at the maturity date, you will receive no less than the value of your separate account investment directed to the GET Fund series as of the last day of the offering period, less any maintenance fees or any amounts you transfer or withdraw from the GET Fund subaccount for that series. The value of dividends and distributions made by the GET Fund series throughout the guarantee period is taken into account in determining whether, for purposes of the guarantee, the value of your GET Fund investment on the maturity date is no less than its value as of the last day of the offering period. The guarantee does not promise that you will earn the fund's minimum targeted return referred to in the investment objective.

If you withdraw or transfer funds from a GET Fund series prior to the maturity date, we will process the transactions at the actual unit value next determined after we receive your request. The guarantee will not apply to these amounts or to amounts deducted as a maintenance fee, if applicable.

Before the maturity date, we will send a notice to each contract owner who has allocated amounts to the GET Fund series. This notice will remind you that the maturity date is approaching and that you must choose other investment options for your GET Fund series amounts. If you do not make a choice, on the maturity date we will transfer your GET Fund series amounts to another available series of the GET Fund that is then accepting deposits. If no GET Fund series is then available, we will transfer your GET Fund series amounts to the fund or funds that we designate.

Please see the GET Fund prospectus for a complete description of the GET Fund investment option, including charges and expenses.

RESTRICTED FUNDS

We may designate any investment option as a Restricted Fund and limit the amount you may allocate or transfer to a Restricted Fund. We may establish any such limitation, at our discretion, as a percentage of premium or contract value or as a specified dollar amount and change the limitation at any time. Currently, we have not designated any investment option as a Restricted Fund. We may, with 30 days notice to you, designate any investment portfolio as a Restricted Fund or change the limitations on existing contracts with respect to new premiums added to such investment portfolio and also with respect to new transfers to such investment portfolio. If a change is made with regard to designation as a Restricted Fund or applicable limitations, such change will apply only to transactions effected after such change.

We limit your investment in the Restricted Funds on both an aggregate basis for all Restricted Funds and for each individual Restricted Fund. The aggregate limits for investment in all Restricted Funds are expressed

RS Rollover Choice-121271              25
as a percentage of contract value, percentage of premium and maximum dollar amount. Currently, your investment in two or more Restricted Funds would be subject to each of the following three limitations: no more than 30 percent of contract value, up to 100 percent of each premium and no more than $999,999,999. We may change these limits, in our discretion, for new contracts, premiums, transfers or withdrawals.

We also limit your investment in each individual Restricted Fund. The limits for investment in each Restricted Fund are expressed as a percentage of contract value, percentage of premium and maximum dollar amount. Currently, the limits for investment in an individual Restricted Fund are the same as the aggregate limits set forth above. We may change these limits, in our discretion, for new contracts, premiums, transfers or withdrawals.

We monitor the aggregate and individual limits on investments in Restricted Funds for each transaction (e.g. premium payments, reallocations, withdrawals, dollar cost averaging). If the contract value in the Restricted Fund has increased beyond the applicable limit due to market growth, we will not require the reallocation or withdrawal of contract value from the Restricted Fund. However, if an aggregate limit has been exceeded, withdrawals must be taken either from the Restricted Funds or taken pro rata from all investment options in which contract value is allocated, so that the percentage of contract value in the Restricted Funds following the withdrawal is less than or equal to the percentage of contract value in the Restricted Funds prior to the withdrawal.

We will not permit a transfer to the Restricted Funds to the extent that it would increase the contract value in the Restricted Fund or in all Restricted Funds to more than the applicable limits set forth above. We will not limit transfers from Restricted Funds. If the result of multiple reallocations is to lower the percentage of total contract value in Restricted Funds, the reallocation will be permitted even if the percentage of contract value in a Restricted Fund is greater than its limit.

Please see "Withdrawals" and "Transfers Among Your Investments" in this prospectus for more information on the effect of Restricted Funds.

--------------------------------------------------------------------------------
                          THE FIXED INTEREST ALLOCATION
--------------------------------------------------------------------------------


You may allocate premium payments and transfer your contract value to the guaranteed interest periods of our Fixed Account at any time during the accumulation period. Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select. We currently offer guaranteed interest periods of 6 months, 1, 3, 5, 7 and 10 years, although we may not offer all these periods in the future. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the month in which the interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. YOU BEAR THE RISK THAT YOU MAY RECEIVE LESS THAN YOUR PRINCIPAL IF WE APPLY A MARKET VALUE ADJUSTMENT.

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customer, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

RS Rollover Choice-121271              26

SELECTING A GUARANTEED INTEREST PERIOD

You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered. In addition, we may offer DCA Fixed Interest Allocations, which are 6-month and 1-year Fixed Interest Allocations available exclusively in connection with our dollar cost averaging program. For more information on DCA Fixed Interest Allocations, see "Transfers Among Your Investments -- Dollar Cost Averaging."

Your contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals (including any Market Value Adjustment applied to such withdrawal), transfers or other charges we may impose. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of contract value. We will credit interest daily at a rate which yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES

Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates but no Fixed Interest Allocation will ever have a guaranteed interest rate of less than 3% per year.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION

You may transfer your contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Separate Account B. We will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $100. If a transfer request would reduce the contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, canceling dollar cost averaging will cause a transfer of the entire contract value in such Fixed Interest Allocation to the Liquid Asset subaccount, and such a transfer is subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccounts and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the income phase start date.

RS Rollover Choice-121271              27

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the income phase start date, we will transfer your contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the income phase start date. If no such guaranteed interest period is available, we will transfer the contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Asset subaccount for such purpose.

Please be aware that the benefit we pay under certain optional benefit riders will be adjusted by any transfers you make to and from the Fixed Interest Allocations during specified periods while the rider is in effect. See "Optional Riders."

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION

During the accumulation phase, you may withdraw a portion of your contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment and, in some cases, a surrender charge. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you are invested unless the withdrawal exceeds the contract value in the subaccounts. If there is no contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

Please be aware that the benefit we pay under any of the optional riders will be reduced by any withdrawals you make from the Fixed Interest Allocations during the period while the rider is in effect. See "Optional Riders."

MARKET VALUE ADJUSTMENT

A Market Value Adjustment may decrease, increase or have no effect on your contract value.

We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the income phase start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the income phase start date.

We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

            (        1+I        )N/365
            (    -----------    )          -1
            (     1+J+.0050     )

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Where,

     o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period.

     o    "J" is equal to the following:

               (1) If calculated for a Fixed Interest Allocation of 1 year or more, then "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining in the guaranteed interest period; or

               (2) If calculated for a Fixed Interest Allocation of 6 months, then "J" is the lesser of the Index Rate for a new Fixed Interest Allocation with (i) a 6 month guaranteed interest period, or (ii) a 1 year guaranteed interest period, at the time of calculation.

     o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix A.

--------------------------------------------------------------------------------
                                  SPECIAL FUNDS
--------------------------------------------------------------------------------

We use the term Special Funds in the discussion of the death benefit options. Currently, no subaccounts have been designated as Special Funds. The Company may, at any time, designate new and/or existing subaccounts as a Special Fund with 30 days notice with respect to new premiums added or transfers to such subaccounts. Such subaccounts will include those that, due to their volatility, are excluded from the death benefit guarantees that may otherwise be provided. Designation of a subaccount as a Special Fund may vary by benefit. For example, a subaccount may be designated a Special Fund for purposes of calculating one death benefit and not another.

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--------------------------------------------------------------------------------
                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

The Contract described in this prospectus is a deferred combination variable and fixed annuity contract. The Contract provides a means for you to invest in one or more of the available mutual fund portfolios of the AETNA GET FUND, AETNA VARIABLE PORTFOLIOS, INC., AIM VARIABLE INSURANCE FUNDS, FIDELITY VARIABLE INSURANCE PRODUCTS FUND, FIDELITY VARIABLE INSURANCE PRODUCTS FUND II, FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST, THE GCG TRUST, JANUS ASPEN SERIES, OPPENHEIMER VARIABLE ACCOUNT FUNDS, PILGRIM VARIABLE PRODUCTS TRUST, PIONEER VARIABLE CONTRACTS TRUST, AND PORTFOLIO PARTNERS, INC. through Separate Account
B. It also provides a means for you to invest in a Fixed Interest Allocation through the Fixed Account.

CONTRACT DATE AND CONTRACT YEAR

The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

INCOME PHASE START DATE

The income phase start date is the date you start receiving income phase payments under your Contract. The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the income phase start date. The income phase begins when you start receiving regular income phase payments from your Contract on the income phase start date.

CONTRACT OWNER

You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit.

ANNUITANT

The annuitant is the person designated by you to be the measuring life in determining income phase payments. The annuitant's age determines when the income phase must begin and the amount of the income phase payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the income phase benefits of the Contract if the annuitant is living on the income phase start date. If the annuitant dies before the income phase start date and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the income phase start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

If there is no contingent annuitant when the annuitant dies before the income phase start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

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Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax advisor for more information if you are not an individual.

BENEFICIARY

The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the income phase start date. We pay death benefits to the primary beneficiary.

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. You may also restrict a beneficiary's right to elect an income phase payment option or receive a lump-sum payment. If so, such rights or options will not be available to the beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.

All requests for change of beneficiary must be in writing and submitted to our Customer Service Center in good order. The change will be effective as of the day you sign the request. The change will not affect any payment made or action taken by us before recording the change.

PURCHASE AND AVAILABILITY OF THE CONTRACT

The Contract may be purchased only by a transfer or rollover from an existing contract or arrangement (the "prior contract") issued by us or one of our affiliates ("internal transfer"). The internal transfer must be from one or more of the following sources:

     o    a traditional IRA under Code section 408(b);

     o    an individual retirement account under Code section 408(a) or 403(a);

     o    a tax-deferred annuity under Code section 403(b);

     o a qualified pension or profit sharing plan under code section 401(a) or 401(k);

     o    certain retirement arrangements that qualify under Code section
          457(b); or

     o    a custodial account under Code section 403(b)(7).

There are three option packages available under the Contract. You select an option package at the time of application. Each option package is unique. The minimum initial payment to purchase the Contract is $25,000. The maximum age at which you may purchase the Contract is 85 for Option Package I and 80 for Option Packages II and III.

You may make additional premium payments up to the contract anniversary after your 86th birthday. The minimum additional premium payment we will accept is $50 regardless of the option package you select. Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial or additional premium requirements for certain group or sponsored arrangements. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

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The Contract may be issued only as a traditional Individual Retirement Annuity
("IRA") under Section 408(b) of the Code or as a Roth IRA under Section 408A of the Code. The Contract is not currently available as a Simplified Employer Pension (SEP) Plan under 408(k) or as a Simple IRA under Section 408(P).

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Fees and Expenses" in this prospectus.

CREDITING OF PREMIUM PAYMENTS

We will process your initial premium in the form of an internal transfer within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. Subsequent premium payments will be processed within 1 business day if we receive all information necessary. In certain states we also accept additional premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain your initial premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.

We will allocate your initial payment according to the instructions you specified. If a subaccount is not available or requested in error, we will make inquiry about a replacement subaccount. If we are unable to reach you or your representative, we will consider the application incomplete. For initial premium payments, the payment will be credited at the accumulation unit value next determined after we receive your premium payment and the completed application. Once the completed application is received, we will allocate the payment to the subaccounts and/or Fixed Interest Allocation specified by you within 2 business days.

We will make inquiry to discover any missing information related to subsequent payments. We will allocate the subsequent payment(s) pro rata according to the current variable subaccount allocation unless you specify otherwise. Any fixed allocation(s) will not be considered in the pro rata calculations. If a subaccount is no longer available or requested in error, we will allocate the subsequent payment(s) proportionally among the other subaccount(s) in your current allocation or your allocation instructions. For any subsequent premium payments, the payment will be credited at the accumulation unit value next determined after receipt of your premium payment and instructions.

Once we allocate your premium payment if applicable, to the subaccounts selected by you, we convert the premium payment into accumulation units. We divide the amount of the premium payment allocated to a particular subaccount by the value of an accumulation unit for the subaccount to determine the number of accumulation units of the subaccount to be held in Separate Account B with respect to your Contract. The net investment results of each subaccount vary with its investment performance.

In some states, we may require that an initial premium designated for a subaccount of Separate Account B or the Fixed Account be allocated to a subaccount specially designated by the Company (currently, the Liquid Asset subaccount) during the free look period. After the free look period, we will convert your contract value (your initial premium plus any earnings less any expenses) into accumulation units of the subaccounts you previously selected. The accumulation units will be allocated based on the accumulation unit value next computed for each subaccount. Initial premiums designated for Fixed Interest Allocations will be allocated to a Fixed Interest Allocation with the guaranteed interest period you have chosen; however, in the future we may allocate the premiums to the specially designated subaccount during the free look period.

ADMINISTRATIVE PROCEDURES

We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. We will process your request at the contract value next determined only after you have met all administrative requirements.

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CONTRACT VALUE

We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of (a) the contract value in the Fixed Interest Allocations, and (b) the contract value in each subaccount in which you are invested.

     CONTRACT VALUE IN FIXED INTEREST ALLOCATIONS. The contract value in your Fixed Interest Allocation is the sum of premium payments allocated to the Fixed Interest Allocation under the Contract, plus contract value transferred to the Fixed Interest Allocation, plus credited interest, minus any transfers and withdrawals from the Fixed Interest Allocation (including any Market Value Adjustment applied to such withdrawal), contract fees, and premium taxes.

     CONTRACT VALUE IN THE SUBACCOUNTS. On the contract date, the contract value in the subaccount in which you are invested is equal to the initial premium paid that was designated to be allocated to the subaccount. On the contract date, we allocate your contract value to each subaccount and/or a Fixed Interest Allocation specified by you, unless the Contract is issued in a state that requires the return of premium payments during the free look period, in which case, the portion of your initial premium not allocated to a Fixed Interest Allocation may be allocated to a subaccount specially designated by the Company during the free look period for this purpose (currently, the Liquid Asset subaccount).

On each business day after the contract date, we calculate the amount of contract value in each subaccount as follows:

     (1) We take the contract value in the subaccount at the end of the preceding business day.

     (2) We multiply (1) by the subaccount's Net Investment Factor since the preceding business day.

     (3)  We add (1) and (2).

     (4) We add to (3) any additional premium payments and then add or subtract any transfers to or from that subaccount.

     (5) We subtract from (4) any withdrawals and any related charges, and then subtract any contract fees and premium taxes.

CASH SURRENDER VALUE

The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the investment results of the subaccounts in which you are invested and interest credited to Fixed Interest Allocations and any Market Value Adjustment. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your contract value, then we adjust for any Market Value Adjustment, then we deduct any surrender charge, any charge for premium taxes, the annual contract administrative fee, and any other charges incurred but not yet deducted.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE

You may surrender the Contract at any time while the annuitant is living and before the income phase start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value at the price next determined after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. For administrative purposes, we will transfer your money to a specially designated subaccount (currently the Liquid Asset subaccount) prior to processing the surrender. This transfer will have no effect on your cash surrender value. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax advisor regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.

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THE SUBACCOUNTS

Each of the subaccounts of Separate Account B offered under this prospectus invests in an investment portfolio with its own distinct investment objectives and policies. Each subaccount of Separate Account B invests in a corresponding portfolio of Aetna GET Fund, Aetna Variable Portfolios, Inc., AIM Variable Insurance Funds, Fidelity Variable Insurance Products Fund, Fidelity Variable Insurance Products Fund II, Franklin Templeton Variable Insurance Products Trust, The GCG Trust, Janus Aspen Series, Oppenheimer Variable Account Funds, Pilgrim Variable Products Trust, Pioneer Variable Contracts Trust, and Portfolio Partners, Inc.

ADDITION, DELETION OR SUBSTITUTION OF SUBACCOUNTS AND OTHER CHANGES

We may make additional subaccounts available to you under the Contract. These subaccounts will invest in investment portfolios we find suitable for your Contract. We may also withdraw or substitute investment portfolios, subject to the conditions in your Contract and compliance with regulatory requirements.

We may amend the Contract to conform to applicable laws or governmental regulations. If we feel that investment in any of the investment portfolios has become inappropriate to the purposes of the Contract, we may, with approval of the SEC (and any other regulatory agency, if required) substitute another portfolio for existing and future investments. If you have elected the dollar cost averaging, systematic withdrawals, or automatic rebalancing programs or if you have other outstanding instructions, and we substitute or otherwise eliminate a portfolio which is subject to those instructions, we will execute your instructions using the substitute or proposed replacement portfolio unless you request otherwise. The substitute or proposed replacement portfolio may have higher fees and charges than any portfolio it replaces.

We also reserve the right to: (i) deregister Separate Account B under the 1940 Act; (ii) operate Separate Account B as a management company under the 1940 Act if it is operating as a unit investment trust; (iii) operate Separate Account B as a unit investment trust under the 1940 Act if it is operating as a managed separate account; (iv) restrict or eliminate any voting rights as to Separate Account B; and (v) combine Separate Account B with other accounts.

We will, of course, provide you with written notice before any of these changes are effected.

THE FIXED ACCOUNT

The Fixed Account is a segregated asset account which contains the assets that support a contract owner's Fixed Interest Allocations. See "The Fixed Interest Allocations" for more information.

OTHER CONTRACTS

We offer other variable annuity contracts that also invest in the same investment portfolios of the Trusts. These contracts have different charges that could affect their performance, and may offer different benefits more suitable to your needs. To obtain more information about these other contracts, contact our Customer Service Center or your registered representative.

OTHER IMPORTANT PROVISIONS

See "Withdrawals," "Transfers Among Your Investments," "Death Benefit," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.

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--------------------------------------------------------------------------------
                                   WITHDRAWALS
--------------------------------------------------------------------------------


Any time during the accumulation phase and before the death of the contract owner, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, we will treat it as a request to surrender the Contract. If any single withdrawal or the sum of withdrawals exceeds the Free Withdrawal Amount, you may incur a surrender charge. There is no surrender charge if, during each contract year, the amount withdrawn is equal to or less than the greater of: 1) 10% or less of your contract value on the date of the withdrawal, less prior withdrawals during that contract year; or 2) your MRD attributable to amounts held under the Contract. The Free Withdrawal Amount does not include your MRD for the tax year containing the contract date of this Contract. Under Option Package III, any unused percentage of the 10% Free Withdrawal Amount from a contract year will carry forward into successive contract years, based on the percentage remaining at the time of the last withdrawal in that contract year. In no event will the Free Withdrawal Amount at any time exceed 30% of contract value.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested. If there is not enough contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payments made.

We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. Definitive guidance on the proper federal tax treatment of the Market Value Adjustment has not been issued. You may want to discuss the potential tax consequences of a Market Value Adjustment with your tax adviser. If the aggregate percentage cap on allocations to the Restricted Funds has been exceeded, any subsequent withdrawals must be taken so that the percentage of contract value in the Restricted Funds following the withdrawal would not be greater than the percentage of contract value in the Restricted Funds prior to the withdrawal. If a requested withdrawal would cause the percentage cap to be exceeded, the amount of the withdrawal in excess of the cap would be taken pro rata from all variable subaccounts.

For administrative purposes, we will transfer your money to a specially designated subaccount (currently, the Liquid Asset subaccount) prior to processing the withdrawal. This transfer will not affect the withdrawal amount you receive. We offer the following three withdrawal options:

REGULAR WITHDRAWALS

After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

SYSTEMATIC WITHDRAWALS

You may choose to receive automatic systematic withdrawal payments (1) from the contract value in the subaccounts in which you are invested, or (2) from the interest earned in your Fixed Interest Allocations. Systematic withdrawals may be taken monthly, quarterly or annually. If you have contract value allocated to one or more Restricted Funds, and you elect to receive systematic withdrawals from the subaccounts in which you are invested, the systematic withdrawals must be taken pro rata from all subaccounts in which contract value is invested. If you do not have contract value allocated to a Restricted Fund and choose systematic withdrawals on a non pro rata basis, we will monitor the withdrawals annually. If you subsequently allocate contract value to one or more Restricted Funds, we will require you to take your systematic withdrawals on a pro rata basis from all subaccounts in which contract value is invested.

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You decide when you would like systematic payments to start as long as it starts at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th day of the month, your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of the contract value. Both forms of systematic withdrawals are subject to the following maximum, which is calculated on each withdrawal date:

                FREQUENCY                     MAXIMUM PERCENTAGE
                Monthly                              0.833%
                Quarterly                            2.50%
                Annually                            10.00%

If your systematic withdrawal is a fixed dollar amount and the amount to be withdrawn would exceed the applicable maximum percentage of your contract value not previously withdrawn on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such percentage. Thus, your fixed dollar systematic withdrawals will never exceed the maximum percentage. If you want fixed dollar systematic withdrawals to exceed the maximum percentage and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular systematic withdrawal program.

If your systematic withdrawal is based on a percentage of contract value and the amount to be withdrawn based on that percentage would be less than $100, we will automatically increase the amount to $100 as long as it does not exceed the maximum percentage. If the systematic withdrawal would exceed the maximum percentage, we will send the amount, and then automatically cancel your systematic withdrawal option.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. If you submit a subsequent premium payment after you have applied for systematic withdrawals, we will not adjust future withdrawals under the systematic withdrawal program unless you specifically request that we do so.

The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

     FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(t) distributions. You choose the amount of the fixed systematic withdrawals, which may total up to an annual maximum of 10% of your

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contract value as
determined on the day we receive your election of this feature. The maximum limit will not be recalculated when you make additional premium payments, unless you instruct us to do so. We will assess a surrender charge on the withdrawal date if the withdrawal exceeds the maximum limit as calculated on the withdrawal date. We will assess a Market Value Adjustment on the withdrawal date if the withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will apply the surrender charge and any Market Value Adjustment directly to your contract value (rather than to the systematic withdrawal) so that the amount of each systematic withdrawal remains fixed.

Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(t) of the Tax Code may exceed the maximum. Such withdrawals are subject to surrender charges and Market Value Adjustment when they exceed the applicable maximum percentage.

IRA WITHDRAWALS

If you have a traditional IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect To have distributions made to you to satisfy requirements imposed by federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service ("IRS") rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by federal tax law, distributions adequate to satisfy the requirements imposed by federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the SAI. Or, we will accept your written instructions regarding the calculated amount required to be withdrawn from your Contract each year. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may resuLt in a 10% penalty tax. See "Federal Tax Considerations" for more details.

RS Rollover Choice-121271              37

--------------------------------------------------------------------------------
                        TRANSFERS AMONG YOUR INVESTMENTS
--------------------------------------------------------------------------------

You may transfer your contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the income phase start date. Transfers to a GET Fund series may only be made during the offering period for that GET Fund series. We currently do not charge you for transfers made during a contract year, but reserve the right to charge $25 for each transfer after the twelfth transfer in a contract year. We also reserve the right to limit the number of transfers you may make and may otherwise modify or terminate transfer privileges if required by our business judgment or in accordance with applicable law. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date, unless the transfer is made under the dollar cost averaging program. Keep in mind that transfers between Special Funds and other investment portfolios may negatively impact your death benefit or rider benefits.

If you allocate contract value to an investment option that has been designated as a Restricted Fund, your ability to transfer contract value to the Restricted Fund may be limited. A transfer to the Restricted Funds will not be permitted to the extent that it would increase the contract value in the Restricted Fund to more than the applicable limits following the transfer. We do not limit transfers from Restricted Funds. If the result of multiple reallocations is to lower the percentage of total contract value in the Restricted Fund, the reallocation will be permitted even if the percentage of contract value in the Restricted Fund is greater than the limit.

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.

The minimum amount that you may transfer is $100 or, if less, your entire contract value held in a subaccount or a Fixed Interest Allocation.

To make a transfer, you must notify our Customer Service Center and all other administrative requirements must be met. Any transfer request received after 4:00 p.m. eastern time or the close of the New York Stock Exchange will be effected on the next business day. Separate Account B and the Company will not be liable for following instructions communicated by telephone or other approved electronic means that we reasonably believe to be genuine. We may require personal identifying information to process a request for transfer made over the telephone, over the internet or other approved electronic means.

TRANSFERS BY THIRD PARTIES

As a convenience to you, we currently allow you to give third parties the right to effect transfers on your behalf. However, when the third party makes transfers for many contract owners, the result can be simultaneous transfers involving large amounts of contract values. Such transfers can disrupt the orderly management of the investment portfolios available to the Contract, can result in higher costs to contract owners, and may not be compatible with the long term goals of contract owners. We require third parties making multiple, simultaneous or large volume transfers to execute a third party service agreement with us prior to executing such transfers. Therefore, we may at any time exercise our business judgment and limit or discontinue accepting transfers made by a third party. We will notify any third party whose transfers are limited or discontinued by telephone, facsimile or email according to our records, followed by a letter. These limits may be based on, among other criteria, the amount of the aggregate trade or the available investment options for which third parties may make trades on behalf of multiple contract owners.

We may establish additional procedures or change existing procedures at any time in the exercise of our business judgment.

DOLLAR COST AVERAGING

You may elect to participate in our dollar cost averaging program if you have at least $1,200 of contract value in the (i) Liquid Asset subaccount, or (ii) a Fixed Interest Allocation with either a 6-month or a 1-year guaranteed interest period. This subaccount or Fixed Interest Allocations serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to other subaccounts

RS Rollover Choice-121271              38
selected by you. We also may offer
DCA Fixed Interest Allocations, which are 6-month and 1-year Fixed Interest Allocations available exclusively for use with the dollar cost averaging program. The DCA Fixed Interest Allocations require a minimum premium payment of $1,200 directed into a DCA Fixed Interest Allocation. Transfers made pursuant to a dollar cost averaging program do not count toward the 12 transfer limit on free transfers.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to other subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and fewer units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

Unless you have a DCA Fixed Interest Allocation, you elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. If your source account is the Liquid Asset subaccount or a 1-year Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by 12. If your source account is a 6-month Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by
6. You may change the transfer amount once each contract year. If you have a DCA Fixed Interest Allocation, there is no minimum or maximum transfer amount; we will transfer all your money allocated to that source account into the subaccount(s) in equal payments over the selected 6-month or 1-year period. The last payment will include earnings accrued over the course of the selected period. If you make an additional premium payment into a Fixed Interest Allocation subject to dollar cost averaging, the amount of your transfers under the dollar cost averaging program remains the same, unless you instruct us to increase the transfer amount.

Transfers from a Fixed Interest Allocation or a DCA Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment. However, if you terminate the dollar cost averaging program for a DCA Fixed Interest Allocation and there is money remaining in the DCA Fixed Interest Allocation, we will transfer the remaining money to the Liquid Asset subaccount. Such transfer will trigger a Market Value Adjustment if the transfer is made more than 30 days before the maturity date of the DCA Fixed Interest Allocation.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your contract value in a source account is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation or DCA Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

You are permitted to transfer contract value to a Restricted Fund, subject to the limitations described above in this section and in "The Investment Portfolios." Compliance with the individual and aggregate Restricted Fund limits will be reviewed when the dollar cost averaging program is established. Transfers under the dollar cost averaging program must be within those limits. We will not review again your dollar cost averaging election for compliance with the individual and aggregate limits for investment in the Restricted Funds except in the case of the transactions described below.

             o Amount added to source account: If you add amounts to the source account which would increase the amount to be transferred under the dollar cost averaging program, we will review the amounts to be transferred to ensure that the individual and aggregate limits are not being exceeded. If such limits would be exceeded, we will require that the dollar cost averaging transfer amounts be changed to ensure that the transfers are within the limits based on the then current allocation of contract value to the Restricted Fund(s) and the then current value of the amount designated to be transferred to that Restricted Fund(s).

RS Rollover Choice-121271              39

             o Additional premium paid: Up to the individual Restricted Fund percentage limit may be allocated to a Restricted Fund. If more than the individual limit has been requested to be allocated to a Restricted Fund, we will look at the aggregate limit, subtract the current allocation to Restricted Funds, and subtract the current value of amounts to be transferred under the dollar cost averaging program to Restricted Funds. The excess, if any, is the maximum that may be allocated pro rata to Restricted Funds.

             o Reallocation request is made while the dollar cost averaging program is active: If the reallocation would increase the amount allocated to Restricted Funds, the maximum that may be so allocated is the individual Restricted Fund percentage limit, less the current allocation to Restricted Funds and less the current value of any remaining amounts to be transferred under the dollar cost averaging program to the Restricted Funds.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program, stop offering DCA Fixed Interest Allocations or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

AUTOMATIC REBALANCING

If you have at least $10,000 of contract value invested in the subaccounts of Separate Account B, you may elect to have your investments in the subaccounts automatically rebalanced. You are permitted to reallocate between Restricted and non-Restricted Funds, subject to the limitations described above in this section and in "The Investment Portfolios." If the reallocation would increase the amount allocated to the Restricted Funds, the maximum that may be so allocated is the individual Restricted Fund percentage limit, less the current allocation to all Restricted Funds. Transfers made pursuant to automatic rebalancing do not count toward the 12 transfer limit on free transfers.

We will transfer funds under your Contract on a quarterly, semi-annual, or annual calendar basis among the subaccounts to maintain the investment blend of your selected subaccounts. The minimum size of any allocation must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic withdrawal option only if withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

To participate in automatic rebalancing, send satisfactory notice to our Customer Service Center. We will begin the program on the last business day of the period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your contract value among the subaccounts or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

--------------------------------------------------------------------------------
                              DEATH BENEFIT CHOICES
--------------------------------------------------------------------------------

DEATH BENEFIT DURING THE ACCUMULATION PHASE

During the accumulation phase, a death benefit is payable when either the annuitant (when a contract owner is not an individual) or the contract owner dies. Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit paid depends on the option package you have chosen. The death benefit value is calculated as of the claim date (the close of the business day on which we receive written notice and due proof of death, as well as any required paperwork, at our Customer Service Center). If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of the benefit

RS Rollover Choice-121271              40
payable in the future may be affected.
The proceeds may be received in a single sum or applied to any of the income phase payment options. If we do not receive a request to apply the death benefit proceeds to an income phase payment option, we will make a single sum distribution. We will generally pay death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment. For information on required distributions under federal income tax laws, you should see "Required Distributions upon Contract Owner's Death."

You may select one of the option packages described below which will determine the death benefit payable. Option Package I is available only if the contract owner and the annuitant are not more than 85 years old at the time of purchase. Option Packages II and III are available only if the contract owner and annuitant are not more than 80 years old at the time of purchase. A change in ownership of the Contract may affect the amount of the death benefit payable.

The death benefit may be subject to certain mandatory distribution rules required by federal tax law.

The death benefit depends upon the option package in effect on the date the contract owner dies. The differences are summarized as follows:

      -------------------------- ------------------------------ ------------------------------ -----------------------------
                                 OPTION PACKAGE I               OPTION PACKAGE II              OPTION PACKAGE III
      -------------------------- ------------------------------ ------------------------------ -----------------------------
      DEATH BENEFIT              The greater of:                The greatest of:               The greatest of:
      ON DEATH OF THE            (1)   the Standard Death       (1)   the Standard Death       (1)   the Standard Death
      OWNER:                           Benefit on the claim           Benefit on the claim           Benefit on the claim
                                       date; or                       date; or                       date; or
                                 (2)   the contract value.      (2)   the contract value; or   (2)   the contract value; or
                                                                (3)   the Annual Ratchet       (3)   the Annual Ratchet
                                                                      death benefit on the           death benefit; or
                                                                      claim date.              (4)   the 5% Roll-Up death
                                                                                                     benefit.
      -------------------------- ------------------------------ ------------------------------ -----------------------------


Currently, no investment portfolios are designated as "Special Funds."

We may, with 30 days notice to you, designate any investment portfolio as a Special Fund on existing contracts with respect to new premiums added to such investment portfolio and also with respect to new transfers to such investment portfolio. Selecting a Special Fund may limit or reduce the enhanced death benefit.

For the period during which a portion of the contract value is allocated to a Special Fund, we may at our discretion reduce the mortality and expense risk charge attributable to that portion of the contract value. The reduced mortality and expense risk charge will be applicable only during that period.

We use the Base Death Benefit to help determine the minimum death benefit payable under each of the death benefits described below. You do not elect the Base Death Benefit. The Base Death Benefit is equal to the greater of:

     1)   the contract value; and

     2)   the cash surrender value.

RS Rollover Choice-121271              41

The STANDARD DEATH BENEFIT equals the GREATER of the Base Death Benefit and the SUM of 1) and 2):

     1)   the contract value allocated to Special Funds; and

     2) the Standard Minimum Guaranteed Death Benefit for amounts allocated to Non-Special Funds.

The Standard Minimum Guaranteed Death Benefit equals:

     1) the initial premium payment allocated to Special and Non-Special Funds, respectively;

     2) increased by premium payments, and adjusted for transfers, allocated to Special and Non-Special Funds, respectively, after issue; and

     3) reduced by a pro rata adjustment for any withdrawal or transfer taken from the Special and Non-Special Funds, respectively.

In the event of transfers from Special to Non-Special funds, the increase in the Minimum Guaranteed Death Benefit of the Non-Special Fund will equal the lesser of the reduction in the Minimum Guaranteed Death Benefit in the Special Fund and the contract value transferred. In the event of transfers from Non-Special to Special Funds, the increase in the Minimum Guaranteed Death Benefit of the Special Fund will equal the reduction in the Minimum Guaranteed Death Benefit in the Non-Special Fund.

The 5% ROLL-UP DEATH BENEFIT, equals the GREATER of:

     1)   the Standard Death Benefit; and

     2) the sum of the contract value allocated to Special Funds and the 5% Roll-Up Minimum Guaranteed Death Benefit for Non-Special Funds.

The 5% Roll-Up Minimum Guaranteed Death Benefit for Special and Non-Special Funds equals the lesser of:

     1) premiums adjusted for withdrawals and transfers, accumulated at 5% until the earlier of attainment of age 90 or reaching the cap (equal to 3 times all premium payments as reduced by adjustments for withdrawals) and thereafter at 0%, and

     2)   the cap.

A pro rata adjustment to the 5% Roll-Up Minimum Guaranteed Death Benefit is made for any withdrawals. The amount of the pro rata adjustment for withdrawals from Non-Special Funds will equal (a) times (b) divided by (c): where (a) is the 5% Roll-Up Minimum Guaranteed Death Benefit for Non-Special Funds prior to the withdrawal; (b) is the contract value of the withdrawal; and (c) is the contract value allocated to Non-Special Funds before the withdrawal. The amount of the pro rata adjustment for withdrawals from Special Funds will equal (a) times (b) divided by (c): where (a) is the 5% Roll-Up Minimum Guaranteed Death Benefit for Special Funds prior to the withdrawal; (b) is the contract value of the withdrawal; and (c) is the contract value allocated to Special Funds before the withdrawal. Please see Appendix C for examples of the pro rata withdrawal adjustment for withdrawals other than special withdrawals.

Transfers from Special to Non-Special Funds will reduce the 5% Roll-Up Minimum Guaranteed Death Benefit and the cap for Special Funds on a pro rata basis. The resulting increase in the 5% Roll-Up Minimum Guaranteed Death Benefit in the Non-Special Funds will equal the lesser of the reduction in the 5% Roll-Up Minimum Guaranteed Death Benefit in the Special Funds and the contract value transferred. The increase in the cap for Non-Special Funds will equal the reduction in the cap for Special Funds.

Transfers from Non-Special to Special Funds will reduce the 5% Roll-Up Minimum Guaranteed Death Benefit and the cap in the Non-Special Funds on a pro rata basis. The resulting increase in the 5% Roll-Up Minimum Guaranteed Death Benefit and the cap for the Special Funds will equal the reduction in the 5% Roll-Up Minimum Guaranteed Death Benefit and the cap for the Non-Special Funds, respectively.

RS Rollover Choice-121271              42

The ANNUAL RATCHET ENHANCED DEATH BENEFIT equals the GREATER of:

     1)   the Standard Death Benefit; and

     2) the sum of the contract value allocated to Special Funds and the Annual Ratchet Minimum Guaranteed Death Benefit allocated to Non-Special Funds.

The Annual Ratchet Minimum Guaranteed Death Benefit equals:

     1) the initial premium allocated at issue to Special and Non-Special Funds, respectively;

     2) increased dollar for dollar by any premium, allocated after issue to Special and Non-Special Funds, respectively;

     3) for Non-Special Funds, adjusted on each anniversary that occurs on or prior to attainment of age 90 to the greater of the Annual Ratchet Minimum Guaranteed Death Benefit for Non-Special Funds from the prior anniversary (adjusted for new premiums, partial withdrawals allocated to Non-Special Funds, and transfers between Special and Non-Special Funds) and the current contract value allocated to Non-Special Funds;

     4) for Special Funds, adjusted on each anniversary that occurs on or prior to attainment of age 90 to the greater of the Annual Ratchet Minimum Guaranteed Death Benefit for Special Funds from the prior anniversary (adjusted for new premiums, partial withdrawals allocated to Special

Funds, and transfers between Special and Non-Special Funds) and the current contract value allocated to Special Funds.

Withdrawals reduce the Annual Ratchet Minimum Guaranteed Death Benefit on a pro rata basis, based on the amount withdrawn from the Special and Non-Special Funds, respectively. The amount of the pro rata adjustment for withdrawals from Non-Special Funds will equal (a) times (b) divided by (c): where (a) is the Annual Ratchet Minimum Guaranteed Death Benefit for Non-Special Funds prior to the withdrawal; (b) is the contract value of the withdrawal; and (c) is the contract value allocated to Non-Special Funds before withdrawal. The amount of the pro rata adjustment for Special Funds will equal (a) times (b) divided by
(c): where (a) is the Annual Ratchet Minimum Guaranteed Death Benefit for Special Funds prior to the withdrawal; (b) is the contract value of the withdrawal; and (c) is the contract value allocated to Special Funds before the withdrawal.

Transfers from Special to Non-Special Funds will reduce the Annual Ratchet Minimum Guaranteed Death Benefit for Special Funds on a pro rata basis. The resulting increase in the Annual Ratchet Minimum Guaranteed Death Benefit in the Non-Special Funds will equal the lesser of the reduction in the Annual Ratchet Minimum Guaranteed Death Benefit in the Special Funds and the contract value transferred.

Transfers from Non-Special to Special Funds will reduce the Annual Ratchet Minimum Guaranteed Death Benefit for Non-Special Funds on a pro rata basis. The resulting increase in the Annual Ratchet Minimum Guaranteed Death Benefit for the Special Funds will equal the reduction in the Annual Ratchet Minimum Guaranteed Death Benefit for the Non-Special Funds.

Note:  The enhanced death benefits may not be available in all states.

TRANSFERS BETWEEN OPTION PACKAGES. You may transfer from one option package to another on each contract anniversary. A written request for such transfer must be received at our Customer Service Center within 60 days prior to the contract anniversary. No transfers between option packages are permitted after you attain age 80.

If you transfer from Option I to Option II or Option III, the minimum guaranteed death benefit for Special and Non-Special Funds will equal the contract value for Special and Non-Special Funds, respectively, on the effective date of the transfer. On a transfer to Option Package III, the then current roll-up cap will be allocated to Special and Non-Special Funds in the same percentage as the allocation of contract value on the effective date of the transfer. A change of owner may cause an option package transfer on other than a contract anniversary.

RS Rollover Choice-121271              43

DEATH BENEFIT DURING THE INCOME PHASE

If any contract owner or the annuitant dies after the income phase start date, we will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

CONTINUATION AFTER DEATH -- SPOUSE

If at the contract owner's death, the surviving spouse of the deceased contract owner is the beneficiary and such surviving spouse elects to continue the contract as his or her own the following will apply:

If the guaranteed death benefit as of the date we receive due proof of death, minus the contract value also on that date, is greater than zero, we will add such difference to the contract value. Such addition will be allocated to the variable subaccounts in proportion to the contract value in the subaccounts, unless we are directed otherwise. If there is no contract value in any subaccount, the addition will be allocated to the Liquid Asset subaccount, or its successor. Such addition to contract value will not affect the guaranteed death benefit.

The death benefits under each of the available options will continue based on the surviving spouse's age on the date that ownership changes. At subsequent surrender, any surrender charge applicable to premiums paid prior to the date we receive due proof of death of the contract owner will be waived. Any premiums paid later will be subject to any applicable surrender charge.

Any addition to contract value, as described above, is available only to the spouse of the owner as of the date of death of the owner if such spouse under the provisions of the contract elects to continue the contract as his or her own.

CONTINUATION AFTER DEATH -- NON SPOUSE

If the beneficiary is not the spouse of the owner, the contract may continue in force subject to the required distribution rules of the Internal Revenue Code (the "Code").

If the guaranteed death benefit as of the date we receive due proof of death, minus the contract value also on that date, is greater than zero, we will add such difference to the contract value. Such addition will be allocated to the variable subaccounts in proportion to the contract value in the subaccounts, unless we are directed otherwise. If there is no contract value in any subaccount, the addition will be allocated to the Liquid Asset subaccount, or its successor.

The death benefit will then terminate. At subsequent surrender, any surrender charge applicable to premiums paid prior to the date we receive due proof of death of the contract owner will be waived. No additional premium payments may be made.

--------------------------------------------------------------------------------
                                CHARGES AND FEES
--------------------------------------------------------------------------------

We deduct the Contract charges described below to cover our cost and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administering the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a Contract charge will not always correspond to the actual costs associated with the charge. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of Contracts.

CHARGE DEDUCTION SUBACCOUNT

You may elect to have all charges against your contract value deducted directly from a single subaccount designated by the Company. Currently we use the Liquid Asset subaccount for this purpose. If you do not elect this option, or if the amount of the charges is greater than the amount in the designated subaccount, the charges will be deducted as discussed below. You may cancel this option at any time by sending satisfactory notice to our Customer Service Center.

RS Rollover Choice-121271              44

CHARGES DEDUCTED FROM THE CONTRACT VALUE We deduct the following charges from your contract value:

     SURRENDER CHARGE. Internal Transfers when the Prior Contract or arrangement either imposed a front end load or had no applicable surrender charge: There is no surrender charge under this Contract on amounts transferred or rolled over from a prior contract as an internal transfer when the prior contract either imposed a front end load or there was no applicable surrender charge under the prior contract.

Internal Transfers when the Prior Contract had an applicable surrender charge and/or additional premium payments not part of an Internal Transfer: We deduct a surrender charge if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. The free withdrawal amount for a contract year is the greater of: 1) 10% of contract value, based on the contract value on the date of withdrawal, less any prior withdrawals in that contract year; or 2) your MRD. Under Option Package III, any unused free withdrawal amount may carry forward to successive contract years, but in no event would the free withdrawal amount at any time exceed 30% of contract value.

The following table shows the schedule of the surrender charge that will apply. The surrender charge is a percent of each premium payment withdrawn. The surrender charge will be based on the total amount withdrawn including the amount deducted for the surrender charge. It will be deducted from the contract value remaining after you have received the amount requested for withdrawal. The surrender charge is not based on or deducted from the amount you requested as a withdrawal. For internal transfers, the amount subject to surrender charge is the lesser of premium payments paid under the prior contract or the initial contract value.

    COMPLETE YEARS ELAPSED         0  |  1  |  2  |  3  |  4  |  5  |  6  |  7+
        SINCE PREMIUM PAYMENT*        |     |     |     |     |     |     |
                                      |     |     |     |     |     |     |
    SURRENDER CHARGE               6% |  6% |  5% |  4% |  3% |  2% |  1% |  0%

       * For amounts transferred or rolled over into this Contract as an internal transfer, the "Complete Years Elapsed" are calculated from the date of the first premium payment made under the prior contract or, if earlier, the effective date of the prior contract.

     WAIVER OF SURRENDER CHARGE FOR EXTENDED MEDICAL CARE. We will waive the surrender charge in most states in the following events: (i) you begin receiving qualified extended medical care on or after the first contract anniversary for at least 45 days during a 60-day period and your request for the surrender or withdrawal, together with all required documentation is received at our Customer Service Center during the term of your care or within 90 days after the last day of your care; or (ii) you are first diagnosed by a qualifying medical professional, on or after the first contract anniversary, as having a qualifying terminal illness. We have the right to require an examination by a physician of our choice. If we require such an examination, we will pay for it. You are required to send us satisfactory written proof of illness. See your Contract for more information. The waiver of surrender charge may not be available in all states.

     FREE WITHDRAWAL AMOUNT. The Free Withdrawal Amount in any contract year is the greater of: 1) 10% of contract value, based on the contract value on the date of the withdrawal; and 2) your MRD attributable to amounts held under the Contract. The Free Withdrawal Amount does not include your MRD for the tax year containing the contract date of this Contract. Under Option Package III, any unused percentage of the 10% Free Withdrawal Amount from a contract year will carry forward into successive contract years, based on the percentage remaining at the time of the last withdrawal in that contract year. In no event will the free withdrawal amount at any time exceed 30% of contract value.

     SURRENDER CHARGE FOR EXCESS WITHDRAWALS. For withdrawals subject to surrender charge, we will deduct a surrender charge for excess withdrawals. We consider a withdrawal to be an "excess withdrawal"

RS Rollover Choice-121271              45
when the amount you withdraw
in any contract year exceeds the Free Withdrawal Amount. Where you are receiving systematic withdrawals, any combination of regular withdrawals taken and any systematic withdrawals expected to be received in a contract year will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. We will deduct such charges from the contract value in proportion to the contract value in each subaccount or Fixed Interest Allocation from which the excess withdrawal was taken. In instances where the excess withdrawal equals the entire contract value in such subaccounts or Fixed Interest Allocations, we will deduct charges proportionately from all other subaccounts and Fixed Interest Allocations in which you are invested. ANY WITHDRAWAL FROM A FIXED INTEREST ALLOCATION MORE THAN 30 DAYS BEFORE ITS MATURITY DATE WILL TRIGGER A MARKET VALUE ADJUSTMENT.

For the purpose of calculating the surrender charge for an excess withdrawal: a) we treat premiums as being withdrawn on a first-in, first-out basis; and b) amounts withdrawn which are not considered an excess withdrawal are not considered a withdrawal of any premium payments. We have included an example of how this works in Appendix B. Earnings for purposes of calculating the surrender charge for excess withdrawals may not be the same as earnings under federal tax law.

     PREMIUM TAXES. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the premium payment. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value on the income phase start date. However, some jurisdictions impose a premium tax at the time that initial and additional premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract, when you take an excess withdrawal, or on the income phase start date.

     ADMINISTRATIVE CHARGE. We deduct an annual administrative charge on each Contract anniversary, or if you surrender your Contract prior to a Contract anniversary, at the time we determine the cash surrender value payable to you. The amount deducted is $30 per Contract unless waived under conditions established by Golden American. We deduct the charge proportionately from all subaccounts in which you are invested. If there is no contract value in those subaccounts, we will deduct the charge from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid.

     TRANSFER CHARGE. We currently do not deduct any charges for transfers made during a contract year. We have the right, however, to assess up to $25 for each transfer after the twelfth transfer in a contract year. If such a charge is assessed, we would deduct the charge from the subaccounts and the Fixed Interest Allocations from which each such transfer is made in proportion to the amount being transferred from each such subaccount and Fixed Interest Allocation unless you have chosen to have all charges deducted from a single subaccount. The charge will not apply to any transfers due to the election of dollar cost averaging, automatic rebalancing and transfers we make to and from any subaccount specially designated by the Company for such purpose.

CHARGES DEDUCTED FROM THE SUBACCOUNTS

     MORTALITY AND EXPENSE RISK CHARGE. The mortality and expense risk charge is deducted each business day. The amount of the mortality and expense risk charge depends on the option package you have elected. The charge is deducted on each business day based on the assets you have in each subaccount. The charge for each option package, on an annual basis, is equal to 0.60% for Option Package I, 0.80% for Option Package II, and 0.95% for Option Package III, of the assets you have in each subaccount. The charge is deducted each business day at the daily rate of .001649% (Option Package I),.002201% (Option Package II), or .002615% (Option Package III), respectively. In the event there are any profits from the mortality and expense risk charge, we may use such profits to finance the distribution of contracts.

RS Rollover Choice-121271              46

     ASSET-BASED ADMINISTRATIVE CHARGE. The amount of the asset-based administrative charge, on an annual basis, is equal to 0.15% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .000411% from your assets in each subaccount. This charge is deducted daily from your assets in each subaccount.

TRUST EXPENSES

Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, fifteen portfolios deduct a service fee, which is used to compensate service providers for administrative and contract holder services provided on behalf of the portfolios, and twenty-five portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. Based on actual portfolio experience in 2000, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2001 range from 0.55% to 1.40%. See "Fees and Expenses" in this prospectus.

Additionally, we may receive compensation from the investment advisers, administrators or distributors of the portfolios in connection with administrative, distribution, or other services and cost savings experienced by the investment advisers, administrators or distributors. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. Some advisers, administrators or distributors may pay us more than others.

--------------------------------------------------------------------------------
                                THE INCOME PHASE
--------------------------------------------------------------------------------

During the income phase, you stop contributing dollars to your contract and start receiving payments from your accumulated contract value. INITIATING PAYMENTS. At least 30 days prior to the date you want to start receiving payments, you must notify us in writing of all of the following:

     o    Payment start date;

     o Income phase payment option (see the income phase payment options table in this section);

     o Payment frequency (i.e., monthly, quarterly, semi-annually or annually);

     o Choice of fixed, and, if available at the time an income phase payment option is selected, variable or a combination of both fixed and variable payments; and

     o Selection of an assumed net investment rate (only if variable payments are elected).

Your Contract will continue in the accumulation phase until you properly start income phase payments. Once an income phase payment option is selected, it may not be changed. Our current annuity options provide only for fixed payments.

WHAT AFFECTS PAYMENT AMOUNTS? Some of the factors that may affect the amount of your income phase payments include: your age; gender; contract value; the income phase payment option selected; the number of guaranteed payments (if any) selected; whether you select fixed, variable or a combination of both fixed and variable payments; and, for variable payments, the assumed net investment rate selected. Variable payments are not currently available.

FIXED PAYMENTS. Amounts funding fixed income phase payments will be held in the Company's general account. The amount of fixed payments does not vary with investment performance over time.

VARIABLE PAYMENTS. Amounts funding your variable income phase payments will be held in the subaccount(s) you select. Not all subaccounts available during the accumulation phase may be available during the income phase. Payment amounts will vary depending upon the performance of the subaccounts

RS Rollover Choice-121271              47
you select. For
variable income phase payments, you must select an assumed net investment rate. Variable payments are not currently available.

ASSUMED NET INVESTMENT RATE. If you select variable income phase payments, you must also select an assumed net investment rate of either 6%, 5% or 3 1/2%. If you select a 6% rate, for example, your first income phase payment will be higher, bUt subsequent payments will increase only if the investment performance of the subaccounts you selected is greater than 6% annually, after deduction of fees. Payment amounts will decline if the investment performance is less than 6%, after deduction of fees.

If you select a 3 1/2% rate, for example, your first income phase payment will be lower and subsequent payments will increaSe more rapidly or decline more slowly depending upon changes to the net investment rate of the subaccounts you selected. For more information about selecting an assumed net investment rate, call us for a copy of the SAI. MINIMUM PAYMENT AMOUNTS. The income phase payment option you select must result in:

     o    A first income phase payment of at least $50; and

     o    Total yearly income phase payments of at least $250.

If your contract value is too low to meet these minimum payment amounts, you will receive one lump-sum payment. Unless prohibited by law, we reserve the right to increase the minimum payment amount based on increases reflected in the Consumer Price Index-Urban (CPI-U) since July 1, 1993.

RESTRICTIONS ON START DATES AND THE DURATION OF PAYMENTS. Income phase payments may not begin during the first contract year, or, unless we consent, later than the later of:

     o    The first day of the month following the annuitant's 90th birthday; or

     o The tenth anniversary of the last premium payment made to your Contract.

Income phase payments will not begin until you have selected an income phase payment option. Surrender charges may apply if income phase payments begin within the first five contract years. Failure to select an income phase payment option by the later of the annuitant's 90th birthday or the tenth anniversary of your last premium payment may have adverse tax consequences. You should consult with a qualified tax adviser if you are considering delaying the selection of an income phase payment option before the later of these dates.

Income phase payments may not extend beyond:

     (a)  The life of the annuitant;

     (b)  The joint lives of the annuitant and beneficiary;

     (c)  A guaranteed period greater than the annuitant's life expectancy; or

     (d) A guaranteed period greater than the joint life expectancies of the annuitant and beneficiary.

When income phase payments start, the age of the annuitant plus the number of years for which payments are guaranteed may not exceed 100.

If income phase payments start when the annuitant is at an advanced age, such as over 85, it is possible that the Contract will not be considered an annuity for federal tax purposes.

See "FEDERAL TAX CONSIDERATIONS" for further discussion of rules relating to income phase payments.

RS Rollover Choice-121271              48

CHARGES DEDUCTED.

     o If variable income phase payments are selected, we make a daily deduction for mortality and expense risks from amounts held in the subaccounts. Therefore, if you choose variable income phase payments and a nonlifetime income phase payment option, we still make this deduction from the subaccounts you select, even though we no longer assume any mortality risks. The amount of this charge, on an annual basis, is equal to 1.50% of amounts invested in the subaccounts. See "Fees and Expenses."

     o There is currently no administrative expense charge during the income phase. We reserve the right, however, to charge an administrative expense charge of up to 0.15% during the income phase. If imposed, we deduct this charge daily from the subaccounts corresponding to the funds you select. If we are imposing this charge when you enter the income phase, the charge will apply to you during the entire income phase. See "Fees and Expenses."

DEATH BENEFIT DURING THE INCOME PHASE. The death benefits that may be available to a beneficiary are outlined in the income phase payment options table below. If a lump-sum payment is due as a death benefit, we will make payment within seven calendar days after we receive proof of death acceptable to us and the request for the payment in good order at our Customer Service Center. If continuing income phase payments are elected, the beneficiary may not elect to receive a lump sum at a future date unless the income phase payment option specifically allows a withdrawal right. We will calculate the value of any death benefit at the next valuation after we receive proof of death and a request for payment. Such value will be reduced by any payments made after the date of death.

BENEFICIARY RIGHTS. A beneficiary's right to elect an income phase payment option or receive a lump-sum payment may have been restricted by the contract owner. If so, such rights or options will not be available to the beneficiary.

PARTIAL ENTRY INTO THE INCOME PHASE. You may elect an income phase payment option for a portion of your contract value, while leaving the remaining portion invested in the accumulation phase. Whether the Tax Code considers such payments taxable as income phase payments or as withdrawals is currently unclear; therefore, you should consult with a qualified tax adviser before electing this option. The same or different income phase payment option may be selected for the portion left invested in the accumulation phase.

TAXATION. To avoid certain tax penalties, you or your beneficiary must meet the distribution rules imposed by the Tax Code. Additionally, when selecting an income phase payment option, the Tax Code requires that your expected payments will not exceed certain durations. See "FEDERAL TAX CONSIDERATIONS".

PAYMENT OPTIONS

The following table lists the income phase payment options and accompanying death benefits available during the income phase. We may offer additional income phase payment options under the Contract from time to time. Once income phase payments begin, the income phase payment option selected may not be changed.

     TERMS TO UNDERSTAND:

     ANNUITANT(S): The person(s) on whose life expectancy(ies) the income phase payments are based.

     BENEFICIARY(IES): The person(s) or entity(ies) entitled to receive a death benefit, if any, under the income phase payment option selected.

RS Rollover Choice-121271              49

     -----------------------------------------------------------------------------------------------------------------------
     LIFETIME INCOME PHASE PAYMENT OPTIONS
     -----------------------------------------------------------------------------------------------------------------------
     Life Income              LENGTH OF PAYMENTS:  For as long as the annuitant lives. It is possible that only one payment will be made if the annuitant dies prior to the second payment's due date.
                              ---------------------------------------------------------------------------------------------
                              DEATH BENEFIT--NONE: All payments end upon the annuitant's death.
     ------------------------ ----------------------------------------------------------------------------------------------
     Life Income--            LENGTH OF PAYMENTS:  For as long as the annuitant  lives,  with payments  guaranteed for your
     Guaranteed               choice of 5 to 30 years or as otherwise specified in the contract.
     Payments                 DEATH  BENEFIT--PAYMENT TO THE BENEFICIARY:  If the annuitant dies before we have made all the guaranteed payments, we will continue to pay the beneficiary the remaining payments.
     ------------------------ ----------------------------------------------------------------------------------------------
     Life Income--            LENGTH OF  PAYMENTS:  For as long as either  annuitant  lives.  It is possible  that only one
     Two Lives                payment will be made if both annuitants die before the second payment's due date.
                              CONTINUING PAYMENTS: When you select this option you choose for:
                                   a)  100%,  66 2/3% or 50% of the payment to continue to the  surviving  annuitant  after the first death; or
                                   b)  100% of the payment to continue to the
                                       annuitant on the second annuitant's
                                       death, and 50% of the payment to continue
                                       to the second annuitant on the
                                       annuitant's death.
                              DEATH BENEFIT--NONE: All payments end upon the death of both annuitants.
     ------------------------ ----------------------------------------------------------------------------------------------
     Life Income--            LENGTH OF PAYMENTS:  For as long as either annuitant lives,  with payments  guaranteed from 5
     Two Lives--              to 30 years or as otherwise specified in the contract.
     Guaranteed               CONTINUING  PAYMENTS:  100% of the payment to continue to the surviving  annuitant  after the
     Payments                 first death.
                              DEATH BENEFIT--PAYMENT TO THE BENEFICIARY: If both
                              annuitants die before we have made all the
                              guaranteed payments, we will continue to pay the
                              beneficiary the remaining payments.
     ------------------------ ----------------------------------------------------------------------------------------------
     Life Income--Cash        LENGTH OF PAYMENTS: For as long as the annuitant lives.
     Refund Option (limited   DEATH BENEFIT--PAYMENT TO THE BENEFICIARY: Following
     availability--fixed      the annuitant's death, we will pay a lump sum payment
     payments only)           equal to the amount originally applied to the income phase payment option
                              (less any applicable premium tax) and less the total amount of income payments paid.
     ------------------------ ----------------------------------------------------------------------------------------------
     Life Income--Two          LENGTH OF PAYMENTS: For as long as either annuitant lives.
     Lives--Cash Refund        CONTINUING PAYMENTS: 100% of the payment to continue after the first death.
     Option (limited           DEATH  BENEFIT--PAYMENT  TO THE  BENEFICIARY:  When both annuitants die we will pay a lump-sum
     availability--fixed       payment equal to the amount  applied to the income phase payment  option (less any applicable
     payments only)            premium tax) and less the total amount of income payments paid.
     ------------------------ ----------------------------------------------------------------------------------------------

RS Rollover Choice-121271              50

     -----------------------------------------------------------------------------------------------------------------------
     NONLIFETIME INCOME PHASE PAYMENT OPTION
     -----------------------------------------------------------------------------------------------------------------------
     Nonlifetime--            LENGTH OF PAYMENTS:  You may select payments for 5 to 30 years (15 to 30 years if you elected
     Guaranteed               the premium bonus option).  In certain cases a lump-sum  payment may be requested at any time
     Payments                 (see below).
                              DEATH BENEFIT--PAYMENT TO THE BENEFICIARY: If the
                              annuitant dies before we make all the guaranteed
                              payments, we will continue to pay the beneficiary
                              the remaining payments.
     -----------------------------------------------------------------------------------------------------------------------
     LUMP-SUM PAYMENT: If the "Nonlifetime--Guaranteed Payments" option is elected with variable payments, you may request at any time that all or a portion of the present value of the remaining payments be paid in one lump sum. Any such lump-sum payments will be treated as a withdrawal during the accumulation phase and we will charge any applicable surrender charge.
     Lump-sum payments will be sent within seven calendar days after we receive the request for payment in good order at our Customer Service Center.
     -----------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------


REPORTS TO CONTRACT OWNERS

We will send you a quarterly report within 31 days after the end of each calendar quarter. The report will show the contract value, cash surrender value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your contract value and reflects the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies contained in the report or in any confirmation notices. We will also send you copies of any shareholder reports of the investment portfolios in which Separate Account B invests, as well as any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS

The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange is closed; (2) when trading on the New York Stock Exchange is restricted; (3) when an emergency exists as determined by the SEC so that the sale of securities held in Separate Account B may not reasonably occur or so that the Company may not reasonably determine the value of Separate Account B's net assets; or (4) during any other period when the SEC so permits for the protection of security holders. We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION

If an age or gender given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or sex.

ASSIGNING THE CONTRACT AS COLLATERAL

You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

CONTRACT CHANGES -- APPLICABLE TAX LAW

We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable federal tax law. You will be given advance notice of such changes.

RS Rollover Choice-121271              51

FREE LOOK

If you cancel your contract within 7 days after you receive it, we will return your premium payment. You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. Some states may require a longer free look period. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, (i) we adjust your contract value for any Market Value Adjustment (if you have invested in the fixed account), and
(ii) then we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios and the potential positive or negative effect of the market value adjustment, the contract value returned may be greater or less than the premium payment you paid. In the case of IRA's cancelled within 7 days of receipt of the Contract and in some states, we are required to return to you the amount of the paid premium (rather than the contract value) in which case you will not be subject to investment risk during the free look period. In these circumstances, your premiums designated for investment in the subaccounts may be allocated during the free look period to a subaccount specially designated by the Company for this purpose (currently, the Liquid Asset subaccount). We may, in our discretion, require that premiums designated for investment in the subaccounts from all other states as well as premiums designated for a Fixed Interest Allocation be allocated to the specially designated subaccount during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request. We determine your contract value at the close of business on the day we receive your written request. If you keep your Contract after the free look period and the investment is allocated to a subaccount specially designated by the Company, we will put your money in the subaccount(s) chosen by you, based on the accumulation unit value next computed for each subaccount, and/or in the Fixed Interest Allocation chosen by you.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce any surrender, administration, and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer an alternative or reduced death benefit.

SELLING THE CONTRACT

Directed Services, Inc. is the principal underwriter and distributor of the Contract as well as for other contracts issued through Separate Account B and other separate accounts of Golden American. The principal address of Directed Services is 1475 Dunwoody Drive, West Chester, Pennsylvania 19380. Directed Services is a corporation organized under the laws of New York and is a wholly owned subsidiary of Equitable of Iowa. Directed Services is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with securities commissions in the states in which it operates, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

Directed Services has the authority to enter into selling agreements with other firms. Directed Services has entered into selling agreements with broker-dealers to sell the Contracts through registered representatives. Those representatives are registered with the NASD, and if applicable, also with the states in which they do business. They also are licensed as insurance agents in the states in which they do business.

We pay sales commissions to Directed Services for the sale of the Contracts. Directed Services passes through the entire amount of the sales commission to the broker-dealer whose registered representative sold the Contract. The maximum sales commission payable will be approximately 5.0% of the initial and any additional premium payment. This commission may be returned if the Contract is not continued through the first Contract Year.

RS Rollover Choice-121271              52

   ------------------------------------------------------------------------------------
                                     UNDERWRITER COMPENSATION
   ------------------------------------------------------------------------------------
   NAME OF PRINCIPAL UNDERWRITER    AMOUNT OF COMMISSION TO BE            OTHER
                                               PAID                    COMPENSATION
      Directed Services, Inc.          The equivalent of a         Reimbursement of any
                                   combination of a percentage       covered expenses
                                    of premium payments and a            incurred
                                    percentage of the contract        by registered
                                  value up to a maximum of 5.0%      representatives
                                  ------------------------------      in connection
                                                                         with the
                                                                       distribution
                                                                    of the Contracts.
   ------------------------------ -----------------------------------------------------


Certain sales agreements may provide for a different combination of percentage of commission at the time of sale and annual trail commission under which one of the percentages could exceed that shown above.

We may make additional cash payments to broker-dealers for marketing and educational expenses and for the reimbursement of certain expenses incurred by registered representatives in connection with the distribution of the Contracts.

We do not pay any additional commissions on the sale or exercise of any of the optional benefit riders offered in this prospectus.

--------------------------------------------------------------------------------
                                OTHER INFORMATION
--------------------------------------------------------------------------------

VOTING RIGHTS

We will vote the shares of a Trust owned by Separate Account B according to your instructions. However, if the 1940 Act or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

We determine the number of shares that you have in a subaccount by dividing the Contract's contract value in that subaccount by the net asset value of one share of the portfolio in which a subaccount invests. We count fractional votes. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust shareholder meeting. We will ask you for voting instructions by mail at least 10 days before the meeting. If we do not receive your instructions in time, we will vote the shares in the same proportion as the instructions received from all contracts in that subaccount. We will also vote shares we hold in Separate Account B which are not attributable to contract owners in the same proportion.

STATE REGULATION

We are regulated by the Insurance Department of the State of Delaware. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The variable Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS

The Company, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or

RS Rollover Choice-121271              53
material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a materially adverse impact on the Company or Separate Account B.

LEGAL MATTERS

The legal validity of the Contracts was passed on by Myles R. Tashman, Esquire, Executive Vice President, General Counsel and Assistant Secretary of Golden American. Sutherland Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to federal securities laws.

EXPERTS

The audited consolidated financial statements of Golden American at December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, and Separate Account B at December 31, 2000 and for the periods disclosed therein, appearing in this prospectus or in the SAI and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing in this prospectus or in the SAI and in the Registration Statement, and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS

The Contract may be purchased only as an IRA or a Roth IRA. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAXATION OF QUALIFIED CONTRACTS

The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certaIn exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of

RS Rollover Choice-121271              54
any person to any
benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

The IRS could come to a determination that rider charges are taxable distributions to you. Although we do not believe that a rider charge under the Contract should be treated as a taxable withdrawal, you should consult your tax advisor prior to selecting any rider or endorsement under the Contract.

     DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro rata portion of the amount received is taxable, generally based on the ratio of the contract owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below. For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant)
(i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participaNt is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described In Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. Roth IRAs under Section 408A do nOt require distributions at any time before the contract owner's death.

     WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution and the contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code, distributions in a specified annuity form or hardship distributions. The 20% withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan.

INDIVIDUAL RETIREMENT ANNUITIES

Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans for Employees (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

IRA's generally may not invest in life insurance contracts. We do not believe a death benefit under an annuity contract that is equal to the greater of premiums paid (less withdrawals) or contract value will be treated as life insurance. However, the enhanced death benefits under this Contract may exceed the greater of premiums paid (less withdrawals) and contract value. We have previously received IRS approval of the form of the Contract, including the enhanced death benefit feature, for use as an IRA. THE CONTRACT WITH THE ENHANCED DEATH BENEFITS HAS BEEN FILED WITH THE IRS FOR APPROVAL FOR USE AS AN IRA. HOWEVER, THERE IS NO ASSURANCE THAT THE IRS WILL GIVE THIS APPROVAL OR THAT THE CONTRACT MEETS

RS Rollover Choice-121271              55

THE QUALIFICATION REQUIREMENTS FOR AN IRA. Although we regard the enhanced death benefit options as investment protection features that should not have an adverse tax effect, it is possible that the IRS could take a contrary position regarding tax qualification, which could result in the immediate taxation of amounts held in the Contract and the imposition of penalty taxes. YOU SHOULD CONSULT YOUR TAX ADVISOR IF YOU ARE CONSIDERING ADDING AN ENHANCED DEATH BENEFIT TO YOUR CONTRACT IF IT IS AN IRA.

ROTH IRA

Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to limits on the amount of the contribution and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the fiVe taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

TAX CONSEQUENCES OF DEATH BENEFIT OPTIONS

THE CONTRACT INCLUDES DEATH BENEFIT OPTIONS THAT IN SOME CASES MAY EXCEED THE GREATER OF THE PREMIUM PAYMENTS OR THE CONTRACT VALUE. THE IRS HAS NOT RULED WHETHER AN ENHANCED DEATH BENEFIT COULD BE CHARACTERIZED AS AN INCIDENTAL BENEFIT, THE AMOUNT OF WHICH IS LIMITED IN ANY CODE SECTION 401(A) PENSION OR PROFIT-SHARING PLAN OR CODE SECTION 403(B) TAX-SHELTERED ANNUITY. EMPLOYERS USING THE CONTRACT MAY WANT TO CONSULT THEIR TAX ADVISER REGARDING SUCH LIMITATION.

OTHER TAX CONSEQUENCES

As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION

Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

RS Rollover Choice-121271              56

--------------------------------------------------------------------------------
         MORE INFORMATION ABOUT GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

SELECTED FINANCIAL DATA

The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for Golden American should be read in conjunction with the financial statements and notes thereto included in this prospectus. On October 24, 1997, PFHI Holdings, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable of Iowa"), according to a merger agreement among Equitable of Iowa, PFHI and ING Groep N.V. (the "ING acquisition"). On August 13, 1996, Equitable of Iowa acquired all of the outstanding capital stock of BT Variable, Inc., then the parent of Golden American (the "Equitable acquisition"). For financial statement purposes, the ING acquisition was accounted for as a purchase effective October 25, 1997 and the Equitable acquisition was accounted for as a purchase effective August 14, 1996. As a result, the financial data presented below for periods after October 24, 1997, are presented on the Post-Merger new basis of accounting, for the period August 14, 1996 through October 24, 1997, are presented on the Post-Acquisition basis of accounting, and for August 13, 1996 and prior periods are presented on the Pre-Acquisition basis of accounting.

                                                       SELECTED GAAP BASIS FINANCIAL DATA
                                                                 (IN THOUSANDS)
                                                                   POST-MERGER
                                        ----------------------------------------------------------------------------------
                                        For the Period                                                      For the Period
                                          January 31,     For the Year     For the Year    For the Year       October 25,
                                         2001 through         Ended            Ended           Ended         1997 through
                                         September 30,    December 31,     December 31,    December 31,      December 31,
                                             2001             2000             1999            1998              1997
                                        --------------    ------------     ------------    ------------     --------------
Annuity and Interest
    Sensitive Life
    Product Charges.................    $     117,308    $      144,877    $     82,935     $     39,119     $      3,834
Net Income (Loss) before
    Federal Income Tax .............    $       5,513    $       32,862    $     19,737     $     10,353     $       (279)
Net Income (Loss)...................    $       3,444    $       19,180    $     11,214     $      5,074     $       (425)
Total Assets........................    $  12,031,210    $   11,852,677    $  9,392,857     $  4,754,623     $  2,446,395
Total Liabilities...................    $  11,270,516    $   11,235,540    $  8,915,008     $  4,400,729     $  2,219,082
Total Stockholder's Equity..........    $     760,694    $      617,137    $    477,849     $    353,894     $    227,313


                                                              POST-ACQUISITION            PRE-ACQUISITION
                                                       ------------------------------     ---------------
                                                       For the Period  For the Period     For the Period
                                                       January 1,1997    August 14,         January 1,
                                                           through      1996 through       1996 through
                                                         October 24,    December 31,        August 13,
                                                            1997            1996               1996
                                                       --------------  --------------     ---------------
Annuity and Interest
    Sensitive Life  Product Charges...................   $  18,288      $      8,768         $ 12,259
Net Income (Loss) before  Federal Income Tax..........   $    (608)     $        570         $  1,736
Net Income (Loss).....................................   $     729      $        350         $  3,199
Total Assets..........................................       N/A        $  1,677,899            N/A
Total Liabilities.....................................       N/A        $  1,537,415            N/A
Total Stockholder's Equity............................       N/A        $    140,484            N/A

RS Rollover Choice-121271              57

BUSINESS ENVIRONMENT

The current business and regulatory environment presents many challenges to the insurance industry. The variable annuity competitive environment remains intense and is dominated by a number of large highly rated insurance companies. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offers consumers many choices. However, overall demand for variable insurance products remains strong for several reasons including: low levels of inflation, moderate interest rate levels, a growing U.S. economy; an aging U.S. population that is increasingly concerned about retirement, estate planning, and maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement, as well as lower public confidence in the adequacy of those benefits.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

The purpose of this section is to discuss and analyze Golden American Life Insurance Company's ("Golden American") consolidated results of operations. In addition, some analysis and information regarding financial condition and liquidity and capital resources is provided. This analysis should be read jointly with the condensed consolidated financial statements, related notes, and the Cautionary Statement Regarding Forward-Looking Statements, which appear elsewhere in this report. Golden American reports financial results on a consolidated basis. The consolidated financial statements include the accounts of Golden American and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and collectively with Golden American, the "Companies").

                              RESULTS OF OPERATION

THE FIRST NINE MONTHS OF 2001
COMPARED TO SAME PERIOD OF 2000

PREMIUMS

                                                          PERCENTAGE      DOLLAR
FOR THE NINE MONTHS ENDED SEPTEMBER 30          2001        CHANGE        CHANGE         2000
                                              --------    ----------     --------      --------
                                                             (Dollars in millions)
Variable annuity premiums:
    Separate account........................   $ 303.9      (55.5)%      $(378.8)     $  682.7
    Fixed account...........................    1043.1      107.3          539.9         503.2
Total variable annuity premiums.............    1347.0       13.6          161.1       1,185.9
Fixed annuity premiums......................       1.9        --             1.9           --
Variable life premiums......................       1.1      (26.7)          (0.4)          1.5
                                              --------      -------       ------      --------
Total premiums..............................  $1,350.0       13.7%        $162.6      $1,187.4
                                              ========      =======       ======      ========

For the Companies' variable and fixed insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity premiums net of reinsurance increased 13.6% during the first nine months of 2001 compared to the same period of 2000. This increase is primarily due to sales of the Guarantee product, a registered fixed annuity product introduced in the last quarter of 2000. Sales for this product totaled $463.0 million in the first nine months of 2001. Also contributing to the increase is a decline of $0.1 billion in ceded variable annuity separate account premiums to $1.6 billion for the first nine months of 2000. This is mainly due to the effects of modified coinsurance agreements. Offsetting these increases is a reduction of $574.4 million in the sales of variable annuity separate account products in the first nine months of 2001 as compared to the first nine months of 2000.

RS Rollover Choice-121271              58

During the first nine months of 2001, First Golden began selling two fixed annuity products, a Flex Annuity and a Multi-Year Guarantee Annuity. Premiums, net of reinsurance, for variable products from a significant broker/dealer having at least ten percent of total sales for the nine months ended September 30, 2001 totaled $132.8 million, or 10% of total premiums ($139.3 million, or 12% from a significant broker/dealer for the same period in 2000). Gross premiums for variable products from a significant broker/dealer having at least ten percent of total sales for the nine months ended September 30, 2001, totaled $313.2 million, or 11% of total gross premiums ($659.9 million, or 22%, from two significant broker/dealers for the same period in 2000).

REVENUES

                                                          PERCENTAGE      DOLLAR
FOR THE NINE MONTHS ENDED SEPTEMBER 30          2001        CHANGE        CHANGE         2000
                                              --------    ----------     --------      --------
                                                             (Dollars in millions)
Annuity and interest sensitive life
   product charges.........................   $117.3         12.9%         $13.4        $103.9
Management fee revenue.....................     18.7         11.0            1.9          16.8
Net investment income......................     67.0         39.9           19.1          47.9
Realized losses on investments.............     (1.5)       (66.4)           3.0          (4.5)
                                              ------         -----         -----        ------
                                              $201.5         22.8%         $37.4        $164.1
                                              ======         =====         =====        ======

Total revenues increased 22.8% in the first nine months of 2001 from the same period in 2000. Annuity and interest sensitive life product charges increased 12.9% in the first nine months of 2001 due to additional fees earned from the higher average block of business under management in the variable separate accounts and higher surrender charges. Golden American provides certain managerial and supervisory services to Directed Services, Inc. ("DSI"). The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $17.3 million and $15.6 million for the first nine months of 2001 and 2000, respectively. This increase was due to the increasing average assets in the variable separate accounts.

Net investment income increased 39.9% in the first nine months of 2001 due to a growth in invested assets during 2001 mainly related to the introduction of the Guarantee product. The Companies had $1.5 million of realized losses on the sale of investments in the first nine months of 2001, compared to losses of $4.5 million in the same period of 2000.

EXPENSES

Total insurance benefits and expenses increased $60.3 million, or 49.2%, to $181.5 million in the first nine months of 2001 from the same period in 2000. Interest credited to account balances decreased $22.6 million, or 15.4%, to $124.1 million in the first nine months of 2001. The premium credit on the Premium Plus product decreased $31.7 million to $73.9 million at September 30, 2001 due to a decrease in variable annuity sales of the separate account product. This decrease was partially offset by an increase in interest credited due to higher average account balances associated with the Companies' fixed account options, mainly due to the introduction of the Guarantee product in the fourth quarter of 2000. The guaranteed benefits reserve change was $19.6 million for the nine months ended September 30, 2001 mainly due to the downturn in the equity markets.

Commissions were nearly unchanged from September 30, 2000 at $160.8 million for the nine months ended September 30, 2001. This is consistent with relatively stable gross premiums for the nine months ended September 30, 2001 and 2000, despite a change in the product sales mix. Insurance taxes, state licenses, and fees increased $1.0 million, or 24.3%, to $5.0 million in the first nine months of 2001. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and mix or composition of fixed and variable product sales. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

RS Rollover Choice-121271              59

General expenses increased $23.4 million, or 38.2%, to $84.6 million in the first nine months of 2001. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. Contributing to this increase in general expenses are additional cost allocations during the first nine months of 2001. The increase in general expenses was partially offset by reimbursements received from DSI, Equitable Life Insurance Company of Iowa ("Equitable Life"), ING Mutual Funds Management Co., LLC, an affiliate, Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by the Companies.

During the first nine months of 2001 and 2000, the value of purchased insurance in force ("VPIF") was adjusted to increase amortization by $1,116,000 and $687,000, respectively, to reflect changes in the assumptions related to the timing of estimated gross profits. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of September 30, 2001 is $0.8 million for the remainder of 2001, $2.9 million in 2002, $2.7 million in 2003, $2.4 million in 2004, $1.9 million in 2005, and $1.4 million in 2006. Actual amortization may vary based upon changes in assumptions and experience.

Amortization of deferred policy acquisition costs ("DPAC") decreased $9.3 million, or 18.8%, in the first nine months of 2001. The decrease in the amortization was mainly due to an increase in the amount of deferred costs that have been offset due to the modified coinsurance agreement entered into during the second quarter of 2000. Deferred policy acquisition costs decreased $27.7 million, or 31.6%, for the nine months ended September 30, 2001. The decline in the deferred policy acquisition costs was mainly due to a lower deferral of the premium credit on the Premium Plus product.

Expenses and charges reimbursed to Golden American under modified coinsurance agreements decreased from $220.2 million for the first nine months in 2000 to $194.0 million during the first nine months in 2001. This reimbursement is primarily due to a modified coinsurance agreement which was entered into during the second quarter of 2000, with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued after January 1, 2000, excluding those with an interest rate guarantee. Under this reinsurance agreement, $192.5 million and $214.7 in expenses and charges were reimbursed during the first nine months of 2001 and 2000, respectively. This reimbursement offset deferred policy acquisition costs and non-deferrable costs related to policies reinsured under this agreement.

Interest expense decreased 3.6%, or $0.5 million, to $14.4 million in the first nine months of 2001. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $1.5 million for the first nine months of 2001 and 2000. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $3.3 million for the first nine months of 2001 and 2000, respectively. Interest expense on a $75 million surplus note, issued September 1999 and expiring September 2029 was $4.4 million for the first nine months of 2001 and 2000, respectively. Interest expense on a $50 million surplus note, issued December 1999 and expiring December 2029 was $3.1 million for the first nine months of 2001 and 2000. Interest expense on a $35 million surplus note issued December 1999 and expiring December 2029 was $2.1 million for the first nine months of 2001 and $2.3 million in 2000. Golden American also paid $25,000 in 2001 and $0.4 million in 2000 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $117,000 and $36,000 for the first nine months of 2001 and 2000, respectively.

INCOME

Net income was $3.4 million for the first nine months of 2001, a decrease of $14.7 million, or 81.0% from the same period of 2000.

Comprehensive income for the first nine months of 2001 was $12.6 million, a decrease of $9.2 million from comprehensive income of $21.8 million in the same period of 2000.

RS Rollover Choice-121271              60

Net loss on a statutory basis was $206.8 million and $6.0 for the nine months ended September 30, 2001 and 2000, respectively. This decrease is mainly due to increased reserves related to the downturn in the equity markets.

2000 COMPARED TO 1999

PREMIUMS

                                                           PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                 2000          CHANGE          CHANGE         1999
                                             --------      ----------        ------         ----
                                                              (Dollars in millions)
Variable annuity premiums:
    Separate account....................     $1,307.3        (48.0)%       $(1,204.4)     $2,511.7
    Fixed account.......................        793.1          2.9              22.4         770.7
Total variable annuity premiums.........      2,100.4        (36.0)         (1,182.0)      3,282.4
Variable life premiums..................          1.6        (81.8)             (7.0)          8.6
                                             --------       -------        ---------      --------
Total premiums..........................     $2,102.0       (36.1)%        $(1,189.0)     $3,291.0
                                             ========       =======        =========      ========

For the Companies' variable insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity separate account premiums decreased 48.0% in 2000. Excluded from the variable annuity separate account premiums above are $1,787.9 million and $97.9 million for the years ended December 31, 2000 and 1999, respectively, related to modified coinsurance agreements. The fixed account portion of the Companies' variable annuity premiums increased 2.9% in 2000. Excluding the effect of the modified coinsurance agreements, the increase in premiums resulted from increased sales of existing annuity products and from the introduction of a new annuity product during 2000 called GoldenSelect Guarantee Annuity.

Variable life premiums decreased 81.8% in 2000. In August 1999, Golden American discontinued offering variable life products, but the Companies continue to accept additional premiums from existing policyholders. Premiums, net of reinsurance, for variable products from a significant broker/dealer having at least ten percent of total sales for the year ended December 31, 2000, totaled $235.3 million, or 11% of total net premiums compared to $918.4 million, or 28%, from two significant broker/dealers for the year ended December 31, 1999. Gross premiums for variable products from two significant broker/dealers having at least ten percent of total sales for the year ended December 31, 2000, totaled $831.0 million, or 21% of total gross premiums compared to $1,018.9 million, or 30%, from two significant broker/dealers for the year ended December 31, 1999.

REVENUES

                                                           PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                 2000          CHANGE          CHANGE       1999
                                             --------      ----------        ------       ----
                                                              (Dollars in millions)
Annuity and interest sensitive life
    product charges.......................    $144.9          74.7%          $62.0       $ 82.9
Management fee revenue....................      23.0         106.4            11.9         11.1
Net investment income.....................      64.1           8.4             4.9         59.2
Realized losses on investments............      (6.6)       (124.2)           (3.7)        (2.9)
                                             --------       -------          ------      -------
                                              $225.4          50.0%          $75.1       $150.3
                                             ========       =======          =====       =======

Total revenues increased 50.0%, or $75.1 million, to $225.4 million in 2000. Annuity and interest sensitive life product charges increased 74.7%, or $62.0 million, to $144.9 million in 2000, primarily due to additional fees earned from the increasing block of business in the separate accounts.

RS Rollover Choice-121271              61

Golden American provides certain managerial and supervisory services to DSI, a wholly owned subsidiary of EIC. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $21.3 million for 2000 and $10.1 million for 1999. This increase is due to the increasing assets in the separate accounts and renegotiation of the fee paid by DSI to Golden American.

Net investment income increased 8.4%, or $4.9 million, to $64.1 million in 2000 from $59.2 million in 1999, due to increasing investment yields, as well as a larger average amount of assets backing the fixed account options within the variable products.

During 2000, the Companies had net realized losses on investments of $6.6 million, mainly due to sales of fixed maturities, including a $142,000 write down of an impaired fixed maturity. In 1999, the Companies had net realized losses on investments of $2.9 million, including a $1.6 million write down of two impaired fixed maturities.

EXPENSES

                                                                           PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                              2000             CHANGE          CHANGE            1999
                                                          -------          ----------        -------        ---------
                                                                              (Dollars in millions)
 Insurance benefits and expenses:
    Annuity and interest sensitive life benefits:
      Interest credited to account balances..........      $195.1              11.3%            $19.8         $ 175.3
      Benefit claims incurred in excess of
        account balances.............................         4.9             (22.4)             (1.4)            6.3
    Underwriting, acquisition, and insurance
      expenses:
      Commissions....................................       213.7              13.4              25.3           188.4
      General expenses...............................        84.9              41.1              24.7            60.2
      Insurance taxes, state licenses, and fees......         4.5              12.5               0.5             4.0
      Policy acquisition costs deferred..............      (168.4)            (51.4)            178.0          (346.4)
      Expenses and charges reimbursed under
        modified coinsurance agreements..............      (225.8)          2,341.7            (216.6)           (9.2)
      Amortization:
        Deferred policy acquisition costs............        55.2              66.5              22.1            33.1
        Value of purchased insurance in force........         4.8             (23.0)             (1.4)            6.2
        Goodwill.....................................         3.8               --                 --             3.8
                                                           ------             ------            -----          ------
                                                           $172.7              41.9%            $51.0          $121.7
                                                           ======             ======            =====          ======

Total insurance benefits and expenses increased 41.9%, or $51.0 million, in 2000 from $121.7 million in 1999. Interest credited to account balances increased 11.3%, or $19.8 million, in 2000 from $175.3 million in 1999. The premium credit on the Premium Plus variable annuity product increased $8.2 million to $132.0 million at December 31, 2000. The remaining increase in interest credited relates to higher average account balances and higher average credited rates associated with the Companies' fixed account options within the variable products.

Commissions increased 13.4%, or $25.3 million, in 2000 from $188.4 million in 1999 due to increased sales of the fixed and separate account options in 2000. Insurance taxes, state licenses, and fees increased 12.5%, or $0.5 million, in 2000 from $4.0 million in 1999. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

General expenses increased 41.1%, or $24.7 million, in 2000 from $60.2 million in 1999. Management expects general expenses to continue to increase in 2001 as a result of the emphasis on expanding the salaried wholesaler distribution network and the growth in sales. The Companies use a network of wholesalers to

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distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from DSI, Equitable Life Insurance Company of Iowa ("Equitable Life"), an affiliate, ING Mutual Funds Management Co., LLC, an affiliate, Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by Golden American.

The Companies' previous balances of DPAC, VPIF, and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 2000, VPIF established at the merger date of the Companies' Parent and ING, was adjusted to reduce amortization by $1.6 million to reflect changes in the assumptions related to the timing of estimated gross profits. During 1999, VPIF was adjusted to increase amortization by $0.7 million to reflect changes in the assumptions related to the timing of future gross profits. Amortization of DPAC increased $22.1 million, or 66.5%, in 2000. This increase resulted from a growth in deferred policy acquisition costs generated by expenses associated with the large sales volume experienced since December 31, 1999. Deferred policy acquisition costs decreased $178.0 million or 51.4% for the year ended December 31, 2000. This decrease was due to a modified coinsurance agreement which was entered into during the second quarter of 2000, and which resulted in a $223.7 million decrease in deferred policy acquisition costs. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 2000, is $3.9 million in 2001, $3.6 million in 2002, $3.0 million in 2003, $2.4 million in 2004, and $1.9 million in 2005. Actual amortization may vary based upon changes in assumptions and experience.

Expenses and charges reimbursed under modified coinsurance agreements increased by $216.6 million to $225.8 million during 2000 as compared to the year ended December 31, 1999. This was primarily due to a modified coinsurance agreement which was entered into during the second quarter of 2000, with an affiliate, Equitable Life, covering a part of the business issued after January 1, 2000. This reinsurance agreement contributed $218.8 million to expenses and charges reimbursed under modified coinsurance agreements during the year ended December 31, 2000. This was offset by a corresponding decrease in deferred policy acquisition costs and reimbursement of non-deferrable costs related to policies reinsured under this agreement.

Interest expense increased 123.4%, or $11.0 million, in 2000 from $8.9 million in 1999. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 2000, unchanged from the same period of 1999. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $4.4 million for the year ended December 31, 2000, unchanged from the same period of 1999. Interest expense on a $75 million surplus note, issued September 30, 1999 and expiring September 29, 2029 was $5.8 million for the year ended December 31, 2000, and $1.5 million for the year ended December 31, 1999. Interest expense on a $50 million surplus note, issued December 1999 and expiring December 2029 was $4.1 million for the year ended December 31, 2000. Interest expense on a $35 million surplus note issued December 1999 and expiring December 2029 was $3.0 million for the year ended December 31, 2000. Golden American also paid $0.4 million in 2000 and $0.8 million in 1999 to ING AIH for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $0.1 million and $0.2 million for the years ended December 31, 2000 and 1999, respectively.

INCOME. Net income for 2000 was $19.2 million, an increase of $8.0 million from $11.2 million for 1999.

Comprehensive income for 2000 was $24.3 million, an increase of $21.3 million from comprehensive income of $3.0 million for 1999.

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1999 COMPARED TO 1998

PREMIUMS

                                                      PERCENTAGE      DOLLAR
FOR THE YEAR ENDED DECEMBER 31            1999          CHANGE        CHANGE          1998
                                        --------      ----------      ------          ----
                                                         (Dollars in millions)
Variable annuity premiums:
    Separate account...............     $2,511.7         71.9%        $1,050.5      $1,461.2
    Fixed account..................        770.7         30.9            182.0         588.7
Total variable annuity premiums....      3,282.4         60.1          1,232.5       2,049.9
Variable life premiums.............          8.6        (37.8)            (5.2)         13.8
                                        --------        ------        --------      --------
Total premiums.....................     $3,291.0         59.5%        $1,227.3      $2,063.7
                                        ========        ======        ========      ========

For the Companies' variable insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity separate account premiums increased 71.9% in 1999. The fixed account portion of the Companies' variable annuity premiums increased 30.9% in 1999. These increases resulted from increased sales of the Premium Plus variable annuity product.

Variable life premiums decreased 37.8% in 1999. In August 1999, Golden American discontinued offering variable life products. Premiums, net of reinsurance, for variable products from two significant broker/dealers each having at least ten percent of total sales for the year ended December 31, 1999 totaled $918.4 million, or 28% of premiums compared to $528.9 million, or 26%, from two significant broker/dealers for the year ended December 31, 1998.

REVENUES

                                                               PERCENTAGE      DOLLAR
FOR THE YEAR ENDED DECEMBER 31                       1999        CHANGE        CHANGE      1998
                                                     ----      ----------      ------      ----
                                                                  (Dollars in millions)
Annuity and interest sensitive life product
    charges...................................      $ 82.9       112.0%        $43.8       $39.1
Management fee revenue........................        11.1       131.2           6.3         4.8
Net investment income.........................        59.2        39.3          16.7        42.5
Realized gains (losses) on investments........        (2.9)       93.3          (1.4)       (1.5)
                                                    ------       ------        -----       -----
                                                    $150.3        77.0%        $65.4       $84.9
                                                    ======       ======        =====       =====

Total revenues increased 77.0%, or $65.4 million, to $150.3 million in 1999. Annuity and interest sensitive life product charges increased 112.0%, or $43.8 million, to $82.9 million in 1999, primarily due to additional fees earned from the increasing block of business in the separate accounts.

Golden American provides certain managerial and supervisory services to DSI. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $11.1 million for 1999 and $4.8 million for 1998.

Net investment income increased 39.3%, or $16.7 million, to $59.2 million in 1999 from $42.5 million in 1998, due to growth in invested assets from December 31, 1998, increasing interest rates, and a relative increase in below investment grade investments.

During 1999, the Company had net realized losses on investments of $2.9 million, which includes a $1.6 million write down of two impaired fixed maturities, compared to net realized losses on investments of $1.5 million in 1998 which included a $1.0 million write down of two impaired fixed maturities.

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EXPENSES

                                                                           PERCENTAGE         DOLLAR
FOR THE YEAR ENDED DECEMBER 31                              1999             CHANGE           CHANGE            1998
                                                            ----           ----------         ------            ----
                                                                                (Dollars in millions)
Insurance benefits and expenses:
Annuity and interest sensitive life benefits:
      Interest credited to account balances..........     $ 175.3              84.7%          $ 80.4           $ 94.9
      Benefit claims incurred in excess of
        account balances.............................         6.3             200.2               4.2             2.1
    Underwriting, acquisition, and insurance
      expenses:
      Commissions....................................       188.4              55.5              67.2           121.2
      General expenses...............................        60.2              60.2              22.6            37.6
      Insurance taxes, state licenses, and fees......         4.0              (4.0)             (0.1)            4.1
      Policy acquisition costs deferred..............      (346.4)             75.1            (148.6)         (197.8)
      Amortization:
        Deferred policy acquisition costs............        33.1             543.3              28.0             5.1
        Value of purchased insurance in force........         6.2              32.0               1.5             4.7
        Goodwill.....................................         3.8                --                --             3.8
    Expenses and charges reimbursed under
        modified coinsurance agreements..............        (9.2)             64.3              (3.6)           (5.6)
                                                          -------              -----           ------          ------
                                                          $ 121.7              73.6%           $ 51.6          $ 70.1
                                                          =======              =====           ======          ======

Total insurance benefits and expenses increased 73.6%, or $51.6 million, in 1999 from $70.1 million in 1998. Interest credited to account balances increased 84.7%, or $80.4 million, in 1999 from $94.9 million in 1998. The premium credit on the Premium Plus variable annuity product increased $69.3 million to $123.8 million at December 31, 1999. The bonus interest on the fixed account increased $3.0 million to $10.9 million at December 31, 1999. The remaining increase in interest credited relates to higher account balances associated with the Companies' fixed account options within the variable products.

Commissions increased 55.5%, or $67.2 million, in 1999 from $121.2 million in 1998. Insurance taxes, state licenses, and fees decreased 4.0%, or $0.1 million, in 1999 from $4.1 million in 1998. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Insurance taxes, state licenses, and fees are impacted by several other factors, which include an increase in FICA taxes primarily due to bonuses and expenses for the triennial insurance department examination of Golden American, which were offset by a decrease in 1999 of guaranty fund assessments paid. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

General expenses increased 60.2%, or $22.6 million, in 1999 from $37.6 million in 1998. Management expects general expenses to continue to increase in 2000 as a result of the emphasis on expanding the salaried wholesaler distribution network and the growth in sales. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from DSI, Equitable Life, ING Mutual Funds Management Co., LLC, an affiliate, Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by Golden American.

The Companies' previous balances of DPAC, VPIF, and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 1999, VPIF was adjusted to increase amortization by $0.7 million to reflect changes in the assumptions related to the timing of estimated gross profits. During 1998, VPIF decreased $2.7 million to adjust the value of other receivables and increased $0.2 million as a result of an adjustment to the merger costs. During 1998,

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VPIF was adjusted to reduce amortization by $0.2 million to reflect changes in the assumptions related to the timing of future gross profits. Amortization of DPAC increased $28.0 million, or 543.3%, in 1999. This increase resulted from growth in policy acquisition costs deferred from $197.8 million at December 31, 1998 to $346.4 million at December 31, 1999, which was generated by expenses associated with the large sales volume experienced since December 31, 1998. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 1999 is $4.0 million in 2000, $3.6 million in 2001, $3.3 million in 2002, $2.8 million in 2003, and $2.3 million in 2004. Actual amortization may vary based upon changes in assumptions and experience.

Expenses and charges reimbursed under modified coinsurance agreements increased by $3.6 million due primarily to income received under a modified reinsurance agreement with an unaffiliated reinsurer.

Interest expense increased 102.6%, or $4.5 million, in 1999 from $4.4 million in 1998. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 1999, unchanged from the same period of 1998. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $4.3 million for the year ended December 31, 1999. Interest expense on a $75 million surplus note, issued September 30, 1999 and expiring September 29, 2029 was $1.5 million for the year ended December 31, 1999. Golden American also paid $0.8 million in 1999 and $1.8 million in 1998 to ING AIH for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $0.2 million and $0.3 million for the years ended December 31, 1999 and 1998, respectively. In addition, Golden American incurred interest expense of $0.2 million in 1998 on a line of credit with Equitable Life.

INCOME. Net income for 1999 was $11.2 million, an increase of $6.1 million from $5.1 million for 1998.

Comprehensive income for 1999 was $3.0 million, a decrease of $0.9 million from comprehensive income of $3.9 million for 1998.

                               FINANCIAL CONDITION

RATINGS. Currently, the Companies' ratings are A+ by A. M. Best Company, AA+ by Fitch IBCA, Duff & Phelps Credit Rating Company, and AA+ by Standard & Poor's Rating Services ("Standard & Poor's").

INVESTMENTS. The financial statement carrying value and amortized cost basis of the Companies' total investments increased 76.5% and 72.4%, respectively, during the first nine months of 2001 after decreasing slightly in 2000. All of the Companies' investments, other than mortgage loans on real estate, are carried at fair value in the Companies' financial statements. The increase in the carrying value of the Companies' investment portfolio was due mainly to net purchases, as well as changes in unrealized appreciation and depreciation of fixed maturities. Growth in the cost basis of the Companies' investment portfolio resulted from the investment of premiums from the sale of the Companies' fixed account options due mainly to the introduction of the Guarantee product. The Companies manage the growth of insurance operations in order to maintain adequate capital ratios. To support the fixed account options of the Companies' insurance products, cash flow was invested primarily in fixed maturities and mortgage loans on real estate.

At September 30, 2001 and December 31, 2000, the Companies investments had a yield of 6.3% and 6.7%, respectively. The Companies estimate the total investment portfolio, excluding policy loans, had a fair value approximately equal to 102.1% and 99.3% of amortized cost value at September 30, 2001 and December 31, 2000, respectively.

Fixed Maturities: At September 30, 2001, the Companies had fixed maturities with an amortized cost and an estimated fair value of $1.3 billion. The Companies classify 100% of securities as available for sale. Net unrealized appreciation of fixed maturities of $27.6 million was comprised of gross appreciation of $36.1 million and gross depreciation of $8.5 million. Net unrealized holding gains on these securities, net of adjustments for VPIF, DPAC, and deferred income taxes of $5.1 million, were included in stockholder's equity at September 30, 2001.

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At December 31, 2000, the Companies had fixed maturities with an amortized cost of $798.8 million and an estimated fair value of $792.6 million. The Companies classify 100% of securities as available for sale. Net unrealized depreciation of fixed maturities of $6.2 million comprised of gross appreciation of $5.8 million and gross depreciation of $12.0 million. Depreciation of $1.5 million was included in stockholder's equity at December 31, 2000 (net of adjustments of $0.8 million to VPIF, $3.1 million to DPAC, and $0.8 million to deferred taxes).

The individual securities in the Companies' fixed maturities portfolio (at amortized cost) include investment grade securities, which include securities issued by the U.S. government, its agencies, and corporations that are rated at least A- by Standard & Poor's Rating Services ("Standard & Poor's") ($593.0 million or 45.6% at September 30, 2001 and $519.9 million or 65.1% at December 31, 2000), that are rated BBB+ to BBB- by Standard & Poor's ($297.7 million or 22.9% at September 30, 2001 and $117.9 million or 14.7% at December 31, 2000), and below investment grade securities, which are securities issued by corporations that are rated BB+ and lower by Standard & Poor's ($105.0 million or 8.0% at September 30, 2001 and $53.5 million or 6.7% at December 31, 2000). Securities not rated by Standard & Poor's had a National Association of Insurance Commissioners ("NAIC") rating of 1, 2, 3, 4, 5, or 6 ($306.1 million or 23.5% at September 30, 2001 and $106.9 million or 13.4% at December 31,
2000). The Companies' fixed maturity investment portfolio had a combined yield at amortized cost of 6.7% and 6.8% at September 30, 2001 and December 31, 2000, respectively.

Fixed maturities rated BBB+ to BBB- may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

At September 30, 2001, the amortized cost value of the Companies' total investments in below investment grade securities, excluding mortgage-backed securities, was $98.1 million, or 5.6%, of the Companies' investment portfolio ($65.1 million, or 6.4% at December 31, 2000). The Companies do not expect the percentage of the portfolio invested in below investment grade securities, excluding mortgage-backed securities, to exceed 10% of the investment portfolio. At September 30, 2001, the yield at amortized cost on the Companies' below investment grade portfolio was 8.5% compared to 6.8% for the Companies' investment grade corporate bond portfolio. At December 31, 2000, the yield at amortized cost on the Companies' below investment grade portfolio was 8.2% compared to 6.6% for the Companies' investment grade corporate bond portfolio. The Companies estimate the fair value of the below investment grade portfolio was $92.5 million, or 94.3% of amortized cost value, at September 30, 2001 ($60.2 million, or 92.6% of amortized cost value, at December 31, 2000).

Below investment grade securities have different characteristics than investment grade corporate debt securities. Risk of loss upon default by the borrower is significantly greater with respect to below investment grade securities than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other creditors of the issuer. Also, issuers of below investment grade securities usually have higher levels of debt and are more sensitive to adverse economic conditions, such as a recession or increasing interest rates, than are investment grade issuers. The Companies attempt to reduce the overall risk in the below investment grade portfolio, as in all investments, through careful credit analysis, strict investment policy guidelines, and diversification by company and by industry.

The Companies analyze the investment portfolio, including below investment grade securities, at least quarterly in order to determine if the Companies' ability to realize the carrying value on any investment has been impaired. For debt and equity securities, if impairment in value is determined to be other than temporary (i.e. if it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the security), the cost basis of the impaired security is written down to fair value, which becomes the new cost basis. The amount of the write-down is included in earnings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of securities in the Companies' portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Companies' net income in future periods.

During the first nine months of 2001 and the year ended December 31, 2000, fixed maturities designated as available for sale with a combined amortized cost of $406.3 million and $211.3 million, respectively, were sold, called, or repaid by their issuers. In total, net pre-tax gains from sales, calls, and repayments of fixed

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

maturities amounted to $1.4 million in the first nine months to September
2001. During the first nine months of 2001, Golden American determined that the carrying value of four impaired bonds exceeded their estimated net realizable value. As a result, at September 30, 2001, Golden American recognized a total pre-tax loss of approximately $1,279,000 to reduce the carrying value of the bonds to their net realizable value of $565,000. For year ended December 31, 2000, net pre-tax losses from sales, calls, and repayment of fixed maturities amounted to $6.1 million, excluding the $142,000 pre-tax loss recognized in June 2000 to reduce the carrying value of an impaired bond to its net realizable value of $315,000.

Equity Securities: Equity securities with a cost of $8.6 million were redeemed during the first nine months of 2001 resulting in a realized loss of $1.6 million. At September 30, 2001, the Companies owned equity securities with a cost of $66,000. As of December 31, 2000, equity securities at market represent 0.7% of the fair value of the Companies' investment portfolio. At December 31, 2000, the Companies owned equity securities with a cost of $8.6 million and an estimated fair value of $6.8 million. Net unrealized depreciation of equity securities was comprised entirely of gross depreciation of $1.8 million. Equity securities are primarily comprised of investments in shares of the mutual funds underlying the Companies' registered separate accounts.

Mortgage Loans on Real Estate: Mortgage loans on real estate represent 12.3% of the Companies' investment portfolio at September 30, 2001. Mortgages outstanding were $215.1 million at September 30, 2001 with an estimated fair value of $223.8 million. Mortgages outstanding at amortized cost were $99.9 million at December 31, 2000 with an estimated fair value of $100.5 million. The Companies' mortgage loan portfolio includes 60 loans with an average size of $2.5 million at September 30, 2001. The Companies' mortgage loans on real estate are typically secured by occupied buildings in major metropolitan locations and not speculative developments and are diversified by type of property and geographic location. Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as Ohio (20% in 2001 and 4% in 2000) and California (15% in 2001 and in 2000). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at September 30, 2001 and December 31, 2000. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (22% in 2001 and 29% in 2000), industrial buildings (18% in 2001 and 11% in 2000), retail facilities (20% in 2001 and 18% in 2000), and multi-family apartments (36% in 2001 and 10% in
2000). At September 30, 2001 and December 31, 2000, the yield on the Companies' mortgage loan portfolio was 7.0% and 7.3%, respectively.

Mortgage loans on real estate represent 9.9% of the Companies' investment portfolio at December 21, 2000. Mortgages outstanding at amortized cost were $99.9 million at December 31, 2000 with an estimated fair value of $100.5 million. The Companies' mortgage loan portfolio includes 56 loans with an average size of $1.8 million and average seasoning of 0.6 years if weighted by the number of loans. The Companies' mortgage loans on real estate are typically secured by occupied buildings in major metropolitan locations and not speculative developments and are diversified by type of property and geographic location. Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as California (15% in 2000 and 12% in 1999), and Utah (9% in 2000, 10% in 1999). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at December 31, 2000 and 1999. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (29% in 2000, 34% in 1999), industrial buildings (35% in 2000, 33% in 1999), retail facilities (18% in 2000, 19% in 1999), and multi-family apartments (10% in 2000 and 10% in 1999). At December 31, 2000, the yield on the Companies' mortgage loan portfolio was 7.3%.

At September 30, 2001 and December 31, 2000, no mortgage loan on real estate was delinquent by 90 days or more. The Companies' loan investment strategy is consistent with other life insurance subsidiaries of ING in the United States. The Companies have experienced a historically low default rate in their mortgage loan portfolios.

OTHER ASSETS. Reinsurance recoverables increased $48.4 million during the first nine months of 2001 and $19.1 million during 2000, due largely to an increase of $45.9 million during the first nine months of 2001 and $14.6 million during 2000 in reinsurance reserves from an intercompany reinsurance agreement between Golden American and Security Life of Denver International Limited. On December 28, 2000, effective

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January 1, 2000, Golden American entered into a reinsurance agreement with
Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits. Negative equity market returns during 2001 led to the increase in the reinsurance reserves under this agreement. The remainder of the increase in 2000 was mainly due to an increase in reinsurance receivable from surrenders, and was consistent with an increase in ceded premiums from 1999 to 2000.

Amounts due from affiliates were $10,000 and $38.8 million at September 30, 2001 and December 31, 2000, respectively. At December 31, 2000, the companies had a receivable of $35.0 million related to a capital contribution from its parent Equitable of Iowa. Most of the remaining balance at December 31, 2000 was due to receivable for management fee revenues. The increase was due to higher management fees in the current year as well as the timing of the receivable settlement.

Accrued investment income decreased $1.6 million during 2000, due to a shift from long-term to short-term investments at December 31, 2000 as compared to December 31, 1999.

DPAC represents certain deferred costs of acquiring new insurance business, principally first year commissions and interest bonuses, premium credits, and other expenses related to the production of new business after the acquisition of Equitable of Iowa and its subsidiaries by ING Groep N.V. ("ING") on October 24, 1997 (the "acquisition date"). The Companies' previous balances of DPAC and VPIF were eliminated as of the acquisition date, and an asset representing VPIF was established for all policies in force at the acquisition date. VPIF is amortized into income in proportion to the expected gross profits of in force acquired business in a manner similar to DPAC amortization. Any expenses which vary directly with the sales of the Companies' products are deferred and amortized. At September 30, 2001, the Companies had DPAC and VPIF balances of $635.7 million and $17.3 million, respectively ($635.1 million and $25.9 million, respectively, at December 31, 2000). During the first nine months of 2001 and 2000, VPIF was adjusted to increase amortization by $1,116,000 and by $687,000, respectively, to reflect changes in the assumptions related to the timing of estimated gross profits.

Goodwill totaling $151.1 million, representing the excess of the acquisition cost over the fair value of net assets acquired, was established at the merger date. Accumulated amortization of goodwill as of September 30, 2001 and December 31, 2000 was $14.8 million and $11.9 million, respectively.

Other assets increased $17.0 million during first nine months of 2001 and $29.5 million during 2000, due mainly to increases in the receivable for securities sold.

At September 30, 2001, the Companies had $9.2 billion of separate account assets compared to $9.8 billion at December 31, 2000. At December 31, 2000, the Companies had $9.8 billion of separate account assets compared to $7.6 billion at December 31, 1999. The increase in separate account assets resulted from sales of the Companies' variable annuity products, net of redemptions and reinsurance, and from net policyholder transfers to the separate account options from the fixed account options within the variable products. The increase was partially offset by negative equity market returns. At September 30, 2001, the Companies had total assets of $12.0 billion, relatively unchanged from December 31, 2000. At December 31, 2000, the Companies had total assets of $11.9 billion, a 26.2% increase from December 31, 1999.

LIABILITIES. During the nine months ended September 30, 2001, future policy benefits for annuity and interest sensitive life products increased $604.9 million, or 56.9%, to $1.7 billion reflecting net sales of the Companies' fixed account net of transfers to the separate account options.

Separate account liabilities decreased $587.2 million, or 6.0% to $9.2 billion at September 30, 2001. Net contributions to the separate account were more than offset by a decrease in separate account liabilities resulting from the negative equity market returns.

During the year ended December 31, 2000, future policy benefits for annuity and interest sensitive life products increased $29.2 million, or 2.8%, to $1.1 billion reflecting mainly an increase in reserves due to the introduction of minimum guaranteed living benefits as new riders available to policyholders as of February,

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2000 on certain variable products. Sales, net of redemptions and reinsurance, and increased transfer activity to the separate account options accounted for the $2.2 billion, or 30.0%, increase in separate account liabilities to $9.8 billion at December 31, 2000.

On December 30, 1999, Golden American issued a $50 million, 8.179% surplus note to Equitable Life, which matures on December 29, 2029. On December 8, 1999, Golden American issued a $35 million, 7.979% surplus note to First Columbine Life Insurance Company, an affiliate, which matures on December 7, 2029. On September 30, 1999, Golden American issued a $75 million, 7.75% surplus note to ING AIH, which matures on September 29, 2029. On December 30, 1999, ING AIH assigned the surplus note to Equitable Life. On December 30, 1998, Golden American issued a $60 million, 7.25% surplus note to Equitable Life, which matures on December 29, 2028. On December 17, 1996, Golden American issued a $25 million, 8.25% surplus note to Equitable Life, which matures on December 17, 2026. As a result of the merger of Equitable Life into EIC, the surplus note is now payable to EIC.

Amounts due to affiliates decreased $10.5 million or 52.6% to $9.4 million during the first nine months of 2001. This is mainly due to the partial cash settlement of a liability for the modified coinsurance agreement with Equitable Life.

During the year ended December 31, 2000, amounts due to affiliates increased by $7.2 million from $12.7 million at December 31, 1999 to $19.9 million at December 31, 2000. This was mainly due to the overpayment of the cash settlement for the modified coinsurance agreement with an affiliate.

Other liabilities increased $26.0 million or 37.5% to $95.4 million during the first nine months of 2001 due to the increase in the payable for securities purchased. Other liabilities increased $16.2 million from $53.2 million at December 31, 1999, due primarily to the timing of the settlement of account transfers, an increase in outstanding checks, and an increased pension liability, partly offset by a decrease in the payable for securities purchased.

The Companies total liabilities increased $35 million, during the first nine months 2001 and totaled $11.3 billion at September 30, 2001. In conjunction with the volume of variable annuity sales, the Companies' total liabilities increased $2.3 billion, or 26.0%, during 2000 and totaled $11.2 billion at December 31, 2000.

The effects of inflation and changing prices on the Companies' financial position are not material since insurance assets and liabilities are both primarily monetary and remain in balance. An effect of inflation, which has been low in recent years, is a decline in stockholder's equity when monetary assets exceed monetary liabilities.

STOCKHOLDER'S EQUITY. Additional paid-in capital increased $131.0 million, or 22.4% from December 31, 2000 due to capital contributions from the Parent. Additional paid-in capital increased $115.0 million, or 24.5%, from December 31, 1999 to $583.6 million at December 31, 2000, due to capital contributions from the Parent.

                         LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Companies to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities. The Companies' principal sources of cash are variable annuity premiums and product charges, investment income, maturing investments, proceeds from debt issuance, and capital contributions made by the Parent. Primary uses of these funds are payments of commissions and operating expenses, interest and premium credits, investment purchases, repayment of debt, as well as withdrawals and surrenders.

Net cash provided by operating activities was $190.4 million in the first nine months of 2001 compared to net cash provided by operating activities of $142.9 million in the same period of 2000. Net cash provided by operating activities was $72.7 million in 2000 compared to net cash used by operating activities of $74.0 million in 1999. The Companies have predominantly had negative cash flows from operating activities since Golden American started issuing variable insurance products in 1989. These negative operating cash flows

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result primarily from commissions and other deferrable expenses related to the continued growth in the variable annuity products. For the nine months ended September 30, 2001 and 2000, negative operating cash flows have been offset by the effects of a modified coinsurance agreement entered into during the second quarter of 2000 with Equitable Life. This resulted in a net cash settlement of $192.5 million in the first nine months of 2001. For the nine months ended September 30, 2000, this modified coinsurance resulted in a net cash settlement of $214.7 million. Also contributing to the increase in net cash provided by operating activities for the first nine months of 2001 as compared to 2000 is an increase in reserves for guaranteed benefits due to the negative equity market returns. During 2000, these negative cash flows were offset by the effects of a modified coinsurance agreement entered into with an affiliate which resulted in the reimbursement of policy acquisition costs incorporated in a net cash settlement of $218.8 million. This was partially offset also by the use of cash from increases in reinsurance recoverable, due from affiliates and other assets.

Net cash used in investing activities was $597.3 million during the first nine months of 2001 compared to net cash provided by investing activities of $70.5 million in the same period of 2000. This increase in the net cash used in investing activities is primarily due to net purchases of fixed maturities and mortgage loans on real estate during the first nine months of 2001 versus net sales in 2000. Net purchases of fixed maturities reached $504.1 million during the first nine months of 2001 versus net sales of $53.1 million in the same period of 2000. Net purchases of mortgage loans on real estate reached $115.4 million in the first nine months of 2000 versus net purchases of $4.7 million during the same period in 2000. These investment purchases were mainly due to an increase in sales of the Companies fixed account options, primarily from the introduction of the Guarantee product in the fourth quarter of 2000.

Net cash provided by investing activities was $28.0 million during 2000 as compared to net cash used in investing activities of $177.5 million in 1999. This increase is primarily due to lower purchases of fixed maturities during 2000 than in 1999. Net sales of fixed maturities totaled $51.1 million in 2000 versus net purchases of $124.0 million in 1999. This change was mainly due to the relatively constant level policyholder account balances in the fixed account options during 2000 as compared to an increase during 1999, combined with a shift toward short-term investments.

Net cash provided by financing activities was $526.9 million during the first nine months of 2001 compared to net cash used in financing activities of $162.4 million during the same period in 2000. In the first nine months of 2001, net cash provided by financing activities was positively impacted by net fixed account deposits of $965.3 million compared to $379.6 million in the same period of 2000 due primarily to the introduction of the Guarantee product in the fourth quarter of 2000. In addition, there was a decrease of $49.8 million in net reallocations to Separate Accounts. In the first nine months of 2001, net cash provided by financing activities was positively impacted by an increase in capital contributions from the Parent. The Companies received $131.0 million and $80.0 million of capital contributions from the Parent in the first nine months of 2001 and 2000, respectively.

Net cash used by financing activities was $51.9 million during 2000 as compared to net cash provided by financing activities of $259.2 million during the prior year. In 2000, net cash provided by financing activities was positively impacted by net fixed account deposits of $660.4 million compared to $627.1 million in 1999. This increase was more than offset by net reallocations to the Companies' separate accounts, which increased to $825.9 million from $650.3 million during the prior year. In 2000, another important source of cash provided by financing activities was $115.0 million in capital contributions from the Parent compared to $121.0 million in 1999. Another source of cash provided by financing activities during 1999 was $160.0 million in proceeds from surplus notes. No surplus notes were issued during 2000.

The Companies' liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. Golden American maintains a $65.0 million reciprocal loan agreement with ING AIH, which expires on December 31, 2007. In addition, the Companies have established an $85.0 million revolving note facility with SunTrust Bank, Atlanta. This revolving note payable was amended and restated in April 2001 with an expiration date of May 31, 2002. Management believes these sources of liquidity are adequate to meet the Companies' short-term cash obligations.

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Based on current trends, the Companies expect to continue to use net cash in operating activities before reinsurance. It is anticipated that a continuation of capital contributions from the Parent, the issuance of additional surplus notes, and/or the use of modified coinsurance agreements will cover these net cash outflows. ING AIH is committed to the sustained growth of Golden American. During 2001, ING AIH will maintain Golden American's statutory capital and surplus at the end of each quarter at a level such that: 1) the ratio of Total Adjusted Capital divided by Company Action Level Risk Based Capital exceeds 300%; 2) the ratio of Total Adjusted Capital (excluding surplus notes) divided by Company Action Level Risk Based Capital exceeds 200%; and 3) Golden American's statutory capital and surplus exceeds the "Amounts Accrued for Expense Allowances Recognized in Reserves" as disclosed on page 3, Line 13A of Golden American's statutory statement.

During the first quarter of 1999, Golden American's operations were moved to a new site in West Chester, Pennsylvania. Currently, Golden American occupies 125,000 square feet of leased space. From January 1, 2001 to September 30, 2001, First Golden's principal office was located in New York, New York, where certain of the companies' records were maintained. The 2,568 square feet of office space is leased through 2001. As of October 1, 2001, First Golden's principal office moved to Woodbury, New York.

The ability of Golden American to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 2001, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities.

Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing. The management of First Golden does not anticipate paying dividends to Golden American during 2001.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Companies have complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate that the Companies have total adjusted capital well above all required capital levels.

Reinsurance: At June 30, 2001, Golden American had reinsurance treaties with five unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the mortality risks and guaranteed death and living benefits under its variable contracts. At December 31, 2000, Golden American had reinsurance treaties with six unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the mortality risks and guaranteed death and living benefits under its variable contracts. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued on or after January 1, 2000, excluding those with an interest rate guarantee.

On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued on or after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $25,000,000 related to this agreement. Effective September 30, 2001, the agreement was amended, and the letter of credit amount was revised to $60 million.

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On December 29, 2000, First Golden entered into a reinsurance treaty with London
Life Reinsurance Company of Pennsylvania, an unaffiliated reinsurer, covering the minimum guaranteed death benefits of First Golden's variable annuities issued on or after January 1, 2000.

                         MARKET RISK AND RISK MANAGEMENT

Asset/liability management is integrated into many aspects of the Companies' operations, including investment decisions, product development, and crediting rates determination. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables include contractholder behavior and the variable separate accounts' performance.

Contractholders bear the majority of the investment risks related to the variable insurance products. Therefore, the risks associated with the investments supporting the variable separate accounts are assumed by contractholders, not by the Companies (subject to, among other things, certain minimum guarantees). The Companies' products also provide certain minimum death and guaranteed living benefits that depend on the performance of the variable separate accounts. Currently, the majority of death and living benefit risks are reinsured, which protects the Companies from adverse mortality experience and prolonged capital market decline.

A surrender, partial withdrawal, transfer, or annuitization made prior to the end of a guarantee period from the fixed account may be subject to a market value adjustment. As the majority of the liabilities in the fixed account are subject to market value adjustment, the Companies do not face a material amount of market risk volatility. The fixed account liabilities are supported by a portfolio principally composed of fixed rate investments that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available for sale. This enables the Companies to respond to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks, as well as other risks. The Companies' asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

On the basis of these analyses, management believes there is no material solvency risk to the Companies. With respect to a 10% drop in equity values from September 30, 2001 levels, variable separate account funds, which represent 85% of the in force, pass the risk in underlying fund performance to the contractholder (except for certain minimum guarantees). With respect to interest rate movements up or down 100 basis points from September 30, 2001 levels, the remaining 15% of the in force are fixed account funds and almost all of these have market value adjustments which provide significant protection against changes in interest rates.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statement contained herein or in any other oral or written statement by the Companies or any of their officers, directors, or employees is qualified by the fact that actual results of the Companies may differ materially from such statement, among other risks and uncertainties inherent in the Companies' business, due to the following important factors:

       1. Prevailing interest rate levels and stock market performance, which may affect the ability of the Companies to sell their products, the market value and liquidity of the Companies' investments, fee revenue, and the lapse rate of the Companies' policies, notwithstanding product design features intended to enhance persistency of the Companies' products.

       2. Changes in the federal income tax laws and regulations, which may affect the tax status of the Companies' products.

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       3.    Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Companies' products.

       4.    Increasing competition in the sale of the Companies' products.

       5. Other factors that could affect the performance of the Companies, including, but not limited to, market conduct claims, litigation, insurance industry insolvencies, availability of competitive reinsurance on new business, investment performance of the underlying portfolios of the variable products, variable product design, and sales volume by significant sellers of the Companies' variable products.

                                OTHER INFORMATION

SEGMENT INFORMATION. During the period since the acquisition by Bankers Trust, September 30, 1992 to date of this Prospectus, Golden American's operations consisted of one business segment, the sale of variable insurance products. Golden American and its affiliate DSI are party to in excess of 620 sales agreements with broker-dealers, seven of whom, Locust Street Securities, Inc., Vestax Securities Corporation, Compu Life Investors Services, Inc., IFG Network Securities, Inc., Multi-Financial Securities Corporation, Primevest Financial Services and Washington Square Securities, Inc. are affiliates of Golden American. As of December 31, 2000, one broker-dealer produces 10% or more of Golden American's product sales net of reinsurance.

RESERVES. In accordance with the life insurance laws and regulations under which Golden American operates, it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on outstanding Contracts. Reserves, based on valuation mortality tables in general use in the United States, where applicable, are computed to equal amounts which, together with interest on such reserves computed annually at certain assumed rates, make adequate provision according to presently accepted actuarial standards of practice, for the anticipated cash flows required by the contractual obligations and related expenses of Golden American.

COMPETITION. Golden American is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products comparable to those of Golden American. There are over 2500 stock, mutual and other types of insurers in the life insurance business in the United States, a substantial number of which are significantly larger than Golden American.

AGREEMENTS WITH AFFILIATES. Pursuant to a service agreement between Golden American and Equitable Life, Equitable Life provides certain administrative, financial and other services to Golden American. Equitable Life billed Golden American and its subsidiary First Golden American Life Insurance Company of New York ("First Golden") $0.2 million for the first six months of 2001, $1.3 million for 2000, and $1.3 million for 1999 under this service agreement.

Golden American provides to DSI certain of its personnel to perform management, administrative and clerical services and the use of certain facilities. Golden American charges DSI for such expenses and all other general and administrative costs, first on the basis of direct charges when identifiable, and the remainder allocated based on the estimated amount of time spent by Golden American's employees on behalf of DSI. In the opinion of management, this method of cost allocation is reasonable. In 1995, the service agreement between DSI and Golden American was amended to provide for a management fee from DSI to Golden American for managerial and supervisory services provided by Golden American. This fee, calculated as a percentage of average assets in the variable separate accounts, was $17.2 million, $21.3 million and $10.1 million for the first six months of 2001 and the years 2000 and 1999, respectively.

Since January 1, 1998, Golden American and First Golden have had an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services for a fee, based on assets under management and payable quarterly. For the first nine months of 2001 and for the years ended December
31, 2000 and 1999, Golden American and First Golden incurred fees of $2.9 million, $2.5 million and $2.2 million, respectively, under this agreement.

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Since 1997, Golden American has provided certain advisory, computer and other resources and services to Equitable Life. Revenues for these services totaled $4.0 million for the first nine months of 2001 and $6.2 million for 2000 and $6.1 million for 1999.

First Golden provides resources and services to DSI. Revenues for these services totaled $0.1 million for the first nine months of 2001 and $0.2 million for 2000 and $0.4 for 1999.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services totaled $0.5 million for the first nine months of 2001 and $0.5 million for 2000 and $0.2 million for 1999.

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by Golden American, totaled $0.3 million in the first nine months of 2001 and $0.6 million for 2000 and $0.5 million for 1999.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies totaled $0.2 million for the first nine months of 2001 and $0.3 million for 2000 and $0.2 million for 1999.

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies totaled $0.08 million for the first nine months of 2001 and $0.1 million for 2000 and $0.1 million for 1999.

Golden American has a guaranty agreement with Equitable Life, an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2001 and for 2000, Golden American incurred a fee of $12,000 and $7,000, respectively, under this agreement. No annual fee was paid in 1999.

DISTRIBUTION AGREEMENT. Under a distribution agreement, DSI acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the variable insurance products issued by Golden American which as of December 31, 2000, are sold through other broker/dealer institutions. For the first nine months of 2001 and the years 2000 and 1999, commissions paid by Golden American to DSI (including commissions paid by First Golden) aggregated $160.0 million, $208.9 million and $181.5 million, respectively.

EMPLOYEES. Certain officers of Golden American are also officers of DSI, and their salaries are allocated among both companies. Certain officers of Golden American are also officers of other Equitable of Iowa subsidiaries. See "Directors and Executive Officers."

PROPERTIES. Golden American's principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380, where most of Golden American's records are maintained. This office space is leased. Other records are maintained in Des Moines and Atlanta at the offices of Equitable Life and ING, respectively.

STATE REGULATION. Golden American is subject to the laws of the State of Delaware governing insurance companies and to the regulations of the Delaware Insurance Department (the "Insurance Department"). A detailed financial statement in the prescribed form (the "Annual Statement") is filed with the Insurance Department each year covering Golden American's operations for the preceding year and its financial condition as of the end of that year. Regulation by the Insurance Department includes periodic examination to determine contract liabilities and reserves so that the Insurance Department may certify that these items are correct. Golden American's books and accounts are subject to review by the Insurance Department at all

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times. A full examination of Golden American's operations is conducted periodically by the Insurance Department and under the auspices of the NAIC.

In addition, Golden American is subject to regulation under the insurance laws of all jurisdictions in which it operates. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Golden American is required to file the Annual Statement with supervisory agencies in each of the jurisdictions in which it does business, and its operations and accounts are subject to examination by these agencies at regular intervals.

The NAIC has adopted several regulatory initiatives designed to improve the surveillance and financial analysis regarding the solvency of insurance companies in general. These initiatives include the development and implementation of a risk-based capital formula for determining adequate levels of capital and surplus. Insurance companies are required to calculate their risk-based capital in accordance with this formula and to include the results in their Annual Statement. It is anticipated that these standards will have no significant effect upon Golden American. For additional information about the Risk-Based Capital adequacy monitoring system and Golden American, see "Management's Discussion and Analysis Results of Operations."

In addition, many states regulate affiliated groups of insurers, such as Golden American, and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for contract owner losses incurred by other insurance companies which have become insolvent. Most of these laws provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength. For information regarding Golden American's estimated liability for future guaranty fund assessments, see Note 10 of Notes to Financial Statements.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Certain insurance products of Golden American are subject to various federal securities laws and regulations. In addition, current and proposed federal measures which may significantly affect the insurance business include regulation of insurance company solvency, employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies and the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

DIRECTORS AND OFFICERS

NAME (AGE)                        POSITION(S) WITH THE COMPANY
--------------------------        ----------------------------------------------
Robert C. Salipante (45)          Chief Executive Officer and Director
Chris D. Schreier (45)            President
Barnett Chernow (50)              President and CEO, Investment Products Group
Myles R. Tashman (58)             Executive Vice President, General Counsel and
                                     Assistant Secretary
Wayne R. Huneke (50)              Director and Chief Financial Officer
Thomas J. McInerney (45)          Director
Mark A. Tullis (46)               Director
Phillip R. Lowery (48)            Director
Paula Cludray-Engelke (44)        Secretary
James R. McInnis (53)             Executive Vice President and Chief Marketing
                                     Officer
Stephen J. Preston (44)           Executive Vice President and Chief Actuary
David S. Pendergrass (41)         Vice President and Treasurer
David L. Jacobson (52)            Senior Vice President and Assistant Secretary
William L. Lowe (37)              Senior Vice President
Steven G. Mandel (42)             Senior Vice President and Chief Information
                                     Officer
Gary F. Haynes (56)               Senior Vice President

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Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors are directors of insurance company subsidiaries of Golden American's parent, Equitable of Iowa. Golden American's directors and senior executive officers and their principal positions for the past five years are listed below:

Mr. Robert C. Salipante was elected Director and Chief Executive Officer of Golden American in March, 2001. He has served as a Director of ReliaStar Life Insurance Company from October, 1995 to the present. He served ReliaStar Financial Corp. from February, 1996 to November, 1996 as Senior Vice President, Individual Insurance Division and Technology and from November, 1996 to July, 1999 as Senior Vice President, Personal Financial Services. He was elected President, Chief Operating Officer and Director of ReliaStar Financial Corp. July, 1999 to August, 2000. He became General Manager and Chief Executive Officer, US Retail Financial Services in September, 2000.

Mr. Chris D. Schreier was elected President of Golden American in March, 2001. From January, 1994 to September, 1996 he served as Assistant Vice President and Assistant Controller for ReliaStar Financial Corp. He was elected Second Vice President of ReliaStar Financial Corp. and ReliaStar Life Insurance Company from September, 1996 to January, 1999. He has served as Vice President and Controller of ReliaStar Financial Corp. since January, 1999.

Mr. Barnett Chernow became President and CEO of Investment Products Group in March 2001. From 1998 to 2001, Mr. Chernow served as President of Golden American and First Golden. From 1996 to 1998, Mr. Chernow served as Executive Vice President of First Golden. From 1993 to 1998, Mr. Chernow also served as Executive Vice President of Golden American. He was elected to serve as a director of First Golden in June, 1996 and Golden American in April, 1998.

Mr. Myles R. Tashman joined Golden American in August, 1994 as Senior Vice President and was named Executive Vice President, General Counsel effective January, 1996 and Assistant Secretary effective March, 2001. He served as a Director of Golden American from January, 1998 to March, 2001. He also serves as a Director, Executive Vice President, General Counsel and Secretary of First Golden.

Mr. Wayne R. Huneke was elected Director, Senior Vice President and Chief Financial Officer of Golden American in March, 2001. Since October, 1995 he has served as a Director of ReliaStar Life Insurance Company. He served ReliaStar Financial Corp. as Senior Vice President, Chief Financial Officer from August, 1994 to November, 1997, from November, 1997 to May, 1999 he served as Senior Vice President, ReliaStar Financial Markets. He became Senior Executive Vice President of ReliaStar Financial Corp. in May, 1999.

Mr. Thomas J. McInerney was elected as a Director of Golden American in March, 2001. He served Aetna U.S. Healthcare, Inc. as Vice President, National Accounts from April, 1996 to March, 1997. From August, 1997 to the present he has served as Director and from September, 1997 to the present he has served as President of Aetna Life Insurance & Annuity Company. He has served as President and Director of Aetna Insurance Company of America from September, 1997 to the present.

Mr. Mark A. Tullis became a Director of Golden American and First Golden in December 1999. He has served as Executive Vice President, Strategy and Operations for ING Americas Region since September 1999. From June, 1994 to August, 1999, he was with Primerica, serving as Executive Vice President at the time of his departure.

Mr. Phillip R. Lowery became a Director of Golden American in April, 1999 and First Golden in December, 1999. He has served as Executive Vice President and Chief Actuary for ING Americas Region since 1990. Ms. Paula Cludray-Engelke was elected Secretary of Golden American in March, 2001. From October, 1985 to October, 2000

Ms. Cludray-Engelke served with ReliaStar Life Insurance Company (f/k/a Northwestern National Life Insurance Company) in various compliance positions. From October, 2000 to the present she has served as an Attorney with ING US Legal Services.

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

Mr. James R. McInnis joined Golden American and First Golden in December, 1997 as Executive Vice President. From 1982 through November, 1997, he held several positions with the Endeavor Group and was President upon his departure.

Mr. David S. Pendergrass was elected Treasurer and Vice President of Golden American in December, 2000. Since October, 1995 he has served as a Vice President and Treasurer of ING North America Insurance Corporation.

Mr. David L. Jacobson joined Golden American in November, 1993 as Vice President and Assistant Secretary and became Senior Vice President in December, 1993. He was elected Senior Vice President and Assistant Secretary for First Golden in June, 1996.

Mr. Stephen J. Preston joined Golden American in December, 1993 as Senior Vice President, Chief Actuary and Controller. He became an Executive Vice President and Chief Actuary in June, 1998. He was elected Senior Vice President and Chief Actuary of First Golden in June, 1996 and elected Executive Vice President in June, 1998.

Mr. William L. Lowe joined Equitable Life as Vice President, Sales & Marketing in January, 1994. He became a Senior Vice President, Sales & Marketing, of Golden American in August, 1997. He was also President of Equitable of Iowa Securities Network, Inc. until October, 1998.

Mr. Steven G. Mandel joined Golden American in October 1988 and became Senior Vice President and Chief Information Officer in June, 1998.

Mr. Gary Haynes rejoined Golden American in April, 1999 as Senior Vice President, Operations. From August, 1995 to February, 1998 he was with F&G Life Insurance Company; serving as Senior Vice President, Operations at the time of his departure. He served as Senior Vice President, Operations with Golden American from July, 1994 to August, 1995.

COMPENSATION TABLE AND OTHER INFORMATION

The following sets forth information with respect to the Chief Executive Officer of Golden American as well as the annual salary and bonus for the next five highly compensated executive officers for the fiscal year ended December 31, 2000. Certain executive officers of Golden American are also officers of DSI and First Golden. The salaries of such individuals are allocated among Golden American, DSI and First Golden pursuant to an arrangement among these companies.

EXECUTIVE COMPENSATION TABLE

The following table sets forth information with respect to the annual salary and bonus for Golden American's Chief Executive Officer and the four other most highly compensated executive officers for the fiscal year ended December 31, 2000.

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

                                                                                  LONG-TERM
                                            ANNUAL COMPENSATION                 COMPENSATION
                                       ---------------------------        ---------------------------
                                                                           RESTRICTED      SECURITIES
NAME AND                                                                  STOCK AWARDS     UNDERLYING       ALL OTHER
PRINCIPAL POSITION           YEAR        SALARY          BONUS/1/         OPTIONS           OPTIONS       COMPENSATION/2/
------------------           ----      -----------     -----------        ------------     ----------     ---------------
Barnett Chernow..........    2000      $   409,447     $    638,326                           10,200         $  26,887
President                    1999      $   300,009     $    698,380                            6,950         $  20,464
                             1998      $   284,171     $    105,375           8,000

James R. McInnis.........    2000      $   337,543     $  1,210,898                            5,200         $  19,487
Executive Vice               1999      $   250,007     $    955,646                            5,550         $  15,663
President                    1998      $   250,004     $    626,245           2,000

William L. Lowe..........    2000      $   205,144     $    821,545                            3,500         $      81
Senior Vice                  1999      $   191,589     $    737,933                                          $   2,924
President                    1998      $   165,816     $    528,299                                          $     756

Stephen J. Preston.......    2000      $   230,170     $    426,994                            5,000         $  14,713
Executive Vice               1999      $   198,964     $    235,002            2,050                         $  12,564
President and                1998      $   173,870     $     32,152            3,500
Chief Actuary

Gary Haynes..............    2000      $   201,136     $    404,773                            3,000         $  14,735
Senior Vice                  1999      $   159,030     $     50,000                                          $   9,540
President

-------------------------
1   The amount shown relates to bonuses paid in 2000, 1999 and 1998.

2 Other compensation for 2000 and 1999 includes a business allowance for each named executive which is required to be applied to specific business expenses of the named executive.

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

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL
                                           % OF TOTAL                               REALIZABLE VALUE AT
                            NUMBER OF        OPTIONS                                  ASSUMED ANNUAL
                           SECURITIES      GRANTED TO                                 RATES OF STOCK
                           UNDERLYING       EMPLOYEES    EXERCISE                   PRICE APPRECIATION
                             OPTIONS        IN FISCAL     OR BASE    EXPIRATION      FOR OPTION TERM/3/
NAME                        GRANTED/1/         YEAR       PRICE/2/       DATE          5%          10%
----                       -----------     ----------    ---------   ----------     --------    --------
Barnett Chernow..........     10,200        0.85%         $54.56     04/03/2010     $348,987    $886,937
James R. McInnis.........      5,200        0.43%         $54.56     04/03/2010     $178,425    $452,164
William L. Lowe..........      3,500        0.29%         $54.56     04/03/2010     $120,094    $304,341
Stephen J. Preston.......      5,000        0.42%         $54.56     04/03/2010     $171,562    $434,773
Gary Haynes..............      3,000        0.25%         $54.56     04/03/2010     $102,937    $260,864

1 Stock appreciation rights granted in 2000 to the officers of Golden American have a three-year vesting period and an expiration date as shown.

2 The base price was equal to the fair market value of ING's stock on the date of grant.

3 Total dollar gains based on indicated rates of appreciation of share price over the total term of the rights.

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

--------------------------------------------------------------------------------
   UNAUDITED FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

For the Nine Months Ended September 30, 2001





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


                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                  (Dollars in thousands, except per share data)


                                                                             September 30, 2001       December 31, 2000
                                                                             ------------------       -----------------
ASSETS
Investments:
   Fixed maturities, available for sale, at fair value
     (cost: 2001 - $1,301,768; 2000 - $798,751)........................        $    1,329,414           $     792,578
   Equity securities, at fair value
   (cost: 2001 - $66; 2000 - $8,611)...................................                    52                   6,791
   Mortgage loans on real estate.......................................               215,059                  99,916
   Policy loans........................................................                14,454                  13,323
   Short-term investments..............................................                    --                  17,102
                                                                               --------------           -------------
Total investments......................................................             1,558,979                 929,710

Cash and cash equivalents..............................................               272,826                 152,880
Reinsurance recoverable................................................                21,891                  19,331
Reinsurance recoverable from affiliate.................................                60,500                  14,642
Due from affiliates....................................................                    10                  38,786
Accrued investment income..............................................                18,326                   9,606
Deferred policy acquisition costs......................................               635,737                 635,147
Value of purchased insurance in force .................................                17,286                  25,942
Current income taxes recoverable.......................................                     3                     511
Deferred income tax asset..............................................                 4,757                   9,047
Property and equipment, less allowances for depreciation of
   $9,337 in 2001 and $5,638 in 2000...................................                11,248                  14,404
Goodwill, less accumulated amortization of $14,798 in 2001
   and $11,964 in 2000.................................................               136,329                 139,163
Other assets...........................................................                48,989                  32,019
Separate account assets................................................             9,244,329               9,831,489
                                                                               --------------           -------------
Total assets...........................................................        $   12,031,210           $  11,852,677
                                                                               ==============           =============

LIABILITIES AND STOCKHOLDER'S EQUITY
Policy liabilities and accruals:
   Future policy benefits:
     Annuity and interest sensitive life products......................        $    1,667,756           $   1,062,891
     Unearned revenue reserve..........................................                 6,436                   6,817
   Other policy claims and benefits....................................                   810                      82
                                                                               --------------           -------------
                                                                                    1,675,002               1,069,790

Surplus notes..........................................................               245,000                 245,000
Revolving note payable.................................................                 1,400                      --
Due to affiliates......................................................                 9,429                  19,887
Other liabilities......................................................                95,356                  69,374
Separate account liabilities...........................................             9,244,329               9,831,489
                                                                               --------------           -------------
                                                                                   11,270,516              11,235,540
Commitments and contingencies
Stockholder's equity:
   Common stock, par value $10 per share, authorized, issued,
   and outstanding 250,000 shares......................................                 2,500                   2,500
   Additional paid-in capital..........................................               714,640                 583,640
   Accumulated other comprehensive income (loss).......................                 5,067                  (4,046)
   Retained earnings ..................................................                38,487                  35,043
                                                                               --------------           -------------
Total stockholder's equity.............................................               760,694                 617,137
                                                                               --------------           -------------
Total liabilities and stockholder's equity.............................        $   12,031,210           $  11,852,677
                                                                               ==============           =============

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

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                             (Dollars in thousands)


                                                                   For the Nine            For the Nine
                                                                   Months Ended            Months Ended
                                                                September 30, 2001      September 30, 2000
                                                                ------------------      ------------------
Revenues:
   Annuity and interest sensitive life product charges.......      $   117,308              $  103,923
   Management fee revenue....................................           18,675                  16,827
   Net investment income.....................................           67,020                  47,896
   Realized losses on investments............................           (1,529)                 (4,546)
                                                                   -----------              ----------
                                                                       201,474                 164,100

Insurance benefits and expenses:
 Annuity and interest sensitive life benefits:
   Interest credited to account balances.....................          124,061               146,672
   Guaranteed benefits reserve change........................           16,615                      --
   Benefit claims incurred in excess of account balances.....           (5,557)                  1,680
 Underwriting, acquisition, and insurance expenses:
   Commissions...............................................          160,752               160,105
   General expenses..........................................           84,551                  61,194
   Insurance taxes, state licenses, and fees.................            5,030                   4,047
     Policy acquisition costs deferred.......................          (60,031)                (87,753)
     Amortization:
       Deferred policy acquisition costs.....................           40,214                  49,527
     Value of purchased insurance in force...................            4,097                   3,181
     Goodwill................................................            2,834                   2,834
   Expense and charges reimbursed under modified
      coinsurance agreements                                          (194,043)               (220,249)
                                                                   -----------              ----------
                                                                       181,523                 121,238
Interest expense.............................................           14,438                  14,976
                                                                   -----------              ----------
                                                                       195,961                 136,214
                                                                   -----------              ----------
Income before income taxes...................................            5,513                  27,886

Income taxes.................................................            2,069                   9,802
                                                                   -----------              ----------
Net income...................................................      $     3,444              $   18,084
                                                                   ===========              ==========

                             See accompanying notes.

RS Rollover Choice-121271              83

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                             (Dollars in thousands)

                                                                   For the Nine            For the Nine
                                                                   Months Ended            Months Ended
                                                                September 30, 2001      September 30, 2000
                                                                ------------------      ------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................       $     190,373           $    142,933

INVESTING ACTIVITIES
Sale, maturity, or repayment of investments:
   Fixed maturities - available for sale....................             406,428                158,731
   Equity securities........................................               6,956                  5,196
   Mortgage loans on real estate............................             126,940                  5,118
   Policy loans - net.......................................                  --                    837
   Short-term investments - net.............................              17,102                 17,880
                                                                   -------------           ------------
                                                                         557,426                187,762

Acquisition of investments:
   Fixed maturities - available for sale....................            (910,534)              (105,606)
   Mortgage loans on real estate............................            (242,357)                (9,786)
   Policy loans - net.......................................              (1,131)                    --
                                                                   -------------           ------------
                                                                      (1,154,022)              (115,392)
Net purchases of property and equipment.....................                (745)                (1,898)
Issuance of reciprocal loan agreement receivables...........                  --                (16,900)
Receipt of repayment of reciprocal loan agreement
   receivables..............................................                  --                 16,900
                                                                   -------------           ------------
Net cash provided by(used in)  investing activities.........            (597,341)                70,472

FINANCING ACTIVITIES
Proceeds from reciprocal loan agreement borrowings..........              29,300                177,900
Repayment of reciprocal loan agreement borrowings...........             (29,300)              (177,900)
Proceeds from revolving note payable........................               1,400                 66,100
Repayment of revolving note payable.........................                  --                (67,500)
Receipts from annuity and interest sensitive life
   policies credited to account balances....................           1,074,755                506,412
Return of account balances on annuity
   and interest sensitive life policies.....................            (109,462)              (126,803)
Net reallocations to Separate Accounts......................            (570,779)              (620,568)
Contribution from parent ...................................             131,000                 80,000
                                                                   -------------           ------------
Net cash provided by (used in) financing activities.........             526,914               (162,359)
                                                                   -------------           ------------

Increase  in cash and cash equivalents......................             119,946                 51,046

Cash and cash equivalents at beginning of period............             152,880                 76,690
                                                                   -------------           ------------

Cash and cash equivalents at end of period..................       $     272,826           $    127,736
                                                                   =============           ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for
   Interest.................................................       $      14,949           $     18,068
   Taxes....................................................       $           1           $         28


                             See accompanying notes.

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

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
         NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               September 30, 2001

1.  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All adjustments were of a normal recurring nature, unless otherwise noted in Management's Discussion and Analysis and the Notes to Financial Statements. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. These financial statements should be read in conjunction with the financial statements and related footnotes included in the Golden American Life Insurance Company's annual report on Form 10-K for the year ended December 31, 2000.

CONSOLIDATION

The condensed consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and with Golden American, collectively, the "Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION

Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"). EIC is an indirect wholly owned subsidiary of ING Groep N.V., a global financial services holding company based in The Netherlands.

SIGNIFICANT ACCOUNTING POLICIES

New Accounting Standards: As of January 1, 2001, the Companies adopted FAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted by FAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, FAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of FASB Statement No. 133, and certain FAS No. 133 implementation issues. This standard, as amended, requires companies to record all derivatives on the balance sheet as either assets or liabilities and measure those instruments at fair value. The manner in which companies are to record gains or losses resulting from changes in the fair values of those derivatives depends on the use of the derivative and whether it qualifies for hedge accounting.

Adoption of FAS No. 133 did not have a material effect on the Companies' financial position or results of operations given the Companies' limited derivative and embedded derivative holdings.

The Companies chose to elect a transition date of January 1, 1999 for embedded derivatives. Therefore, only those derivatives embedded in hybrid instruments issued, acquired or substantively modified by the entity on or after January 1, 1999 are recognized as separate assets or liabilities. The cumulative effect of the accounting change upon adoption was not material.

Accounting for Derivative Instruments and Hedging Activities: The Companies may from time to time utilize various derivative instruments to manage interest rate and price risk (collectively, market risk). The Companies have appropriate controls in place, and financial exposures are monitored and managed by the Companies as an integral part of their overall risk management program. Derivatives are recognized on the balance sheet at their fair value.

The Companies occasionally purchase a financial instrument that contains a derivative instrument that is "embedded" in the instrument. The Companies' insurance products are also reviewed to determine whether they contain an embedded derivative. The Companies assess whether the economic characteristics of the

RS Rollover Choice-121271              85

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               September 30, 2001

1.  BASIS OF PRESENTATION (continued)
embedded derivative are clearly and closely related to the economic characteristics of the remaining component of the financial instrument or insurance product (i.e., the host contract) and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When it is determined that the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract and that a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is separated from the host contract and carried at fair value. In cases where the host contract is measured at fair value, with changes in fair value reported in current period earnings, or the Companies are unable to reliably identify and measure the embedded derivative for separation from its host contract, the entire contract is carried on the balance sheet at fair value and is not designated as a hedging instrument.

Pending Accounting Standards: In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets", effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Companies are required to adopt the new rules effective January 1, 2002. The Companies are evaluating the impact of the adoption of these standards and have not yet determined the effect of adoption on their financial position and results of operations.

STATUTORY

Net loss for Golden American as determined in accordance with statutory accounting practices was $206,801,000 and $6,017,000 for the nine months ended September 30, 2001 and 2000, respectively. Total statutory capital and surplus was $323,288,000 at September 30, 2001 and $406,923,000 at December 31, 2000.

The National Association of Insurance Commissioners has revised the Accounting Practices and Procedures Manual, the guidance that defines statutory accounting principles. The revised manual was effective January 1, 2001, and has been adopted, at least in part, by the States of Delaware and New York, which are the states of domicile for Golden American and First Golden, respectively. The revised manual has resulted in changes to the accounting practices that the Companies use to prepare their statutory-basis financial statements. The impact of these changes to the Companies' statutory-basis capital and surplus as of January 1, 2001 was not significant.

RECLASSIFICATIONS

Certain amounts in the prior period financial statements have been reclassified to conform to the September 30, 2001 financial statement presentation.

2.  COMPREHENSIVE INCOME

Comprehensive income includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. During the third quarters of 2001 and 2000, total comprehensive income (loss) for the Companies amounted to $(4.8) million and $14.8 million, respectively, and $12.6 million and $21.8 million for the nine months ended September 30, 2001 and 2000, respectively. Other comprehensive income (loss) excludes net investment gains (losses) included in net income which merely represent transfers from unrealized to realized gains and losses. These amounts totaled $231,000 and $(834,000) during the third quarters of 2001 and 2000, respectively, and $45,000 and $(1.4) million for the nine months ended September 30, 2001 and 2000, respectively. Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments for the value of purchased insurance in

RS Rollover Choice-121271              86

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                               September 30, 2001

2.  COMPREHENSIVE INCOME (continued)
force and deferred policy acquisition costs totaling $160,000 and $(1,080,000) for the third quarters of 2001 and 2000, respectively, and $56,000 and $(3,121,000) for the nine months ended September 30, 2001 and 2000, respectively.

3.  INVESTMENTS

Investment Diversifications: The Companies' investment policies related to the investment portfolio require diversification by asset type, company, and industry and set limits on the amount which can be invested in an individual issuer. Such policies are at least as restrictive as those set forth by regulatory authorities. The following percentages relate to holdings at September 30, 2001 and December 31, 2000. Fixed maturities included investments in basic industrials (63% in 2001, 29% in 2000), conventional mortgage-backed securities (10% in 2001, 20% in 2000), financial companies (8% in 2001, 14% in 2000), and other asset-backed securities (1% in 2001, 20% in 2000). Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as Ohio (20% in 2001 and 4% in 2000) and California (15% in 2001 and 15% in 2000). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at September 30, 2001. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (22% in 2001 and 29% in 2000), industrial buildings (18% in 2001 and 11% in 2000), retail facilities (20% in 2001 and 18% in 2000), and multi-family apartments (36% in 2001 and 10% in 2000).

Investment Valuation Analysis: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when impairment in value appears to be other than temporary. During the first nine months of 2001, Golden American determined that the carrying value of four bonds exceeded their estimated net realizable value. As a result, during the nine months ended September 30, 2001, Golden American recognized a total pre-tax loss of $1,279,000 to reduce the carrying value of the bonds to their combined net realizable value of $565,000.

4.  DERIVATIVE INSTRUMENTS

The Companies may from time to time utilize various derivative instruments to manage interest rate and price risk (collectively, market risk). The Companies have appropriate controls in place, and financial exposures are monitored and managed by the Companies as an integral part of their overall risk management program. Derivatives are recognized on the balance sheet at their fair value. At September 30, 2001, the Companies did not utilize any such derivatives.

The estimated fair values and carrying amounts of the Companies' embedded derivatives at September 30, 2001 were $0, net of reinsurance. The estimated fair values and carrying amounts of the embedded derivatives on a direct basis, before reinsurance, were $4.9 million.

The fair value of these instruments was estimated based on quoted market prices, dealer quotations or internal estimates.

5.  RELATED PARTY TRANSACTIONS

Operating Agreements: Directed Services, Inc. ("DSI"), an affiliate, acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to distribute the Companies' variable insurance products and appoint representatives of the broker/dealers as agents. The Companies paid commissions to DSI totaling $51,551,000 and $159,949,000 in the third quarter and the first nine months of 2001, respectively ($47,073,000 and $156,325,000, respectively, for the same periods of 2000).

RS Rollover Choice-121271              87

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                               September 30, 2001

5.  RELATED PARTY TRANSACTIONS (continued)
Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the third quarter and nine months ended September 30, 2001, the fee was $5,749,000 and $17,282,000, respectively ($6,521,000 and $15,579,000, respectively, for the same periods of 2000).

The Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services. Under the agreement, the Companies record a fee based on the value of the assets managed by ING IM. The fee is payable quarterly. For the third quarter and the first nine months of 2001, the Companies incurred fees of $1,204,000 and $2,905,000, respectively, under this agreement ($596,000 and $1,870,000, respectively, for the same periods of 2000).

Golden American has a guaranty agreement with Equitable Life Insurance Company of Iowa ("Equitable Life"), an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. For the nine months ended September 30, 2001 and 2000, Golden American incurred a fee of $12,000 and $7,000, respectively, under this agreement.

Golden American provides certain advisory, computer, and other resources and services to Equitable Life. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $1,360,000 and $4,079,000 for the third quarter and nine months ended September 30, 2001, respectively ($1,534,000 and $4,810,000, respectively, for the same periods of 2000).

The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement with Equitable Life, the Companies incurred expenses of $80,000 and $232,000 for the third quarter and nine months ended September 30, 2001, respectively ($339,000 and $1,006,000, respectively, for the same periods in 2000).

During 2001, the State of Delaware Insurance Department approved expense sharing agreements with ING America Insurance Holdings for administrative, management, financial, and information technology services. Under these agreements with ING America Insurance Holdings, Golden American incurred expenses of $20.7 million for the nine months ended September 30, 2001.

First Golden provides resources and services to DSI. Revenues for these services, which reduced general expenses incurred by First Golden, totaled $5,000 and $139,000 for the third quarter and nine months ended September 30, 2001, respectively ($54,000 and $162,000, respectively, for the same periods in 2000).

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $0 and $478,000 for the third quarter and nine months ended September 30, 2001, respectively ($117,000 and $387,000, respectively, for the same periods in 2000).

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $93,000 and $292,000 for the third quarter and nine months ended September 30, 2001, respectively ($145,000 and $463,000, respectively, for the same periods in 2000).

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

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                               September 30, 2001

5.  RELATED PARTY TRANSACTIONS (continued)
Golden American provides resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $112,000 and $245,000 for the third quarter and nine months ended September 30, 2001, respectively ($65,000 and $173,000, respectively, for the same periods in 2000).

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $34,000 and $97,000 for the third quarter and nine months ended September 30, 2001, respectively ($26,000 and $78,000, respectively, for the same periods in 2000).

For the third quarter of 2001, the Companies received premiums, net of reinsurance, for variable products sold through eight affiliates, Locust Street Securities, Inc. ("LSSI"), Vestax Securities Corporation ("Vestax"), DSI, Multi-Financial Securities Corporation ("Multi-Financial"), IFG Network Securities, Inc. ("IFG"), Washington Square Securities, Inc. ("Washington Square"), PrimeVest Financial ("PrimeVest"), and Compulife Investor Services, Inc. ("Compulife") of $28.8 million, $8.7 million, $0.2 million, $6.6 million, $3.1 million, $25.0 million, $9.8 million and $1.5 million, respectively ($6.0 million, $0.7 million, $0, $2.1 million, $2.7 million, $0, $0, and $0, respectively, for the same period of 2000). For the first nine months of 2001, the Companies received premiums, net of reinsurance for variable products sold through eight affiliates, LSSI, Vestax, DSI, Multi-Financial, IFG, Washington Square, PrimeVest, and Compulife of $66.7 million, $21.6 million, $0.6 million, $15.6 million, $8.6 million, $53.9 million, $20.7 million, and $5.3 million, respectively ($73.0 million, $29.0 million, $0.8 million, $23.2 million, $11.0 million, $0, $0, and $0, respectively, for the same period of 2000).

For the third quarter and nine months ended September 30, 2001, First Golden received premiums for fixed annuities products sold through Washington Square of approximately $0.3 million and $0.8 million, respectively.

Modified Coinsurance Agreement: On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued after January 1, 2000, excluding those with an interest rate guarantee. The financial statements are presented net of the effects of the agreement.

Under this agreement, Golden American received a net reimbursement of expenses and charges of $31.6 million and $192.5 million for the third quarter and the nine months ended September 30, 2001, respectively ($102.9 million and $214.7 million for the same periods in 2000). This was offset by a decrease in deferred acquisition costs of $50.1 million and $210.9 million, respectively, for the third quarter and the nine months ended September 30, 2001 ($103.7 million and $213.0 million for the same periods in 2000). At September 30, 2001, Golden American had a receivable from Equitable Life of $1.9 million due to the timing of the cash settlement for the modified coinsurance agreement. As at December 31, 2000, Golden American had a payable of $16.3 million under the agreement.

Reinsurance Agreement Covering Minimum Guaranteed Benefits: On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $60.0 million related to this agreement. Under this agreement, Golden American recorded a reinsurance recoverable of $60.5 million and $14.6 million at September 30, 2001 and December 31, 2000, respectively.

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

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                               September 30, 2001

5.  RELATED PARTY TRANSACTIONS (continued)
Reciprocal Loan Agreement: Golden American maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain the approval of the Department of Insurance of the State of Delaware. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of $0 and $91,000 for the third quarters of 2001 and 2000, respectively, and $25,000 and $427,000 for the nine months ended September 30, 2001 and 2000, respectively. At September 30, 2001, Golden American did not have any borrowings or receivables from ING AIH under this agreement.

Surplus Notes: On December 30, 1999, Golden American issued an 8.179% surplus note in the amount of $50,000,000 to Equitable Life. The note matures on December 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,031,000 and $1,020,000 for the third quarters of 2001 and 2000, respectively, and $3,059,000 and $3,076,000 for the nine months ended September 30, 2001 and 2000, respectively.

On December 8, 1999, Golden American issued a 7.979% surplus note in the amount of $35,000,000 to First Columbine Life Insurance Company ("First Columbine"), an affiliate. The note matures on December 7, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $704,000 and $696,000 for the third quarters of 2001 and 2000, respectively, and $2,089,000 and $2,271,000 for the first nine months of 2001 and 2000, respectively.

On September 30, 1999, Golden American issued a 7.75% surplus note in the amount of $75,000,000 to ING AIH. The note matures on September 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,465,000 and $1,449,000 for the third quarters of 2001 and 2000, respectively, and $4,347,000 and $4,355,000 for the first nine months of 2001 and 2000, respectively. On December 30, 1999, ING AIH assigned the note to Equitable Life.

On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,096,000 and $1,088,000 for the third quarters of 2001 and 2000, respectively, and $3,254,000 and $3,263,000 for the first nine months of 2001 and 2000, respectively.

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

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                               September 30, 2001

5.  RELATED PARTY TRANSACTIONS (continued)
On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable of Iowa Companies. The note matures on December 17, 2026. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred interest totaling $516,000 for the third quarters of 2001 and 2000, respectively, and $1,547,000 for the first nine months of 2001 and 2000, respectively.

Stockholder's Equity: During the third quarter and the first nine months of 2001, Golden American received capital contributions from its Parent of $124,000,000 and $131,000,000, respectively ($0 and $80,000,000, respectively, for the same periods in 2000).

6.  COMMITMENTS AND CONTINGENCIES

Reinsurance: At September 30, 2001, the Companies had reinsurance treaties with five unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the minimum guaranteed death and living benefits under its variable contracts as of September 30, 2001. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

At September 30, 2001 and December 31, 2000, the Companies had net receivables of $82,391,000 and $33,973,000, respectively, for reinsurance claims, reserve credits, or other receivables from these reinsurers. These net receivables were comprised of $2,955,000 and $1,820,000, respectively, for claims recoverable from reinsurers, $4,024,000 and $4,007,000, respectively, for a payable for reinsurance premiums, $60,500,000 and $14,642,000, respectively, for reserve credits, and $22,960,000 and $21,518,000, respectively, for a receivable from an unaffiliated reinsurer. Included in the accompanying financial statements are net considerations to reinsurers of $8,593,000 for the third quarter of 2001 and $21,211,000 for the first nine months of 2001 compared to $6,564,000 and $14,472,000 for the same periods in 2000. Also included in the accompanying financial statements are net policy benefits of $13,314,000 for the third quarter of 2001 and $25,091,000 for the first nine months of 2001 compared to $1,122,000 and $2,957,000 for the same period in 2000.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued after January 1, 2000, excluding those with an interest rate guarantee. For the nine months ended September 30, 2001, Golden American had received a total settlement of $192.5 million under this agreement, compared to $214.7 million for the same period in 2000. The carrying value of the separate account liabilities covered under this agreement represent 26.3% of total separate account liabilities outstanding at September 30, 2001, compared to 17.1% at September 30, 2000. Golden American remains liable to the extent Equitable Life does not meet its obligations under the agreement. The accompanying financial statements are presented net of the effects of the agreement.

On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $60,000,000 related to this agreement.

On December 29, 2000, First Golden entered into a reinsurance treaty with London Life Reinsurance Company of Pennsylvania, an unaffiliated reinsurer, covering the minimum guaranteed death benefits of First Golden's variable annuities issued after January 1, 2000.

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty.

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

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                               September 30, 2001

6.  COMMITMENTS AND CONTINGENCIES  (continued)
Investment Commitments: At September 30, 2001, outstanding commitments to fund mortgage loans totaled $35,000,000. There were no outstanding commitments to fund mortgage loans at December 31, 2000.

Guaranty Fund Assessments: Assessments are levied on the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially offset through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for premium tax offset. The Companies have established an undiscounted reserve to cover such assessments, review information regarding known failures, and revise estimates of future guaranty fund assessments. The Companies charged to expense $2,000 in guaranteed fund assessments in the first nine months of 2001 and 2000. At September 30, 2001 and December 31, 2000, the Companies have an undiscounted reserve $2,430,000 to cover future assessments (net of related anticipated premium tax offsets), and have established an asset totaling $691,000 and $733,000, respectively, for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments based upon previous premiums and known insolvencies at this time.

Litigation: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Companies currently believe no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Companies.

Vulnerability from Concentrations: The Companies have various concentrations in the investment portfolio. As of September 30, 2001, the Companies had one investment (other than bonds issued by agencies of the United States government) exceeding ten percent of stockholder's equity. The Companies' asset growth, net investment income, and cash flow are primarily generated from the sale of variable and fixed insurance products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns, which may result in higher lapse experience than assumed, could cause a severe impact on the Companies' financial condition. One broker/dealer generated 10% of the Companies' net sales during the third quarter of 2001 (27% by two broker/dealers in the same period of 2000). One broker/dealer generated 10% of the Companies' net sales during the first nine months of 2001 (12% by one broker/dealer in the same period of 2000). The Premium Plus product generated 47% and 50% of the Companies' sales during the third quarter of 2001 and the first nine months of 2001 (73% and 74% in the same periods of 2000). The ES II product generated 16% of the Companies' sales during the third and the first nine months of 2001 (12% in the same periods of 2000). The Guarantee product, introduced in the fourth quarter of 2000, generated 11% and 16% of the Companies' sales during the third quarter and the first nine months of 2001.

Revolving Note Payable: To enhance short-term liquidity, the Companies established revolving notes payable with SunTrust Bank, Atlanta (the "Bank"). These revolving notes payable were amended and restated in April 2001 with an expiration date of May 31, 2002. The note was approved by the Boards of Directors of Golden American and First Golden on August 5, 1998 and September 29, 1998, respectively. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The notes accrue interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.225% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the third quarters ended September 30, 2001 and 2000, the

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

Companies incurred interest expense of $118,000 and $0, respectively. During the nine months ended September 30, 2001 and 2000, the Companies incurred interest expense of $117,000 and $36,000, respectively. At September 30, 2001 and December 31, 2000, the Companies had borrowings of $1,400,000 and $0, respectively, under these agreements.

7.  MERGER OF FIRST GOLDEN WITH RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
On September 25, 2001, the Board of Directors of First Golden approved a plan of merger to merge First Golden into ReliaStar Life Insurance Company of New York ("ReliaStar of NY"). The merger is anticipated to be effective on January 1, 2002 (the "merger date"), subject to the approval of the Insurance Department of the State of New York, which has the discretion, as deemed necessary, to hold a public hearing with regard to the merger. If approved, on the merger date, First Golden will cease to exist and will be succeeded by ReliaStar of NY.

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

--------------------------------------------------------------------------------
         FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Golden American Life Insurance Company

We have audited the accompanying consolidated balance sheets of Golden American Life Insurance Company as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Golden American Life Insurance Company at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                        /s/ Ernst & Young LLP

Atlanta, Georgia
March 12, 2001

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

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                           CONSOLIDATED BALANCE SHEETS
                  (Dollars in thousands, except per share data)

                                                              December 31,  December 31,
                                                                  2000          1999
                                                              -----------   -----------
ASSETS

Investments:

   Fixed maturities, available for sale, at fair value
      (cost: 2000 - $798,751; 1999 - $858,052) ............   $   792,578   $   835,321

   Equity securities, at fair value (cost: 2000 - $8,611;
      1999 - $14,952) .....................................         6,791        17,330

   Mortgage loans on real estate ..........................        99,916       100,087

   Policy loans ...........................................        13,323        14,157

   Short-term investments .................................       106,775        80,191
                                                              -----------   -----------
Total investments .........................................     1,019,383     1,047,086

Cash and cash equivalents .................................        63,207        14,380

Reinsurance recoverable ...................................        19,331        14,834

Reinsurance recoverable from affiliates ...................        14,642            --

Due from affiliates .......................................        38,786           637

Accrued investment income .................................         9,606        11,198

Deferred policy acquisition costs .........................       635,147       528,957

Value of purchased insurance in force .....................        25,942        31,727

Current income taxes recoverable ..........................           511            35

Deferred income tax asset .................................         9,047        21,943

Property and equipment, less allowances for depreciation of
   $5,638 in 2000 and $3,229 in 1999 ......................        14,404        13,888

Goodwill, less accumulated amortization of $11,964 in 2000
   and $8,186 in 1999 .....................................       139,163       142,941

Other assets ..............................................        32,019         2,514

Separate account assets ...................................     9,831,489     7,562,717
                                                              -----------   -----------
Total assets ..............................................   $11,852,677   $ 9,392,857
                                                              ===========   ===========

                             See accompanying notes.

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

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                  (Dollars in thousands, except per share data)

                                                                December 31,    December 31,
                                                                    2000            1999
                                                                ------------    ------------
LIABILITIES AND STOCKHOLDER'S EQUITY

Policy liabilities and accruals:

   Future policy benefits:

      Annuity and interest sensitive life products ..........   $  1,062,891    $  1,033,701

      Unearned revenue reserve ..............................          6,817           6,300

   Other policy claims and benefits .........................             82               8
                                                                ------------    ------------
                                                                   1,069,790       1,040,009

Surplus notes ...............................................        245,000         245,000

Revolving note payable ......................................             --           1,400

Due to affiliates ...........................................         19,887          12,650

Other liabilities ...........................................         69,374          53,232

Separate account liabilities ................................      9,831,489       7,562,717
                                                                ------------    ------------
                                                                  11,235,540       8,915,008

Commitments and contingencies

Stockholder's equity:

   Common stock, par value $10 per share, authorized, issued,
      and outstanding 250,000 shares ........................          2,500           2,500

   Additional paid-in capital ...............................        583,640         468,640

   Accumulated other comprehensive loss .....................         (4,046)         (9,154)

   Retained earnings ........................................         35,043          15,863
                                                                ------------    ------------
Total stockholder's equity ..................................        617,137         477,849
                                                                ------------    ------------
Total liabilities and stockholder's equity ..................   $ 11,852,677    $  9,392,857
                                                                ============    ============

                             See accompanying notes.

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

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)

Year Ended December 31                                  2000         1999         1998
                                                     ---------    ---------    ---------
REVENUES:
   Annuity and interest sensitive life product
      charges ....................................   $ 144,877    $  82,935    $  39,119
   Management fee revenue ........................      22,982       11,133        4,771
   Net investment income .........................      64,140       59,169       42,485
   Realized losses on investments ................      (6,554)      (2,923)      (1,491)
                                                     ---------    ---------    ---------
                                                       225,445      150,314       84,884
Insurance benefits and expenses:
   Annuity and interest sensitive life benefits:
      Interest credited to account balances ......     195,088      175,257       94,845
      Benefit claims incurred in excess of account
         balances ................................       4,943        6,370        2,123
Underwriting, acquisition and insurance  expenses:
   Commissions ...................................     213,719      188,383      121,171
   General expenses ..............................      84,936       60,205       37,612
   Insurance taxes, state licenses, and fees .....       4,528        3,976        4,140
   Policy acquisition costs deferred .............    (168,444)    (346,396)    (197,796)
   Amortization:
      Deferred policy acquisition costs ..........      55,154       33,119        5,148
      Value of purchased insurance in force ......       4,801        6,238        4,724
      Goodwill ...................................       3,778        3,778        3,778
   Expenses and charges reimbursed under
      modified coinsurance agreements ............    (225,787)      (9,247)      (5,604)
                                                     ---------    ---------    ---------
                                                       172,716      121,683       70,141

Interest expense .................................      19,867        8,894        4,390
                                                     ---------    ---------    ---------
                                                       192,583      130,577       74,531
                                                     ---------    ---------    ---------
Income before income taxes .......................      32,862       19,737       10,353


Income taxes .....................................      13,682        8,523        5,279
                                                     ---------    ---------    ---------

Net income .......................................   $  19,180    $  11,214    $   5,074
                                                     =========    =========    =========

                             See accompanying notes.

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

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                             (Dollars in thousands)

                                                  Additional Accumulated Other  Retained       Total
                                      Common        Paid-in    Comprehensive    Earnings    Stockholder's
                                       Stock        Capital    Income (Loss)    (Deficit)      Equity
                                     --------------------------------------------------------------------
Balance at December 31, 1997 .....   $   2,500     $ 224,997     $     241      $    (425)    $ 227,313
   Comprehensive income:
      Net income .................          --            --            --          5,074         5,074
      Change in net unrealized
         investment gains (losses)          --            --        (1,136)            --        (1,136)
   Comprehensive income ..........       3,938
   Contribution of capital .......          --       122,500            --             --       122,500
   Other .........................          --           143            --             --           143
                                     ---------     ---------     ---------      ---------     ---------
Balance at December 31, 1998 .....       2,500       347,640          (895)         4,649       353,894
   Comprehensive income:
      Net income .................          --            --            --         11,214        11,214
      Change in net unrealized
         investment gains (losses)          --            --        (8,259)            --        (8,259)
   Comprehensive income ..........       2,955
   Contribution of capital .......          --       121,000            --             --       121,000
                                     ---------     ---------     ---------      ---------     ---------
Balance at December 31, 1999 .....   $   2,500     $ 468,640     $  (9,154)     $  15,863     $ 477,849
   Comprehensive income:
      Net income .................          --            --            --         19,180        19,180
      Change in net unrealized
         investment gains (losses)          --            --         5,108             --         5,108
   Comprehensive income ..........      24,288
   Contribution of capital .......          --       115,000            --             --       115,000
                                     ---------     ---------     ---------      ---------     ---------
Balance at December 31, 2000 .....   $   2,500     $ 583,640     $  (4,046)     $  35,043     $ 617,137
                                     =========     =========     =========      =========     =========

                             See accompanying notes.

RS Rollover Choice-121271              98

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

Year Ended December 31                                     2000         1999         1998
                                                        ---------    ---------    ---------
OPERATING ACTIVITIES
Net income ..........................................   $  19,180    $  11,214    $   5,074
Adjustments to reconcile net income to net
   cash provided by (used in) operations:
   Adjustments related to annuity and interest
      sensitive life products:
      Interest credited and other charges on interest
         sensitive products .........................     195,088      175,257       94,845
      Charges for mortality and administration ......        (313)         524         (233)
      Change in unearned revenues ...................         517        2,460        2,651
   Increase (decrease) in policy liabilities and
      accruals ......................................          74            8          (10)
   Decrease (increase) in accrued investment
      income ........................................       1,592       (1,553)      (3,222)
   Policy acquisition costs deferred ................    (168,444)    (346,396)    (197,796)
   Amortization of deferred policy acquisition costs       55,154       33,119        5,148
   Amortization of value of purchased insurance
      in force ......................................       4,801        6,238        4,724
   Change in other assets, due to/from affiliates,
      other liabilities and accrued income taxes ....     (63,840)      24,845        9,979
   Provision for depreciation and amortization ......       8,616        8,850        8,147
   Provision for deferred income taxes ..............      13,728        8,523        5,279
   Realized losses on investments ...................       6,554        2,923        1,491
                                                        ---------    ---------    ---------
Net cash provided by (used in) operating activities .      72,707      (73,988)     (63,923)
                                                        ---------    ---------    ---------

INVESTING ACTIVITIES
Sale, maturity, or repayment of investments:
   Fixed maturities - available for sale ............     205,136      220,547      145,253
   Mortgage loans on real estate ....................      12,701        6,572        3,791
   Equity securities ................................       6,128           --           --
   Policy loans - net ...............................         834           --           --
                                                        ---------    ---------    ---------
                                                          224,799      227,119      149,044

Acquisition of investments:
   Fixed maturities - available for sale ............    (154,028)    (344,587)    (476,523)
   Equity securities ................................          --           --      (10,000)
   Mortgage loans on real estate ....................     (12,887)      (9,659)     (16,390)
   Policy loans - net ...............................          --       (2,385)      (2,940)
   Short-term investments - net .....................     (26,584)     (39,039)     (26,692)
                                                        ---------    ---------    ---------
                                                         (193,499)    (395,670)    (532,545)

Issuance of reciprocal loan agreement receivables ...     (16,900)          --           --
Receipt of repayment of reciprocal loan agreement
   receivables ......................................      16,900           --           --
Net purchase of property and equipment ..............      (3,285)      (8,968)      (6,485)
                                                        ---------    ---------    ---------
Net cash provided by (used in) investing activities .      28,015     (177,519)    (389,986)

                             See accompanying notes.

RS Rollover Choice-121271              99

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                             (Dollars in thousands)

Year Ended December 31                                   2000         1999         1998
                                                      ---------    ---------    ---------
FINANCING ACTIVITIES
Proceeds from reciprocal loan agreement
   borrowings .....................................   $ 178,900    $ 396,350    $ 500,722
Repayment of reciprocal loan agreement
   borrowings .....................................    (178,900)    (396,350)    (500,722)
Proceeds from revolving note payable ..............      67,200      220,295      108,495
Repayment of revolving note payable ...............     (68,600)    (218,895)    (108,495)
Proceeds from surplus note ........................          --      160,000       60,000
Repayment of line of credit borrowings ............          --           --       (5,309)
Receipts from annuity and interest sensitive
   life policies credited to account balances .....     801,793      773,685      593,428
Return of account balances on annuity
   and interest sensitive life policies ...........    (141,440)    (146,607)     (72,649)

Net reallocations to separate accounts ............    (825,848)    (650,270)    (239,671)
Contributions of capital by parent ................     115,000      121,000      103,750
                                                      ---------    ---------    ---------
Net cash provided by (used in) financing activities     (51,895)     259,208      439,549
                                                      ---------    ---------    ---------

Increase (decrease) in cash and cash
   equivalents ....................................      48,827        7,701      (14,360)

Cash and cash equivalents at beginning of
   period .........................................      14,380        6,679       21,039
                                                      ---------    ---------    ---------
Cash and cash equivalents at end of period ........   $  63,207    $  14,380    $   6,679
                                                      =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF
   CASH FLOW INFORMATION
Cash paid during the period for:
   Interest .......................................   $  22,444    $   6,392    $   4,305
   Income taxes ...................................         957           --           99
Non-cash financing activities:
   Non-cash adjustment to additional paid-in
      capital for adjusted merger costs ...........          --           --          143
   Contribution of capital from parent to
      repay line of credit borrowings .............          --           --       18,750

                             See accompanying notes.

RS Rollover Choice-121271              100

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION
The consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and collectively with Golden American, the "Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION
Golden American, a wholly owned subsidiary of Equitable of Iowa Companies, Inc., offers variable insurance products and is licensed as a life insurance company in the District of Columbia and all states except New York. First Golden is licensed to sell insurance products in New York and Delaware. The Companies' variable annuity products are marketed by broker/dealers, financial institutions, and insurance agents. The Companies' primary customers are consumers and corporations.

On October 24, 1997 ("the merger date"), PFHI Holding, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable") according to the terms of an Agreement and Plan of Merger dated July 7, 1997 among Equitable, PFHI, and ING Groep N.V. ("ING"). PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"), a Delaware corporation.

INVESTMENTS
Fixed Maturities: The Companies account for their investments under the Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires fixed maturities to be designated as either "available for sale," "held for investment," or "trading." Sales of fixed maturities designated as "available for sale" are not restricted by SFAS No. 115. Available for sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in stockholder's equity, after adjustment for related changes in value of purchased insurance in force ("VPIF"), deferred policy acquisition costs ("DPAC"), and deferred income taxes. At December 31, 2000 and 1999, all of the Companies' fixed maturities are designated as available for sale, although the Companies are not precluded from designating fixed maturities as held for investment or trading at some future date.

Securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations. Premiums and discounts are amortized/accrued utilizing a method which results in a constant yield over the securities' expected lives. Amortization/accrual of premiums and discounts on mortgage and other asset-backed securities incorporates a prepayment assumption to estimate the securities' expected lives.

Equity Securities: Equity securities are reported at estimated fair value if readily marketable. The change in unrealized appreciation and depreciation of marketable equity securities (net of related deferred income taxes, if any) is included directly in stockholder's equity. Equity securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations.

Mortgage Loans on Real Estate: Mortgage loans on real estate are reported at cost adjusted for amortization of premiums and accrual of discounts. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to the present value of expected future cash flows from the loan discounted at the loan's effective interest rate, or to the loan's observable market price, or the fair value of the underlying collateral. The carrying value of impaired loans is

RS Rollover Choice-121271              101

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

reduced by the establishment of a valuation allowance, which is adjusted at each reporting date for significant changes in the calculated value of the loan. Changes in this valuation allowance are charged or credited to income.

Other Investments: Policy loans are reported at unpaid principal. Short-term investments are reported at cost, adjusted for amortization of premiums and accrual of discounts.

Realized Gains and Losses: Realized gains and losses are determined on the basis of specific identification.

Fair Values: Estimated fair values, as reported herein, of conventional mortgage-backed securities not actively traded in a liquid market are estimated using a third party pricing process. This pricing process uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities. Estimated fair values of publicly traded fixed maturities are reported by an independent pricing service. Fair values of private placement bonds are estimated using a matrix that assumes a spread (based on interest rates and a risk assessment of the bonds) over U.S. Treasury bonds. Estimated fair values of equity securities, which consist of the Companies' investment in its registered separate accounts, are based upon the quoted fair value of the securities comprising the individual portfolios underlying the separate accounts.

CASH AND CASH EQUIVALENTS
For purposes of the accompanying Statements of Cash Flows, the Companies consider all demand deposits and interest-bearing accounts not related to the investment function to be cash equivalents. All interest-bearing accounts classified as cash equivalents have original maturities of three months or less.

DEFERRED POLICY ACQUISITION COSTS
Certain costs of acquiring new insurance business, principally first year commissions and interest bonuses, premium credit, and other expenses related to the production of new business ($63.8 million during 2000, $153.0 million during 1999, and $73.4 million during 1998), have been deferred. Acquisition costs for variable insurance products are being amortized generally in proportion to the present value (using the assumed crediting rate) of expected future gross profits. This amortization is adjusted retrospectively when the Companies revise their estimate of current or future gross profits to be realized from a group of products. DPAC is adjusted to reflect the pro forma impact of unrealized gains and losses on fixed maturities the Companies have designated as "available for sale" under SFAS No. 115.

VALUE OF PURCHASED INSURANCE IN FORCE
As a result of the merger, a portion of the purchase price was allocated to the right to receive future cash flows from existing insurance contracts. This allocated cost represents VPIF, which reflects the value of those purchased policies calculated by discounting actuarially determined expected future cash flows at the discount rate determined by the purchaser. Amortization of VPIF is charged to expense in proportion to expected gross profits of the underlying business. This amortization is adjusted retrospectively when the Companies revise the estimate of current or future gross profits to be realized from the insurance contracts acquired. VPIF is adjusted to reflect the pro forma impact of unrealized gains and losses on available for sale fixed maturities.

PROPERTY AND EQUIPMENT
Property and equipment primarily represent leasehold improvements, office furniture, certain other equipment, and capitalized computer software and are not considered to be significant to the Companies' overall operations. Property and equipment are reported at cost less allowances for depreciation. Depreciation

RS Rollover Choice-121271              102

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

expense is computed primarily on the basis of the straight-line method over the estimated useful lives of the assets.

GOODWILL
Goodwill was established as a result of the merger and is being amortized over 40 years on a straight-line basis.

FUTURE POLICY BENEFITS
Future policy benefits for divisions of the variable products with fixed interest guarantees are established utilizing the retrospective deposit accounting method. Policy reserves represent the premiums received plus accumulated interest, less mortality and administration charges. Interest credited to these policies ranged from 3.00% to 14.00% during 2000, 3.00% to 11.00% during 1999, and 3.00% to 10.00% during 1998. The unearned revenue reserve represents unearned distribution fees. These distribution fees have been deferred and are amortized over the life of the contracts in proportion to expected gross profits.

SEPARATE ACCOUNTS
Assets and liabilities of the separate accounts reported in the accompanying Balance Sheets represent funds separately administered principally for variable contracts. Contractholders, rather than the Companies, bear the investment risk for the variable insurance products. At the direction of the contractholders, the separate accounts invest the premiums from the sale of variable insurance products in shares of specified mutual funds. The assets and liabilities of the separate accounts are clearly identified and segregated from other assets and liabilities of the Companies. The portion of the separate account assets equal to the reserves and other liabilities of variable contracts cannot be charged with liabilities arising out of any other business the Companies may conduct.

Variable separate account assets are carried at fair value of the underlying investments and generally represent contractholder investment values maintained in the accounts. Variable separate account liabilities represent account balances for the variable contracts invested in the separate accounts; the fair value of these liabilities is equal to their carrying amount. Net investment income and realized and unrealized capital gains and losses related to separate account assets are not reflected in the accompanying Statements of Operations.

Product charges recorded by the Companies from variable insurance products consist of charges applicable to each contract for mortality and expense risk, cost of insurance, contract administration, and surrender charges. In addition, some variable annuity and all variable life contracts provide for a distribution fee collected for a limited number of years after each premium deposit. Revenue recognition of collected distribution fees is amortized over the life of the contract in proportion to its expected gross profits. The balance of unrecognized revenue related to the distribution fees is reported as an unearned revenue reserve.

DEFERRED INCOME TAXES
Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred tax assets or liabilities are adjusted to reflect the pro forma impact of unrealized gains and losses on equity securities and fixed maturities the Companies have designated as available for sale under SFAS No. 115. Changes in deferred tax assets or liabilities resulting from this SFAS No. 115 adjustment are charged or credited directly to stockholder's equity. Deferred income tax expenses or credits reflected in the Companies' Statements of Operations are based on the changes in the deferred tax asset or liability from period to period (excluding the SFAS No. 115 adjustment).

RS Rollover Choice-121271              103

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DIVIDEND RESTRICTIONS
Golden American's ability to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 2001, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities. Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing.

SEGMENT REPORTING
The Companies manage their business as one segment, the sale of variable insurance products designed to meet customer needs for tax-advantaged saving for retirement and protection from death. Variable insurance products are sold to consumers and corporations throughout the United States.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions affecting the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Management is required to utilize historical experience and assumptions about future events and circumstances in order to develop estimates of material reported amounts and disclosures. Included among the material (or potentially material) reported amounts and disclosures that require extensive use of estimates and assumptions are: (1) estimates of fair values of investments in securities and other financial instruments, as well as fair values of policyholder liabilities, (2) policyholder liabilities, (3) deferred policy acquisition costs and value of purchased insurance in force, (4) fair values of assets and liabilities recorded as a result of merger, (5) asset valuation allowances, (6) guaranty fund assessment accruals, (7) deferred tax benefits (liabilities), and (8) estimates for commitments and contingencies including legal matters, if a liability is anticipated and can be reasonably estimated. Estimates and assumptions regarding all of the preceding items are inherently subject to change and are reassessed periodically. Changes in estimates and assumptions could materially impact the financial statements.

PENDING ACCOUNTING STANDARDS: DERIVATIVE FINANCIAL INSTRUMENTS
During 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), Accounting for Derivative Financial Instruments and Hedging Activities. SFAS 133 requires that all derivative instruments, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet and measured at its fair value. The change in a derivative's fair value is generally to be recognized in current period earnings.

If certain conditions are met, a derivative may be specifically designated as a hedge of an exposure to changes in fair value, variability of cash flows, or certain foreign currency exposures. When designated as a hedge, the fair value should be recognized currently in earnings or other comprehensive income, depending on whether such designation is considered a fair value or as a cash flow hedge. With respect to fair value hedges, the fair value of the derivative, as well as changes in the fair value of the hedged item, are reported in earnings. For cash flow hedges, changes in the derivatives fair value are reported in other comprehensive income and subsequently reclassified into earnings when the hedged item affects earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Companies

RS Rollover Choice-121271              104

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

adopted SFAS 133 on January 1, 2000. The cumulative effect of the accounting change upon adoption was not material.

RECLASSIFICATIONS
Certain amounts in the 1999 and 1998 financial statements have been reclassified to conform to the 2000 financial statement presentation.

2.   BASIS OF FINANCIAL REPORTING

The financial statements of the Companies differ from related statutory-basis financial statements principally as follows: (1) acquisition costs of acquiring new business are deferred and amortized over the life of the policies rather than charged to operations as incurred; (2) an asset representing the present value of future cash flows from insurance contracts acquired was established as a result of the merger/acquisition and is amortized and charged to expense; (3) future policy benefit reserves for divisions with fixed interest guarantees of the variable insurance products are based on full account values, rather than the greater of cash surrender value or amounts derived from discounting methodologies utilizing statutory interest rates; (4) reserves are reported before reduction for reserve credits related to reinsurance ceded and a receivable is established, net of an allowance for uncollectible amounts, for these credits rather than presented net of these credits; (5) fixed maturity investments are designated as "available for sale" and valued at fair value with unrealized appreciation/depreciation, net of adjustments to value of purchased insurance in force, deferred policy acquisition costs, and deferred income taxes (if applicable), credited/charged directly to stockholder's equity rather than valued at amortized cost; (6) the carrying value of fixed maturities is reduced to fair value by a charge to realized losses in the Statements of Operations when declines in carrying value are judged to be other than temporary, rather than through the establishment of a formula-determined statutory investment reserve (carried as a liability), changes in which are charged directly to surplus; (7) deferred income taxes are provided for the difference between the financial statement and income tax bases of assets and liabilities; (8) net realized gains or losses attributed to changes in the level of interest rates in the market are recognized when the sale is completed rather than deferred and amortized over the remaining life of the fixed maturity security; (9) a liability is established for anticipated guaranty fund assessments, net of related anticipated premium tax credits, rather than capitalized when assessed and amortized in accordance with procedures permitted by insurance regulatory authorities; (10) revenues for variable insurance products consist of policy charges applicable to each contract for the cost of insurance, policy administration charges, amortization of policy initiation fees, and surrender charges assessed rather than premiums received; (11) the financial statements of Golden American's wholly owned subsidiary are consolidated rather than recorded at the equity in net assets; (12) surplus notes are reported as liabilities rather than as surplus; and (13) assets and liabilities are restated to fair values when a change in ownership occurs, with provisions for goodwill and other intangible assets, rather than continuing to be presented at historical cost.

The net loss for Golden American as determined in accordance with statutory accounting practices was $71,134,000 in 2000, $85,578,000 in 1999, $68,002,000
in 1998. Total statutory capital and surplus was $406,923,000 and $368,928,000 at December 31, 2000 and 1999, respectively.

The National Association of Insurance Commissioners has revised the Accounting Practices and Procedures Manual, the guidance that defines statutory accounting principles. The revised manual will be effective January 1, 2001, and has been adopted, at least in part, by the States of Delaware and New York, which are the states of domicile for Golden American and First Golden, respectively. The revised manual will result in changes to the accounting practices that the Companies use to prepare their statutory-basis financial statements. Management believes the impact of these changes to the Companies' statutory-basis capital and surplus as of January 1, 2001 will not be significant.

RS Rollover Choice-121271              105

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

3.   INVESTMENT OPERATIONS

INVESTMENT RESULTS
Major categories of net investment income are summarized below:

Year Ended December 31                      2000           1999          1998
                                          --------       --------      --------
                                                  (Dollars in thousands)
Fixed maturities ......................   $ 55,302       $ 50,352      $ 35,224
Equity securities .....................        248            515            --
Mortgage loans on real estate .........      7,832          7,074         6,616
Policy loans ..........................        516            485           619
Short-term investments ................      2,253          2,583         1,311
Other, net ............................        543            388           246
                                          --------       --------      --------
Gross investment income ...............     66,694         61,397        44,016
Less investment expenses ..............     (2,554)        (2,228)       (1,531)
                                          --------       --------      --------
Net investment income .................   $ 64,140       $ 59,169      $ 42,485
                                          ========       ========      ========

Realized losses on investments follows:

Year Ended December 31                      2000           1999          1998
                                          --------       --------      --------
                                                  (Dollars in thousands)
Fixed maturities, available for sale ..   $ (6,289)      $ (2,910)     $ (1,428)
Equity securities .....................       (213)            --            --
Mortgage loans on real estate .........        (52)           (13)          (63)
                                          --------       --------      --------
Realized losses on investments ........   $ (6,554)      $ (2,923)     $ (1,491)
                                          ========       ========      ========

The change in unrealized appreciation (depreciation) of securities at fair value follows:

Year Ended December 31                      2000           1999          1998
                                          --------       --------      --------
                                                  (Dollars in thousands)
Fixed maturities, available for sale ..   $ 16,558       $(24,944)     $  1,100
Equity securities .....................     (4,198)         5,301        (2,390)
                                          --------       --------      --------
Unrealized appreciation (depreciation)
   of securities ......................   $ 12,360       $(19,643)     $ (1,290)
                                          ========       ========      ========

RS Rollover Choice-121271              106

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

3.   INVESTMENT OPERATIONS (continued)

At December 31, 2000 and December 31, 1999, amortized cost, gross unrealized gains and losses, and estimated fair values of fixed maturities, all of which are designated as available for sale, follows:

                                                 Gross      Gross     Estimated
                                  Amortized   Unrealized  Unrealized    Fair
                                     Cost        Gains      Losses      Value
                                   --------    --------    --------    --------
                                              (Dollars in thousands)
December 31, 2000
-----------------
U.S. government and governmental
   agencies and authorities ....   $ 18,607    $    580    $    (16)   $ 19,171
Public utilities ...............     54,132         294      (1,600)     52,826
Corporate securities ...........    355,890       1,318      (8,006)    349,202
Other assets-backed securities .    223,787       2,166      (1,831)    224,122
Mortgage-backed securities .....    146,335       1,465        (543)    147,257
                                   --------    --------    --------    --------
Total ..........................   $798,751    $  5,823    $(11,996)   $792,578
                                   ========    ========    ========    ========

December 31, 1999
-----------------
U.S. government and governmental
   agencies and authorities ....   $ 21,363          --    $   (260)   $ 21,103
Public utilities ...............     53,754    $     25      (2,464)     51,315
Corporate securities ...........    396,494          53     (12,275)    384,272
Other assets-backed securities .    207,044         850      (4,317)    203,577
Mortgage-backed securities .....    179,397          39      (4,382)    175,054
                                   --------    --------    --------    --------
Total ..........................   $858,052    $    967    $(23,698)   $835,321
                                   ========    ========    ========    ========

Short-term investments with maturities of 30 days or less have been excluded from the above schedules. Amortized cost approximates fair value for these securities. At December 31, 2000, net unrealized investment loss on fixed maturities designated as available for sale totaled $6,173,000. Depreciation of $1,447,000 was included in stockholder's equity at December 31, 2000 (net of adjustments of $801,000 to VPIF, $3,146,000 to DPAC, and $779,000 to deferred income taxes). At December 31, 1999, net unrealized investment loss on fixed maturities designated as available for sale totaled $22,731,000. Depreciation of $6,955,000 was included in stockholder's equity at December 31, 1999 (net of adjustments of $1,785,000 to VPIF, $10,246,000 to DPAC, and $3,745,000 to
deferred income taxes).

At December 31, 2000, net unrealized depreciation on equity securities was comprised entirely of gross depreciation of $1,820,000. At December 31, 1999, net unrealized appreciation on equity securities was comprised entirely of gross appreciation of $2,378,000.

Amortized cost and estimated fair value of fixed maturities designated as available for sale, by contractual maturity, at December 31, 2000 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

RS Rollover Choice-121271              107

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

3.   INVESTMENT OPERATIONS (continued)
                                                      Amortized       Estimated
December 31, 2000                                       Cost          Fair Value
-----------------                                     ---------       ----------
                                                        (Dollars in thousands)
Due within one year .........................         $ 51,001         $ 50,836
Due after one year through five years .......          323,753          317,862
Due after five years through ten years ......           45,812           44,891
Due after ten years .........................            8,063            7,610
                                                      --------         --------
                                                       428,629          421,199
Other asset-backed securities ...............          223,787          224,122
Mortgage-backed securities ..................          146,335          147,257
                                                      --------         --------
Total .......................................         $798,751         $792,578
                                                      ========         ========

An analysis of sales, maturities, and principal repayments of the Companies' fixed maturities portfolio follows:

                                                              Gross       Gross        Proceeds
                                              Amortized     Realized     Realized        From
                                                 Cost         Gains       Losses         Sale
                                               --------     --------     --------      --------
                                                            (Dollars in thousands)
For the year ended December 31, 2000:
Scheduled principal repayments, calls, and
   tenders ...............................     $ 91,158     $    122     $     (1)     $ 91,279
Sales ....................................      120,125          285       (6,553)      113,857
                                               --------     --------     --------      --------
Total ....................................     $211,283     $    407     $ (6,554)     $205,136
                                               ========     ========     ========      ========

For the year ended December 31, 1999:
Scheduled principal repayments, calls, and
   tenders ...............................     $141,346     $    216         (174)     $141,388
Sales ....................................       80,472          141     $ (1,454)       79,159
                                               --------     --------     --------      --------
Total ....................................     $221,818     $    357     $ (1,628)     $220,547
                                               ========     ========     ========      ========

For the year ended December 31, 1998:
Scheduled principal repayments, calls, and
   tenders ...............................     $102,504     $     60     $     (3)     $102,561
Sales ....................................       43,204          518       (1,030)       42,692
                                               --------     --------     --------      --------
Total ....................................     $145,708     $    578     $ (1,033)     $145,253
                                               ========     ========     ========      ========

RS Rollover Choice-121271              108

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

3.   INVESTMENT OPERATIONS (continued)

Investment Valuation Analysis: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when an impairment in value appears to be other than temporary.

During the second quarter of 2000, Golden American determined that the carrying value of an impaired bond exceeded its estimated net realizable value. As a result, on June 30, 2000, Golden American recognized a total pre-tax loss of approximately $142,000 to reduce the carrying value of the bond to its net realizable value of $315,000 at December 31, 2000.

During the fourth quarter of 1998, Golden American determined that the carrying value of two bonds exceeded their estimated net realizable value. As a result, at December 31, 1998, Golden American recognized a total pre-tax loss of $973,000 to reduce the carrying value of the bonds to their combined net realizable value of $2,919,000. During the second quarter of 1999, further information was received regarding these bonds and Golden American determined that the carrying value of the two bonds exceeded their estimated net realizable value. As a result, at June 30, 1999, Golden American recognized a total pre-tax loss of $1,639,000 to further reduce the carrying value of the bonds to their combined net realizable value of $1,137,000. During the year 2000, these bonds had no further reduction in carrying value.

Investments on Deposit: At December 31, 2000 and 1999, affidavits of deposits covering bonds with a par value of $6,870,000 and $6,470,000, respectively, were on deposit with regulatory authorities pursuant to certain statutory requirements.

Investment Diversifications: The Companies' investment policies related to the investment portfolio require diversification by asset type, company, and industry and set limits on the amount which can be invested in an individual issuer. Such policies are at least as restrictive as those set forth by regulatory authorities. The following percentages relate to holdings at December 31, 2000 and December 31, 1999. Fixed maturities included investments in basic industrials (29% in 2000, 29% in 1999), conventional mortgage-backed securities (20% in 2000, 22% in 1999), financial companies (14% in 2000, 16% in 1999), and other asset-backed securities (20% in 2000, 19% in 1999). Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as California (15% in 2000, 12% in 1999) and Utah (9% in 2000, 10% in
1999). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at December 31, 2000 and 1999. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (29% in 2000, 34% in 1999), industrial buildings (35% in 2000, 33% in 1999), retail facilities (18% in 2000, 19% in 1999), and multi-family apartments (10% in 2000, 10% in 1999). Equity securities are not significant to the Companies' overall investment portfolio.

No investment in any person or its affiliates (other than bonds issued by agencies of the United States government) exceeded ten percent of stockholder's equity at December 31, 2000.

4.   COMPREHENSIVE INCOME

Comprehensive income includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. Total comprehensive income (loss) for the Companies includes $606,000 for the year ended December 31, 2000 for First Golden and $(452,000) and $1,015,000 for the years ended December 31, 1999 and 1998, respectively. Other comprehensive income excludes net investment gains (losses) included in net income, which merely represent transfers from unrealized to realized gains and losses. These amounts total $(2,670,000), $(1,468,000) and $(2,133,000) in the years ended December 31, 2000, 1999 and 1998, respectively. Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments to VPIF and DPAC totaling $(4,742,000), $(1,441,000) and $705,000 in the years ended December 31, 2000, 1999 and 1998, respectively.

RS Rollover Choice-121271              109

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

5.   FAIR VALUES OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of estimated fair value of all financial instruments, including both assets and liabilities recognized and not recognized in a company's balance sheet, unless specifically exempted. SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," requires additional disclosures about derivative financial instruments. Most of the Companies' investments, investment contracts, and debt fall within the standards' definition of a financial instrument. Fair values for the Companies' insurance contracts other than investment contracts are not required to be disclosed. In cases where quoted market prices are not available, estimated fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accounting, actuarial, and regulatory bodies are continuing to study the methodologies to be used in developing fair value information, particularly as it relates to such things as liabilities for insurance contracts. Accordingly, care should be exercised in deriving conclusions about the Companies' business or financial condition based on the information presented herein.

The Companies closely monitor the composition and yield of invested assets, the duration and interest credited on insurance liabilities, and resulting interest spreads and timing of cash flows. These amounts are taken into consideration in the Companies' overall management of interest rate risk, which attempts to minimize exposure to changing interest rates through the matching of investment cash flows with amounts expected to be due under insurance contracts. These assumptions may not result in values consistent with those obtained through an actuarial appraisal of the Companies' business or values that might arise in a negotiated transaction.

The following compares carrying values as shown for financial reporting purposes with estimated fair values:

December 31                                           2000                      1999
                                             -----------------------   -----------------------
                                                           Estimated                Estimated
                                              Carrying       Fair       Carrying      Fair
                                                Value        Value        Value       Value
                                             ----------   ----------   ----------   ----------
                                                           (Dollars in thousands)
ASSETS
   Fixed maturities, available for sale ..   $  792,578   $  792,578   $  835,321   $  835,321
   Equity securities .....................        6,791        6,791       17,330       17,330
   Mortgage loans on real estate .........       99,916      100,502      100,087       95,524
   Policy loans ..........................       13,323       13,323       14,157       14,157
   Short-term investments ................      106,775      106,775       80,191       80,191
   Cash and cash equivalents .............       63,207       63,207       14,380       14,380
   Separate account assets ...............    9,831,489    9,831,489    7,562,717    7,562,717

LIABILITIES
   Annuity products ......................    1,047,932      962,810    1,017,105      953,546
   Surplus notes .........................      245,000      204,455      245,000      226,100
   Revolving note payable ................           --           --        1,400        1,400
   Separate account liabilities ..........    9,831,489    9,831,489    7,562,717    7,562,717

RS Rollover Choice-121271              110

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

5.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

The following methods and assumptions were used by the Companies in estimating fair values.

Fixed maturities: Estimated fair values of conventional mortgage-backed securities not actively traded in a liquid market and publicly traded securities are estimated using a third party pricing process. This pricing process uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities.

Equity securities: Estimated fair values of equity securities, which consist of the Companies' investment in the portfolios underlying its separate accounts, are based upon the quoted fair value of individual securities comprising the individual portfolios. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable returns and quality.

Mortgage loans on real estate: Fair values are estimated by discounting expected cash flows, using interest rates currently offered for similar loans.

Policy loans: Carrying values approximate the estimated fair value for policy loans.

Short-term investments and cash and cash equivalents: Carrying values reported in the Companies' historical cost basis balance sheet approximate estimated fair value for these instruments due to their short-term nature.

Separate account assets: Separate account assets are reported at the quoted fair values of the individual securities in the separate accounts.

Annuity products: Estimated fair values of the Companies' liabilities for future policy benefits for the divisions of the variable annuity products with fixed interest guarantees and for supplemental contracts without life contingencies are stated at cash surrender value, the cost the Companies would incur to extinguish the liability.

Surplus notes: Estimated fair value of the Companies' surplus notes were based upon discounted future cash flows using a discount rate approximating the current market value.

Revolving note payable: Carrying value reported in the Companies' historical cost basis balance sheet approximates estimated fair value for this instrument, as the agreement carries a variable interest rate provision.

Separate account liabilities: Separate account liabilities are reported at full account value in the Companies' historical cost balance sheet. Estimated fair values of separate account liabilities are equal to their carrying amount.

6.   VALUE OF PURCHASED IN FORCE

As a result of the merger, a portion of the purchase price was allocated to the right to receive future cash flows from existing insurance contracts. This allocated cost represents VPIF, which reflects the value of those purchased policies calculated by discounting actuarially determined expected future cash flows at the discount rate determined by the purchaser. Interest was accrued at a rate of 7.32% during 2000 (7.33% during 1999, and 7.29% during 1998).

RS Rollover Choice-121271              111

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

6.   VALUE OF PURCHASED IN FORCE (continued)

A reconciliation of the change in the VPIF asset follows:

Year Ended December 31                           2000        1999        1998
                                               --------    --------    --------
                                                     (Dollars in thousands)
Beginning balance .........................    $ 31,727    $ 35,977    $ 43,174
   Accretion of interest ..................       2,016       2,372       2,802
   Amortization of asset ..................      (6,817)     (8,610)     (7,526)
   Adjustment for unrealized gains (losses)        (984)      1,988        (203)
   Purchase price adjustment to opening
      balance sheet .......................          --          --      (2,270)
                                               --------    --------    --------
Ending balance ............................    $ 25,942    $ 31,727    $ 35,977
                                               ========    ========    ========

Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 2000, is $3.9 million in 2001, $3.6 million in 2002, $3.0 million in 2003, $2.4 million in 2004, and $1.9 million in 2005. Actual amortization may vary based upon changes in assumptions and experience.

7.   INCOME TAXES

Golden American files a consolidated federal income tax return. Under the Internal Revenue Code, a newly acquired insurance company cannot file as part of the Parent's consolidated tax return for 5 years.

At December 31, 2000, the Companies have net operating loss ("NOL") carryforwards for federal income tax purposes of approximately $189,656,000. Approximately $5,094,000, $3,354,000, $50,449,000, $94,078,000 and $36,681,000
of these NOL carryforwards are available to offset future taxable income of the Companies through the years 2011, 2012, 2018, 2019 and 2020, respectively.

INCOME TAX EXPENSE (BENEFIT)
Income tax expense (benefit) included in the consolidated financial statements follows:

Year Ended December 31                           2000        1999        1998
                                               --------    --------    --------
                                                    (Dollars in thousands)
Current ...................................    $    (46)   $     --    $     --
Deferred ..................................      13,728       8,523       5,279
                                               --------    --------    --------
                                               $ 13,682    $  8,523    $  5,279
                                               ========    ========    ========

RS Rollover Choice-121271              112

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

7.   INCOME TAXES (continued)

The effective tax rate on income before income taxes is different from the prevailing federal income tax rate. A reconciliation of this difference follows:

Year Ended December 31                           2000        1999        1998
                                               --------    --------    --------
                                                    (Dollars in thousands)

Income before income taxes ................    $ 32,862    $ 19,737    $ 10,353
                                               ========    ========    ========
Income tax at federal statutory rate ......    $ 11,502    $  6,908    $  3,624
Tax effect of:
    Goodwill amortization .................       1,322       1,322       1,322
    Meals and entertainment ...............         292         199         157
    Other items ...........................         566          94         176
                                               --------    --------    --------
Income tax expense ........................    $ 13,682    $  8,523    $  5,279
                                               ========    ========    ========

DEFERRED INCOME TAXES
The tax effect of temporary differences giving rise to the Companies' deferred income tax assets and liabilities at December 31, 2000 and 1999 follows:

December 31                                                                2000         1999
                                                                        ---------    ---------
                                                                        (Dollars in thousands)
Deferred tax assets:
   Net unrealized depreciation of securities at fair value ..........   $     637    $      --
   Net unrealized depreciation of available for sale fixed maturities         779        3,745
   Future policy benefits ...........................................     163,691      133,494
   Goodwill .........................................................      15,111       16,323
   Net operating loss carryforwards .................................      66,380       56,630
   Other ............................................................       1,333        1,333
                                                                        ---------    ---------
                                                                          247,931    $ 211,525
Deferred tax liabilities:
   Net unrealized appreciation of securities at fair value ..........          --         (832)
   Fixed maturity securities ........................................     (17,774)     (17,774)
   Deferred policy acquisition costs ................................    (184,743)    (154,706)
   Mortgage loans on real estate ....................................        (715)        (715)
   Value of purchased insurance in force ............................      (8,512)     (10,462)
   Other ............................................................     (25,724)      (1,348)
                                                                        ---------    ---------
                                                                         (237,468)    (185,837)
                                                                        ---------    ---------
Valuation allowance .................................................      (1,416)      (3,745)
                                                                        ---------    ---------
Deferred income tax asset ...........................................   $   9,047    $  21,943
                                                                        =========    =========

At December 31, 2000, the Company reported, for financial statement purposes, unrealized losses on certain investments, which have not been recognized for tax purposes. Since it is uncertain as to whether these capital losses, if ever realized, could be utilized to offset capital gains, a valuation allowance has been established for the tax effect of the financial statement losses.

RS Rollover Choice-121271              113

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

8.   RETIREMENT PLANS AND EMPLOYEE STOCK COMPENSATION

DEFINED BENEFIT PLANS
In 2000, 1999 and 1998, the Companies were allocated their share of the pension liability associated with their employees. The Companies' employees are covered by the employee retirement plan of an affiliate, Equitable Life. Further, Equitable Life sponsors a defined contribution plan that is qualified under Internal Revenue Code Section 401(k).

The following tables summarize the benefit obligations and the funded status for pension benefits over the two-year period ended December 31, 2000:

                                                            2000         1999
                                                           -------      -------
                                                          (Dollars in thousands)
Change in benefit obligation:
   Benefit obligation at January 1 ...............         $ 4,221      $ 4,454
   Service cost ..................................           1,569        1,500
   Interest cost .................................             554          323
   Actuarial (gain) loss .........................           1,562       (2,056)
                                                           -------      -------
   Benefit obligation at December 31 .............         $ 7,906      $ 4,221
                                                           =======      =======

Funded status:
   Funded status at December 31 ..................         $(7,906)     $(4,221)
   Unrecognized past service cost ................             141           --
   Unrecognized net loss .........................           1,627          210
                                                           -------      -------
   Net amount recognized .........................         $(6,138)     $(4,011)
                                                           =======      =======

The Companies' plan assets were held by Equitable Life, an affiliate. During 1998, the Equitable Life Employee Pension Plan began investing in an undivided interest of the ING-NA Master Trust (the "Master Trust"). Boston Safe Deposit and Trust Company holds the Master Trust's investment assets.

The weighted-average assumptions used in the measurement of the Companies' benefit obligation follows:

December 31                                                  2000         1999
                                                            ------       ------
Discount rate ....................................           7.75%        8.00%
Expected return on plan assets ...................           9.25         9.25
Rate of compensation increase ....................           5.00         5.00

The following table provides the net periodic benefit cost for the fiscal years 2000, 1999, and 1998:

Year Ended December 31                              2000       1999       1998
                                                   ------     ------     ------
                                                      (Dollars in thousands)
Service cost ...............................       $1,569     $1,500     $1,138
Interest cost ..............................          554        323         97
                                                   ------     ------     ------
Net periodic benefit cost ..................       $2,123     $1,823     $1,235
                                                   ======     ======     ======

RS Rollover Choice-121271              114

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

8.   RETIREMENT PLANS AND EMPLOYEE STOCK COMPENSATION (continued)

There were no gains or losses resulting from curtailments or settlements during 2000, 1999, or 1998.

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $7,906,000, $4,701,000, and $0, respectively, as of December 31, 2000 and $4,221,000, $2,488,000, and $0, respectively, as of December 31,
1999.

PHANTOM STOCK OPTION PLAN
The Phantom Stock Option Plan (the "Phantom Plan"), which covers certain key employees, is similar to a standard stock option plan; however, the phantom share option entitles the holder to a cash benefit in Dutch Guilders linked to the rise in value of ING ordinary shares on the Amsterdam Stock Exchange. The plan participants are entitled to any appreciation in the value of ING ordinary shares over the Phantom Plan option price (strike price) of 53.85 Euros for options issued on July 1, 1999, 140.40 Dutch Guilders for options issued on May 26, 1998, and 85.10 Dutch Guilders for options issued on May 23, 1997, not the ordinary shares themselves.

Options are granted at fair value on the date of grant. Options in the Phantom Plan are subject to forfeiture to ING should the individuals terminate their relationship with ING before the three-year initial retention period has elapsed. All options expire five years from the date of grant.

On July 1, 1999, ING issued 34,750 options to employees of Golden American related to this plan at a strike price of 53.85 Euros.

On May 26, 1998, ING issued 42,400 options related to this plan at a strike price of 140.40 Dutch Guilders. Since the strike price at December 31, 1998 was higher than the ING share price, there was no compensation expense related to these options in 1998.

On May 23, 1997, ING issued 3,500 options related to this plan at a strike price of 85.10 Dutch Guilders. Since the strike price was lower than the ING share price at December 31, 1998, Golden American incurred $46,000 of compensation expense related to these options during 1998.

No expense was recognized in 1999 related to the above options. As of December 31, 1999, 58,250 options remain outstanding.

During 2000, the Phantom Plan liability was transferred to ING. As of December 31, 2000, the Companies held no liabilities under the Phantom Plan. There were no expenses incurred related to this plan during the year ended December 31, 2000.

9.   RELATED PARTY TRANSACTIONS

Operating Agreements: Directed Services, Inc. ("DSI"), an affiliate, acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to distribute the Companies' variable insurance products and appoint representatives of the broker/dealers as agents. For the years ended December 31, 2000, 1999 and 1998, the Companies paid commissions to DSI totaling $208,883,000, $181,536,000, and $117,470,000, respectively.

Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the years ended December 31, 2000, 1999 and 1998, the fee was $21,296,000, $10,136,000, and $4,771,000,
respectively.

RS Rollover Choice-121271              115

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

9.   RELATED PARTY TRANSACTIONS (continued)

Effective January 1, 1998, the Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services. Under the agreement, the Companies record a fee based on the value of the assets under management. The fee is payable quarterly. For the years ended December 31, 2000, 1999 and 1998, the Companies incurred fees of $2,521,000, $2,227,000 and $1,504,000, respectively, under this agreement.

Golden American has a guaranty agreement with Equitable Life Insurance Company of Iowa ("Equitable Life"), an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2000, Golden American incurred a fee of $7,000 under this agreement. No annual fee was paid in 1999.

Golden American provides certain advisory, computer, and other resources and services to Equitable Life. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $6,193,000, $6,107,000 and $5,833,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement, the Companies incurred expenses of $1,270,000, $1,251,000 and $1,058,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

First Golden provided resources and services to DSI. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $223,000, $387,000, and $75,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $455,000 and $244,000 for the years ended December 31, 2000 and 1999, respectively.

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $593,000 and $460,000 for the years ended December 31, 2000 and 1999, respectively.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $261,000 and $216,000 for the years ended December 31, 2000 and 1999, respectively.

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $115,000 and $103,000 for the years ended December 31, 2000 and 1999, respectively.

RS Rollover Choice-121271              116

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

9.   RELATED PARTY TRANSACTIONS (continued)

In 2000, 1999, and 1998, the Companies received 11.3%, 10.0%, and 9.6% of total premiums, net of reinsurance, for variable products sold through eight affiliates as noted in the following table:

Year Ended December 31                            2000        1999        1998
                                                -------     -------     -------
                                                    (Dollars in thousands)
LSSI .......................................    $ 127.0     $ 168.5     $ 122.9
Vestax Securities Corporation ..............       47.2        88.1        44.9
DSI ........................................        1.4         2.5        13.6
Multi-Financial Securities Corporation .....       38.6        44.1        13.4
IFG Network Securities, Inc. ...............       23.1        25.8         3.7
Washington Square ..........................       44.6          --          --
Primevest ..................................        6.2          --          --
Compulife ..................................        2.7          --          --
                                                -------     -------     -------
Total ......................................    $ 290.8     $ 329.0     $ 198.5
                                                =======     =======     =======

Modified Coinsurance Agreement: On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued on or after January 1, 2000, excluding those with an interest rate guarantee. The financial statements are presented net of the effects of the agreement.

Under this agreement, Golden American received a net reimbursement of expenses and charges of $218.8 million. This was offset by a decrease in deferred acquisition costs of $223.7 million. As at December 31, 2000, Golden American also had a payable to Equitable Life of $16.3 million due to the overpayment by Equitable Life of the cash settlement for the modified coinsurance agreement.

Reinsurance Agreement Covering Minimum Guaranteed Benefits: On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued on or after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $10,500,000 related to this agreement. Under this agreement, Golden American recorded a reinsurance recoverable of $14.6 million at December 31, 2000.

Reciprocal Loan Agreement: Golden American maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain the approval from the Department of Insurance of the State of Delaware. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of $481,000, $815,000 and $1,765,000 for the years ended December 31, 2000, 1999 and 1998, respectively. At December 31, 2000, 1999 and 1998, Golden American did not have any borrowings or receivables from ING AIH under this agreement.

RS Rollover Choice-121271              117

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

9.   RELATED PARTY TRANSACTIONS (continued)

Line of credit: Golden American maintained a line of credit agreement with Equitable to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective December 1, 1996 and expired December 31, 1997, Golden American could borrow up to $25,000,000. Interest on any borrowings was charged at the rate of Equitable's monthly average aggregate cost of short-term funds plus 1.00%. Under this agreement, Golden American incurred interest expense of $211,000 for the year ended December 31, 1998. The outstanding balance was paid by a capital contribution and with funds borrowed from ING AIH.

Surplus Notes: On December 30, 1999, Golden American issued an 8.179% surplus note in the amount of $50,000,000 to Equitable Life. The note matures on December 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $4,112,000 for the year ended December 31, 2000. Golden American incurred no interest expense during the year ended December 31, 1999.

On December 8, 1999, Golden American issued a 7.979% surplus note in the amount of $35,000,000 to First Columbine Life Insurance Company ("First Columbine"), an affiliate. The note matures on December 7, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $2,961,000 and $0 for the years ended December 31, 2000 and 1999, respectively.

On September 30, 1999, Golden American issued a 7.75% surplus note in the amount of $75,000,000 to ING AIH. The note matures on September 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $5,813,000 in 2000 and $1,469,000 in 1999. On December 30, 1999, ING AIH assigned the note to Equitable Life.

On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $4,350,000 in 2000 and 1999. Golden American incurred no interest in 1998.

On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable. The note matures on December 17, 2026. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred interest totaling $2,063,000 in 2000, unchanged from 1999 and 1998. On December 17, 1996, Golden American contributed the $25,000,000 to First Golden acquiring 200,000 shares of common stock (100% of outstanding stock).

RS Rollover Choice-121271              118

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

9.   RELATED PARTY TRANSACTIONS (continued)

Stockholder's Equity: During 2000, 1999 and 1998, Golden American received capital contributions from its Parent of $80,000,000, $121,000,000 and $122,500,000, respectively. As at December 31, 2000, Golden American also had a receivable of $35,000,000 from capital contributions made by its Parent.

10.  COMMITMENTS AND CONTINGENCIES

Reinsurance: At December 31, 2000, the Companies had reinsurance treaties with six unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the mortality risks and guaranteed death and living benefits under its variable contracts. Golden American remains liable to the extent reinsurers do not meet their obligations under the reinsurance agreements. Reinsurance ceded in force for life mortality risks were $105,334,000, and $119,575,000 at December 31, 2000 and 1999, respectively. At
December 31, 2000 and 1999, the Companies have a net receivable of $33,973,000 and $14,834,000, respectively, for reserve credits, reinsurance claims, or other receivables from these reinsurers comprised of $16,462,000 and $493,000, respectively, for claims recoverable from reinsurers, $4,007,000 and $1,201,000, respectively, for a payable for reinsurance premiums, and $21,518,000 and $15,542,000, respectively, for a receivable from an unaffiliated reinsurer. Included in the accompanying financial statements, excluding the modified coinsurance agreements, are net considerations to reinsurers of $21,655,000, $9,883,000 and $4,797,000 and net policy benefits recoveries of $8,927,000, $3,059,000 and $2,170,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued on or after January 1, 2000, excluding those with an interest rate guarantee. At December 31, 2000, Golden American had received a total settlement of $218.8 million under this agreement. The carrying value of the separate account liabilities covered under this agreement represent 17.6% of total separate account liabilities outstanding at December 31, 2000. Golden American remains liable to the extent Equitable Life does not meet its obligations under the agreement. The accompanying statement of operations, statement of changes in stockholder's equity and statement of cash flows are presented net of the effects of the agreement.

On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and guaranteed living benefits of variable annuities issued on or after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $10,500,000 related to this agreement.

On December 29, 2000, First Golden entered into a reinsurance treaty with London Life Reinsurance Company of Pennsylvania, an unaffiliated reinsurer, covering the minimum guaranteed death benefits of First Golden's variable annuities issued on or after January 1, 2000.

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty which increased income by $736,000, $1,729,000, $1,022,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

Guaranty Fund Assessments: Assessments are levied on the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially recovered through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for

RS Rollover Choice-121271              119

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

10.  COMMITMENTS AND CONTINGENCIES (continued)

premium tax offset. The Companies have established an undiscounted reserve to cover such assessments, review information regarding known failures, and revise estimates of future guaranty fund assessments. Accordingly, the Companies accrued and charged to expense an additional $3,000, $3,000 and $1,123,000 for the years ended December 31, 2000, 1999 and 1998, respectively. At December 31, 2000 and 1999, the Companies have an undiscounted reserve of $2,430,000, and $2,444,000, respectively, to cover estimated future assessments (net of related anticipated premium tax credits) and have established an asset totaling $733,000, and $618,000, respectively, for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments based upon previous premiums and known insolvencies at this time.

Litigation: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Companies currently believe no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Companies.

Vulnerability from Concentrations: The Companies have various concentrations in the investment portfolio (see Note 3 for further information). The Companies' asset growth, net investment income, and cash flow are primarily generated from the sale of variable insurance products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns, which may result in higher lapse experience than assumed, could cause a severe impact to the Companies' financial condition. A broker/dealer, having at least ten percent of total net premiums, generated 11% of the Companies' sales in 2000 (28% and 26% by two broker/dealers during 1999 and 1998, respectively). Two broker dealers, having at least ten percent of total gross premiums, generated 21% of the Companies' sales in 2000 (30% and 27% by two broker/dealers during 1999 and 1998, respectively). The Premium Plus product generated 71% of the Companies' sales during 2000 (79% during 1999 and 63% during 1998).

Leases: The Companies lease their home office space, certain other equipment, and capitalized computer software under operating leases which expire through 2020. During the years ended December 31, 2000, 1999 and 1998, rent expense totaled $2,874,000, $2,273,000, and $1,241,000, respectively. At December 31,
2000, minimum rental payments due under all non-cancelable operating leases with initial terms of one year or more are: 2001 - $3,790,000; 2002 - $3,257,000;
2003 - $2,611,000; 2004 - $2,419,000; 2005 - $2,419,000, and 2006 and thereafter
- $38,700,000.

Revolving Note Payable: To enhance short-term liquidity, the Companies established a revolving note payable with SunTrust Bank, Atlanta (the "Bank") which expires July 30, 2001. The note was approved by the Boards of Directors of Golden American and First Golden on August 5, 1998 and September 29, 1998, respectively. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The note accrues interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.225% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the years ended December 31, 2000, 1999 and 1998, the Companies incurred interest expense of $87,000, $198,000 and $352,000, respectively. At December 31, 2000, there were no amounts outstanding under this agreement. At December 31, 1999, the Companies had a $1,400,000 note payable to the Bank under this agreement.

RS Rollover Choice-121271              120

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--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------



TABLE OF CONTENTS

       ITEM                                                         PAGE
       Introduction................................................    1
       Description of Golden American Life Insurance Company.......    1
       Safekeeping of Assets.......................................    1
       The Administrator...........................................    1
       Independent Auditors........................................    1
       Distribution of Contracts...................................    1
       Performance Information.....................................    2
       IRA Partial Withdrawal Option...............................    9
       Other Information...........................................    9
       Financial Statements of Separate Account B..................   10






PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. ADDRESS THE FORM TO OUR CUSTOMER SERVICE CENTER; THE ADDRESS IS SHOWN ON THE PROSPECTUS COVER.

-  -  -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT B.

Please Print or Type:

                           --------------------------------------------------
                           NAME

                           --------------------------------------------------
                           SOCIAL SECURITY NUMBER

                           --------------------------------------------------
                           STREET ADDRESS

                           --------------------------------------------------
                           CITY, STATE, ZIP

RS Rollover Choice-121271                                            12/31/2001
-  -  -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

RS Rollover Choice-121271              122

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                                   APPENDIX A
--------------------------------------------------------------------------------


                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1:  FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

      Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made. CALCULATE THE MARKET VALUE ADJUSTMENT

1.   The contract value of the Fixed Interest Allocation on the date of surrender is
                                     3
          $124,230 ($100,000 x 1.075  )

2.   N = 2,555 ( 365 x 7 )

                                                        2,555/365
3.   Market Value Adjustment = $124,230 x [(1.07/1.0850)         -1] = $11,535

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $112,695 ($124,230 - $11,535 ).



EXAMPLE #2:  FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

      Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made. CALCULATE THE MARKET VALUE ADJUSTMENT

1.   The contract value of the Fixed Interest Allocation on the date of surrender is
                                     3
          $124,230 ($100,000 x 1.075  )

2.   N = 2,555 ( 365 x 7 )

                                                        2,555/365
3.   Market Value Adjustment = $124,230 x [(1.07/1.0650)         -1] = $4,141

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $128,371 ($124,230 + $4,141 ).



EXAMPLE #3:  WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

      Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a withdrawal of $112,695 is requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

RS Rollover Choice-121271               A1

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1. The contract value of the Fixed Interest Allocation on the date of withdrawal is
                                      3
          $248,459 ( $200,000 x 1.075  )

2.   N = 2,555 ( 365 x 7 )

3.   Amount that must be withdrawn =
                                                         2,555/365
                              [ $112,695 / (1.07/1.0850)          ] = $124,230

     Then calculate the Market Value Adjustment on that amount.

4.   Market Value Adjustment =
                                                       2,555/365
                              $124,230 x [(1.07/1.0850)          -1] = $11,535

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $112,695, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $112,695, and also reduced by the Market Value Adjustment of $11,535, for a total reduction in the Fixed Interest Allocation of $124,230.

EXAMPLE #4:  WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

      Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate of 7%; that a withdrawal of $128,371 requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.


1.   The contract value of Fixed Interest Allocation on the date of surrender is
                                     3
          $248,459 ( $200,000 x 1.075  )

2.   N = 2,555 ( 365 x 7 )

3.   Amount that must be withdrawn =
                                                         2,555/365
                                 [$128,371 /(1.07/1.0650)         ] = $124,230

     Then calculate the Market Value Adjustment on that amount.

                                                        2,555/365
4.   Market Value Adjustment = $124,230 x [(1.07/1.0650)          -1] = $4,141

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,371, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,371, but increased by the Market Value Adjustment of $4,141, for a total reduction in the Fixed Interest Allocation of $124,230.

RS Rollover Choice-121271               A2

--------------------------------------------------------------------------------
                                   APPENDIX B
--------------------------------------------------------------------------------


                 SURRENDER CHARGE FOR EXCESS WITHDRAWALS EXAMPLE

The following assumes you made an initial premium payment of $10,000 and additional premium payments of $10,000 in each of the second and third contract years, for total premium payments under the Contract of $30,000. It also assumes a withdrawal at the end of the third contract year of 30% of the contract value of $35,000, that Option Package I was selected and that the applicable minimum required distribution ("MRD") is $2,000.

In this example, $3,500 (10% of contract value) is the maximum free withdrawal amount that you may withdraw without a surrender charge. The total withdrawal would be $10,500 ($35,000 x .30). Therefore, $7,000 (10,500 - 3,500) is
considered an excess withdrawal of a part of the initial premium payment of $10,000 and would be subject to a 4% surrender charge of $280 ($7,000x .04).

If the MRD had been $4,000, instead of $2,000, the amount subject to the 4% surrender charge would be $6,500 ($10,500 - $4,000) and a surrender charge of $260 ($6,500 x .04) would apply. This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

RS Rollover Choice-121271               B1

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                                   APPENDIX C
--------------------------------------------------------------------------------


           WITHDRAWAL ADJUSTMENT FOR 5% ROLL-UP DEATH BENEFIT EXAMPLES

(NEEDS TO BE REVISED)
EXAMPLE #1:  THE CONTRACT VALUE (AV) IS LOWER THAN THE DEATH BENEFIT

      Assume a premium payment of $100,000, AV at the time of withdrawal of $80,000 and a 5% Roll-Up minimum guarantee death benefit ("MGDB") at the time of withdrawal of $120,000. A total withdrawal of $20,000 is made.

Calculate the Effect of the Withdrawal

               Pro rata Withdrawal Adjustment to MGDB = $30,000 ($120,000 * ($20,000 / $80,000))

               MGDB after Pro rata Withdrawal = $90,000 ($120,000 - $30,000)

               AV after Pro rata Withdrawal = $60,000 ($80,000 - $20,000)

EXAMPLE #2:  THE CONTRACT VALUE (AV) IS GREATER THAN THE DEATH BENEFIT

      Assume a premium payment of $100,000, AV at the time of withdrawal of $160,000 and a 5% Roll-Up minimum guarantee death benefit ("MGDB") at the time of withdrawal of $120,000. A total withdrawal of $20,000 is made.

Calculate the Effect of the Withdrawal

               Pro rata Withdrawal Adjustment to MGDB = $15,000 ($120,000 * ($20,000 / $160,000))

               MGDB after Pro rata Withdrawal = $105,000 ($120,000 - $15,000)

               AV after Pro rata Withdrawal = $140,000 ($160,000 - $20,000)

RS Rollover Choice-121271               C1

EXAMPLE #3:  THE CONTRACT VALUE (AV) IS EQUAL TO THE DEATH BENEFIT

      Assume a premium payment of $100,000, AV at the time of withdrawal of $120,000 and a 5% Roll-Up minimum guarantee death benefit ("MGDB") at the time of withdrawal of $120,000. A total withdrawal of $27,000 is made.

Calculate the Effect of the Withdrawal

               Pro rata Withdrawal Adjustment to MGDB = $20,000 ($120,000 * ($20,000 / $120,000))

               MGDB after Pro rata Withdrawal = $100,000 ($120,000 - $20,000)

               AV after Pro rata Withdrawal = $100,000 ($120,000 - $20,000)

RS Rollover Choice-121271               C2

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--------------------------------------------------------------------------------
                                   APPENDIX D
--------------------------------------------------------------------------------


                   PROJECTED SCHEDULE OF GET FUND OFFERINGS


                            OFFERING DATES               GUARANTEE DATES

         GET Q.........   12/13/01 - 03/14/02          03/15/02 - 03/16/07

         GET R.........   03/15/02 - 06/13/02          06/14/02 - 06/15/07


RS Rollover Choice-121271               D1

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                             ING VARIABLE ANNUITIES

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
            Golden American Life Insurance Company is a stock company
                             domiciled in Delaware.
--------------------------------------------------------------------------------
PRO.WCIRA-01
RS Rollover Choice-121271                                             12/31/2001
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                               ING VARIABLE ANNUITIES                          |
                      GOLDEN AMERICAN LIFE INSURANCE COMPANY                   |
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              Golden American Life Insurance Company is a stock company        |
                                domiciled in Delaware.                         |
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121271  ING Rollover Choice/SM/                                     12/31/2001 |
PRO.WCIRA-01                                                                   |